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TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on August 4, 2006

Registration No. 333-133990

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective
Amendment No. 1
to
Form S-4

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

LEVEL 3 FINANCING, INC.
(Exact name of registrant as specified in its charter)

Delaware	1221, 4813, 7372	47-0735805
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial	(I.R.S. Employer Identification No.) Classification Code Number)
LEVEL 3 COMMUNICATIONS, INC. (Exact name of registrant as specified in its charter)
Delaware	1221, 4813, 7372	47-0210602
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1025 Eldorado Boulevard, Broomfield, Colorado 80021
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Thomas C. Stortz, Esq.
Executive Vice President and Chief Legal Officer
1025 Eldorado Boulevard
Broomfield, Colorado 80021
(720) 888-1000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with a copy to:
John S. D'Alimonte
David K. Boston
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
(212) 728-8000

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this Registration Statement becomes effective.

        If any of the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated August 4, 2006

Prospectus

Level 3 Financing, Inc.

Offer to Exchange

$150,000,000 principal amount of our Floating Rate Senior Notes due 2011
$550,000,000 principal amount of our 12.25% Senior Notes due 2013

        This is an offer to exchange new Floating Rate Senior Notes due 2011 (the "New Floating Rate Notes") for the Issuer's currently outstanding Floating Rate Senior Notes due 2011 (the "Floating Rate Notes"). The Issuer is also offering to exchange new 12.25% Senior Notes due 2013 (the "New 2013 Notes") for the Issuer's currently outstanding 12.25% Senior Notes due 2013 (the "2013 Notes"). The New Floating Rate Notes and the New 2013 Notes are collectively referred to as the "new notes" and the Floating Rate Notes and the 2013 Notes are collectively referred as the "original notes."

Terms of Exchange Offer

  •
  The exchange offer expires at 5:00 p.m., New York City time, on September 6, 2006, unless it is extended.

  •
  There is no established trading market for the new notes, and Level 3 does not intend to apply for listing of the new notes on any securities exchange.

        See "Risk Factors" beginning on page 16 for a discussion of matters that participants in the exchange offer should consider.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2006

        This prospectus incorporates important business and financial information about the Issuer and Level 3 Communications, Inc. that is not included in or delivered with this prospectus. Level 3 will provide this information to you at no charge upon written or oral request directed to: Senior Vice President, Investor Relations, Level 3 Communications, Inc., 1025 Eldorado Blvd., Broomfield, CO 80021, 720-888-2500. In order to ensure timely delivery of the information, any request should be made by August 30, 2006.

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for original notes where such new notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuer and Level 3 Communications, Inc. have agreed that, starting on the date hereof (the "Expiration Date") and ending on the close of business on the day that is 180 days following the Expiration Date, they will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

        Neither Level 3 Financing, Inc. nor Level 3 Communications, Inc. has authorized any person to give you any information or to make any representations about the exchange offer other than those contained in this prospectus. If you are given any information or representations that are not discussed in this prospectus, you must not rely on that information or those representations. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates. In addition, this prospectus is not an offer to sell or the solicitation of an offer to buy those securities in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make an offer or solicitation. The delivery of this prospectus and any exchange made under this prospectus do not, under any circumstances, mean that there has not been any change in the affairs of Level 3 Financing, Inc. or Level 3 Communications, Inc. since the date of this prospectus or that information contained in this prospectus is correct as of any time subsequent to its date.

i

Table of Contents

SUMMARY
RATIO OF EARNINGS TO FIXED CHARGES
RISK FACTORS
USE OF PROCEEDS
SELECTED FINANCIAL DATA OF LEVEL 3 COMMUNICATIONS, INC.
CAPITALIZATION
THE EXCHANGE OFFER
DESCRIPTION OF CERTAIN INDEBTEDNESS
DESCRIPTION OF NOTES
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE

ii

Cautionary Factors That May Affect Future Results
(Cautionary Statements Under the Private Securities Litigation Reform Act of 1995)

        This prospectus contains or incorporates by reference forward looking statements and information that are based on the beliefs of management as well as assumptions made by and information currently available to Level 3 Communications, Inc. and its subsidiaries (together, "Level 3" or the "Company" unless it is clear from the context or expressly stated that the reference to "Level 3" or the "Company" is only to Parent or the Issuer). When used in this prospectus, the words "anticipate", "believe", "plan", estimate" and "expect" and similar expressions, as they relate to Level 3 or its management, are intended to identify forward looking statements. Such statements reflect the current views of Level 3 with respect to future events and are subject to certain risks, uncertainties and assumptions.

        Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this document. These forward looking statements include, among others, statements concerning:

  •
  the communications and information services business of Level 3, its advantages and Level 3's strategy for continuing to pursue its business;

  •
  anticipated development and launch of new services in Level 3's business;

  •
  anticipated dates on which Level 3 will begin providing certain services or reach specific milestones in the development and implementation of its business strategy;

  •
  growth and recovery of the communications and information services industry;

  •
  expectations as to Level 3's future revenue, margins, expenses and capital requirements; and

  •
  other statements of expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

        You should be aware that these forward looking statements are subject to risks and uncertainties, including financial, regulatory, environmental, industry growth and trend projections, that could cause actual events or results to differ materially from those expressed or implied by the statements. The most important factors that could prevent Level 3 from achieving its stated goals include, but are not limited to, Level 3's failure to:

  •
  increase the volume of traffic on Level 3's network;

  •
  develop new products and services that meet customer demands and generate acceptable margins;

  •
  successfully complete commercial testing of new technology and information systems to support new products and services, including voice transmission services;

  •
  stabilize or reduce the rate of price compression on certain Level 3's communication services;

  •
  integrate strategic acquisitions, including the recently completed acquisitions of WilTel Communications, Progress Telecom, LLC, ICG Communications, Inc., TelCove, Inc. and Looking Glass Networks Holding Co., Inc.;

  •
  attract and retain qualified management and other personnel;

  •
  meet all of the terms and conditions of Level 3's debt obligations;

  •
  overcome Software Spectrum's reliance on financial incentives, volume discounts and marketing funds from software publishers; and

  •
  reduce downward pressure on Software Spectrum's margins as a result of the use of volume licensing and maintenance agreements.

Other factors are described under "Risk Factors" and in our filings with the Securities and Exchange Commission that are incorporated by reference in this prospectus.

iii

SUMMARY

        This summary highlights information contained elsewhere or incorporated by reference in this prospectus and does not contain all the information you should consider before tendering original notes in the exchange offer. You should carefully read the entire prospectus, including the documents incorporated in it by reference. This prospectus and the letter of transmittal that accompanies it collectively constitute the exchange offer.

        In this prospectus, (i) Level 3 Financing, Inc., the issuer of the notes and a direct, wholly owned subsidiary of Level 3 Communications, Inc., is referred to as the "Issuer," (ii) Level 3 Communications, Inc., the parent company of the Issuer, is referred to as "Parent" and (iii) Parent and its subsidiaries are collectively referred to as "Level 3" or the "Company" unless it is clear from the context or expressly stated that the reference to "Level 3" or the "Company" is only to Parent or the Issuer.

The Issuer

        The new notes will be issued by Level 3 Financing, Inc., a direct, wholly owned subsidiary of Parent, in exchange for the original notes. The Issuer was formerly known as (i)Structure, Inc. and was originally incorporated in Delaware in 1990 under the name PKS Information Services, Inc. The Issuer is a holding company that holds, directly or indirectly, all of the outstanding capital stock of Parent's other subsidiaries.

Level 3

        Level 3 Communications, Inc., through its operating subsidiaries, engages primarily in the communications and information services businesses.

        Level 3 is a facilities based provider (that is, a provider that owns or leases a substantial portion of the plant, property and equipment necessary to provide its services) of a broad range of integrated communications services. Level 3 has created, generally by constructing its own assets, but also through a combination of purchasing and leasing other companies and facilities, its communications network. Level 3's network is an advanced, international, facilities based communications network. Level 3 designed its network to provide communications services, which employ and take advantage of rapidly improving underlying optical and Internet Protocol technologies.

        In connection with its belief that communications services are direct substitutes for existing modes of information distribution, and for other strategic and tactical reasons, during 2002, Level 3 entered the businesses of direct marketing of computer software and computer software license management. Today, this business is conducted by its subsidiary Software Spectrum.

        Business Strategy.    Level 3 is seeking to capitalize on the opportunities presented by significant and rapid advancements in optical and Internet Protocol technologies. Key elements of its strategy include:

  •
  Offer a Comprehensive Range of Communications Services to Bandwidth Intensive Users. Level 3 provides a comprehensive range of communications services designed to meet the needs of the top global bandwidth customers, that is, customers that are of higher credit quality and have existing demand for the services that Level 3 sells.

  •
  Target Top Global Bandwidth Customers. Level 3's primary communications services distribution strategy is to utilize a direct sales force focused on high bandwidth usage businesses.

  •
  Provide Low Cost Backbone Services Through An Upgradeable Backbone Network. Level 3's intercity and metropolitan networks have been designed to provide high quality communications services at a lower cost.

  •
  Pursue Acquisition Opportunities. Level 3 from time to time evaluates possible acquisition opportunities, primarily opportunities in the communications industry.

  •
  Develop Advanced Operational Processes and Business Support Systems. Level 3 has developed and continues to develop substantial and scalable operational processes and business support systems specifically designed to enable it to offer services efficiently to its targeted customers.

  •
  Attract and Motivate High Quality Employees. Level 3 has developed programs designed to attract and retain employees with the technical and business skills necessary for its business.

        With the acquisitions of Progress Telecom, LLC, or Progress Telecom, ICG Communications, Inc., or ICG Communications, TelCove, Inc., or TelCove, and Looking Glass Networks Holding Co., Inc. or Looking Glass, we have embarked on a strategy to further expand our current presence in regional and metropolitan markets. The strategy will allow us to terminate more of our intercity and local traffic over our owned metro facilities rather than paying third parties to terminate such traffic. We offer a broad range of communications services in our metropolitan markets with a particular emphasis on bandwidth intensive enterprises and service providers. The expansion into new metro markets should also provide additional opportunities to sell services on our national and international networks.

Recent Developments

Software Spectrum Disposition

        On July 20, 2006, Level 3 signed a definitive agreement to sell its wholly owned subsidiary, Software Spectrum, to Insight Enterprises, Inc., a leading provider of information technology products and services. Software Spectrum is a leading reseller of business software and mobility solutions to large-and medium-sized organizations. Under the terms of the agreement, Level 3 will receive total consideration of $287 million payable in cash at closing. The purchase price is subject to customary working capital and certain other post-closing adjustments. The sale is subject to regulatory approval as well as certain other customary closing conditions, and is expected to close in the third quarter of 2006.

TelCove Acquisition

        On July 24, 2006, Level 3 completed the acquisition of TelCove, a privately held Pennsylvania-based telecommunications company. TelCove is a leading facilities-based provider of metropolitan and regional communications services including transport, Internet access and voice services. TelCove's network has over 22,000 local and long haul route miles serving 70 markets across the eastern United States, with approximately 4,000 buildings that are located on its network.

        Level 3 paid consideration consisting of approximately 149.9 million shares of Level 3 common stock and $445,820,000 in cash to the stockholders and warrantholders of TelCove. In addition, Level 3 repaid approximately $132,000,000 of TelCove's debt. Upon the closing of the transaction, TelCove security holders are able to sell immediately, without any limitation, the shares of Level 3 common stock issued to them in the transaction.

ICG Communications Acquisition

        On May 31, 2006, Level 3 acquired all of the issued and outstanding capital stock of ICG Communications, a privately held Colorado-based telecommunications company, from MCCC ICG Holdings, LLC, or MCCC, for an aggregate consideration consisting of 25,975,088 shares of Level 3 common stock and approximately $45 million in cash, subject to adjustments based on working capital and other matters. The cash consideration at closing was increased from the previously disclosed amount of $36 million to reflect an improvement in ICG Communications' working capital. The transaction does not include ICG Communications' investments in New Global Telecom or Mpower Holding Corporation.

        ICG Communications primarily provides transport, IP and voice services to wireline and wireless carriers, Internet service providers and enterprise customers. ICG Communications' network has over

2,000 metro and regional fiber miles in Colorado and Ohio and includes approximately 500 points of presence. ICG Communications serves more than 1,600 customers.

        Concurrently with the closing of the acquisition, Level 3 entered into a registration rights agreement with respect to the 25,975,088 shares of Level 3 common stock issued to MCCC in the transaction. Pursuant to the registration rights agreement, Level 3 filed a resale registration statement covering the shares of Level 3 common stock issued to MCCC in the transaction. The registration statement became effective automatically upon filing, allowing MCCC to sell the shares it received, subject only to certain transfer restrictions that limit the number of shares MCCC can sell on any given day.

Looking Glass Acquisition

        On August 2, 2006, Level 3 completed the acquisition of Looking Glass, a privately held Illinois-based telecommunications company.

        Looking Glass provides data transport services including SONET/SDH, Wavelength and Ethernet as well as dark fiber and carrier-neutral collocation. Looking Glass' network includes approximately 2,000 route miles serving 14 major metro markets, with lit fiber connectivity to approximately 215 buildings. Looking Glass also has dark fiber connectivity to approximately 250 additional buildings.

        The aggregate consideration paid by Level 3 consisted of approximately $8.7 million in cash and approximately 21.3 million unregistered shares of Level 3 common stock. In addition, at the closing, Level 3 repaid approximately $67 million of Looking Glass' liabilities.

        Concurrently with the closing of the acquisition, Level 3 entered into a registration rights agreement with respect to the shares of Level 3 common stock issued to the securityholders of Looking Glass in the transaction. Pursuant to the registration rights agreement, Level 3 will be required to file a registration statement covering the shares of Level 3 common stock issued to the securityholders of Looking Glass in the transaction within five business days following the consummation of the transaction. The registration statement will be effective automatically upon filing, allowing the securityholders of Looking Glass then to sell the shares they receive without any limitation.

Amendment and Restatement of Credit Facility

        On June 27, 2006, the Issuer amended and restated its existing $730 million senior secured credit facility to, among other things, reduce the interest rate payable under the agreement, modify the pre-payment provisions and make other specified changes. Level 3's continuing guarantee of that debt will constitute senior debt.

Public Offering of Common Stock and 3.5% Convertible Senior Notes due 2012

        On June 13, 2006, Level 3 consummated underwritten public offerings of (i) 125,000,000 shares of Level 3 common stock and (ii) $335,000,000 aggregate principal amount of its 3.5% Convertible Senior Notes due 2012, which includes $35,000,000 aggregate principal amount of such notes purchased by the underwriters to cover overallotments. The notes are convertible by holders into shares of Level 3 common stock at an initial conversion price of $5.46 per share, subject to adjustment upon certain events, at any time before the close of business on June 15, 2012. If an event treated as a change in control occurs, holders can elect to have Level 3 purchase the notes at a purchase price of 100% of the principal amount, plus accrued and unpaid interest. If a holder elects to convert its notes in connection with certain changes in control, Level 3 will pay a make whole premium by increasing the number of shares deliverable upon conversion of the notes. The notes will be subject to redemption at the option of Level 3, in whole or in part, at any time or from time to time, on or after June 15, 2010 at the redemption prices set forth below (expressed as a percentage of principal amount), plus accrued and unpaid interest thereon (if any) to the redemption date. The redemption price for the notes, if redeemed during the twelve months beginning (i) June 15, 2010 is 101.17% and (ii) June 15, 2011 is 100.58%.

Redemption of 9 1/8% Senior Notes due 2008 and 10 1/2% Senior Discount Notes due 2008

        On July 13, 2006, Level 3 redeemed all of its outstanding 9 1/8% Senior Notes due 2008 and 10 1/2% Senior Discount Notes due 2008. The 9 1/8% Senior Notes due 2008 were redeemed at a redemption price equal to 100% of the principal amount of those notes plus accrued and unpaid interest to but not including the redemption date. The aggregate principal amount of 9 1/8% Senior Notes due 2008 redeemed was $398,407,000. The 10 1/2% Senior Discount Notes due 2008 were redeemed at a redemption price equal to 101.75% of the principal amount at maturity of those notes plus accrued and unpaid interest to but not including the redemption date. The aggregate principal amount at maturity of 10 1/2% Senior Discount Notes due 2008 redeemed was $62,091,000.

Current Organizational Structure of the Issuer and Parent

        The following organizational chart shows a simplified structure of Level 3 and only depicts certain of the Issuer's subsidiaries. For a discussion of the Floating Rate Proceeds Note, the 2013 Proceeds Note, the 10.75% Proceeds Note and the Parent Intercompany Note, see "Risk Factors—Risks Relating to an Investment in the Notes—Although the notes will initially benefit from some structural seniority to Parent's indebtedness, existing and future intercompany indebtedness and other actions could limit or eliminate this seniority."

(1)
The Parent Intercompany Note is subordinated to the 10.75% Proceeds Note, the Floating Rate Proceeds Note and the 2013 Proceeds Note. Each of the 10.75% Proceeds Note, the Floating Rate Proceeds Note and the 2013 Proceeds Note is subordinated to the Loan Proceeds Note. See "Description of Notes—Subordination of Existing Intercompany Obligations."

(2)
The senior secured term loan is guaranteed by Parent, Level 3 Communications, LLC and certain other subsidiaries of the Issuer.

(3)
The 10.75% Senior Notes due 2011 are guaranteed by Level 3 Communications, Inc. and Level 3 Communications, LLC. Level 3 Communications, LLC's guarantee of the 10.75% Notes due 2011 is subordinated to Level 3 Communications, LLC's guarantee of the senior secured term loan.

(4)
The notes are guaranteed by Level 3 Communications, Inc. In addition, each of Level 3 Communications, Inc. and Level 3 Financing, Inc. has agreed to endeavor in good faith using commercially reasonable efforts to cause Level 3 Communications, LLC to obtain all material governmental authorizations and consents required in order for it to guarantee the notes at the earliest practicable date and to enter into a guarantee of the notes promptly thereafter. Any such guarantee will be subordinated to Level 3 Communications, LLC's guarantee of the senior secured term loan and pari passu with Level 3 Communications, LLC's guarantee of the 10.75% Notes due 2011. See "Description of Notes—Note Guarantees."

(5)
Each of the Parent Intercompany Note, the Loan Proceeds Note, the 10.75% Proceeds Note, the Floating Rate Proceeds Note and the 2013 Proceeds Note has been pledged as security for the senior secured term loan.

(6)
These other subsidiaries are owned at multiple levels.

        The Issuer's principal executive offices are located at 1025 Eldorado Boulevard, Broomfield, Colorado 80021 and its telephone number is (720) 888-1000.

        Level 3's principal executive offices are located at 1025 Eldorado Boulevard, Broomfield, Colorado 80021 and its telephone number is (720) 888-1000.

The Exchange Offer

        On March 14, 2006, the Issuer privately placed $150,000,000 aggregate principal amount of Floating Rate Notes in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). On March 14, 2006 and April 6, 2006, respectively, the Issuer privately placed $250,000,000 and $300,000,000 aggregate principal amount of 2013 Notes in transactions exempt from registration under the Securities Act. In connection with the private placements, the Issuer and Parent entered into respective registration agreements, dated as of March 14, 2006 and April 6, 2006, with the initial purchasers of the original notes. In the registration agreements, the Issuer and Parent agreed to register under the Securities Act an offer of the Issuer's New Floating Rate Notes and New 2013 Notes. The Issuer and Parent also agreed to deliver this prospectus to the holders of the original notes. In this prospectus the original notes and the new notes are referred to together as the "notes." You should read the discussion under the heading "Description of Notes" for information regarding the notes.

The Exchange Offer	This is an offer to exchange (i) $1,000 in principal amount of New Floating Rate Notes for each $1,000 in principal amount of outstanding Floating Rate Notes, and (ii) $1,000 in principal amount of New 2013 Notes for each $1,000 in principal amount of outstanding 2013 Notes. The new notes are substantially identical to the original notes, except that:
	(1)	the new notes will be freely transferable, other than as described in this prospectus;
	(2)	the new notes will not contain any legend restricting their transfer;
	(3)	holders of the new notes will not be entitled to the rights of the holders of the original notes under the registration agreements; and

(4) the new notes will not contain any provisions regarding the payment of special interest.
The Issuer and Parent believe that you can transfer the new notes without complying with the registration and prospectus delivery provisions of the Securities Act if you:
(1) acquire the new notes in the ordinary course of your business;
(2) are not and do not intend to become engaged in a distribution of the new notes;
(3) are not an affiliate of the Issuer;
(4) are not a broker-dealer that acquired the original notes directly from the Issuer; and
(5) are not a broker-dealer that acquired the original notes as a result of market-making or other trading activities.

If any of these conditions are not satisfied and you transfer any new notes without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act.
Registration Rights
The Issuer and the Guarantor have agreed to use their commercially reasonable efforts to consummate the exchange offer or cause the original notes to be registered under the Securities Act to permit resales. If the Issuer and Parent are not in compliance with their obligations under a registration agreement, then Special Interest (as defined) (in addition to the interest otherwise due on the notes that are the subject of that registration agreement or the new notes) will accrue on such notes or new notes. If the exchange offer is completed on the terms and within the time period contemplated by this prospectus, no Special Interest will be payable on the notes. See "Description of Notes—Registration Rights; Special Interest."
No Minimum Condition	The exchange offer is not conditioned on any minimum aggregate principal amount of original notes being tendered for exchange.
Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on September 6, 2006, unless it is extended.
Exchange Date	Original notes will be accepted for exchange beginning on the first business day following the expiration date, upon surrender of the original notes.
Conditions to the Exchange Offer
The Issuer's obligation to complete the exchange offer is subject to certain conditions. See "The Exchange Offer—Conditions to the Exchange Offer." The Issuer reserves the right to terminate or amend the exchange offer at any time before the expiration date if various specified events occur.

Withdrawal Rights
You may withdraw the tender of your original notes at any time before the expiration date. Any original notes not accepted for any reason will be returned to you without expense as promptly as practicable after the expiration or termination of the exchange offer.
Procedures for Tendering Original Notes	See "The Exchange Offer—How to Tender."
Material United States Federal Income Tax Considerations
The exchange of original notes for new notes by U.S. holders should not be a taxable exchange for U.S. federal income tax purposes, and U.S. holders will not recognize any taxable gain or loss as a result of the exchange. See "Material United States Federal Income Tax Considerations."
Effect on Holders of Original Notes
If the exchange offer is completed on the terms and within the period contemplated by this prospectus, holders of original notes will have no further registration or other rights under the respective registration agreements, except under limited circumstances. Holders of original notes who do not tender their original notes will continue to hold those original notes. All untendered, and tendered but unaccepted, original notes will continue to be subject to the restrictions on transfer provided for in the original notes and the respective indenture under which the original notes have been, and the new notes are being, issued. To the extent that original notes are tendered and accepted in the exchange offer, the trading market, if any, for the original notes could be adversely affected. See "The Exchange Offer—Other."
Use of Proceeds	None of the Issuer, Parent or Level 3 LLC will receive any proceeds from the issuance of the new notes in the exchange offer.
Exchange Agent	The Bank of New York is serving as exchange agent in connection with the exchange offer.

The Notes

        The new notes are substantially identical to the original notes, except for the transfer restrictions and registration rights relating to the original notes. The new notes will evidence the same debt as the original notes, be guaranteed by Parent and Level 3 LLC and be entitled to the benefits of the respective indentures. See "Description of Notes."

Issuer	Level 3 Financing, Inc.
Securities Offered	$150,000,000 aggregate principal of New Floating Rate Notes in exchange for $150,000,000 aggregate principal amount of outstanding Floating Rate Notes.
$550,000,000 aggregate principal amount of New 2013 Notes in exchange for $550,000,000 aggregate principal amount of outstanding 2013 Notes.
Maturity	For the New Floating Rate Notes: March 15, 2011.
For the New 2013 Notes: March 15, 2013.

Interest
Interest on the new notes will accrue from the last interest payment date on which interest was paid on the original notes surrendered in exchange therefor or, if no interest has been paid on such original notes, from the date of original issuance of such original notes.

Interest on the New Floating Rate Notes will accrue at the rate per annum, reset semiannually, equal to LIBOR plus 6.375%. Interest on the New 2013 Notes will accrue at the rate of 12.25% per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest on the notes will be payable semiannually on March 15 and September 15 of each year to the persons who are registered holders of the notes at the close of business on the preceding March 1 or September 1. The first interest payment date for the notes is September 15, 2006.

Interest on the New 2013 Notes is payable in cash semiannually in arrears on March 15 and September 15 of each year, commencing September 15, 2006, to the persons who are registered holders of the notes at the close of business on the preceding March 1 or September 1, as the case may be. Interest will be computed on the basis of a 360 day year comprised of twelve 30 day months.
Note Guarantees
The notes are fully and unconditionally guaranteed on an unsubordinated unsecured basis by the Issuer's parent company, Level 3 Communications, Inc., which is referred to as "Parent" or the "Guarantor." If the Issuer cannot make payments on the notes when they are due, the Guarantor must make them instead.

In addition, as described under "Description of Notes—Note Guarantees", each of Parent and the Issuer has agreed to endeavor in good faith using commercially reasonable efforts to cause Level 3 Communications, LLC, which is referred to as "Level 3 LLC" and is a direct, wholly owned subsidiary of the Issuer, to obtain all material governmental authorizations and consents required in order for it to guarantee the notes at the earliest practicable date and to enter into a guarantee of the notes promptly thereafter. The Issuer's 10.75% Senior Notes due 2011 and senior secured term loan are guaranteed by Level 3 LLC. Level 3 LLC's guarantee of the 10.75% Senior Notes due 2011 is subordinated to Level 3 LLC's guarantee of the senior secured term loan and the Loan Proceeds Note (as defined below) and, so long as the senior secured term loan is outstanding, any guarantee of the notes by Level 3 LLC will be subordinated to Level 3 LLC's guarantee of the senior secured term loan and the Loan Proceeds Note. Any guarantee by Level 3 LLC of the notes will be pari passu to Level 3 LLC's guarantee of the 10.75% Senior Notes due 2011.

Offering Proceeds Notes; Relative Priority of Intercompany Obligations
The Issuer lent the net proceeds received by it from the offering of the Floating Rate Notes and the 2013 Notes, together with cash on hand, to Level 3 LLC in return for intercompany demand notes issued by Level 3 LLC in a principal amount equal to the aggregate principal amount of the Floating Rate Notes and the 2013 Notes, respectively. We refer to such notes as the "Floating Rate Proceeds Note" and the "2013 Proceeds Note," respectively, and collectively as the "Offering Proceeds Notes." Level 3 LLC has previously issued an intercompany demand note to Parent in exchange for loans made by Parent to Level 3 LLC, which note is referred to as the "Parent Intercompany Note" and has previously issued an intercompany demand note to the Issuer in exchange for a loan made by the Issuer to Level 3 LLC in an aggregate principal amount of $500 million, representing the gross proceeds to the Issuer from the issuance of its 10.75% Senior Notes due 2011, which note is referred to as the "10.75% Proceeds Note." As of March 31, 2006, the principal amount outstanding under the Parent Intercompany Note was $14.6 billion and the principal amount outstanding under the 10.75% Proceeds Note was $500 million.

On December 1, 2004, Parent, as guarantor, the Issuer, as borrower, Merrill Lynch Capital Corporation, as administrative agent and collateral agent, and certain lenders entered into a credit agreement pursuant to which the lenders extended a $730 million senior secured term loan to the Issuer. The Issuer lent the proceeds of the term loan to Level 3 LLC in return for an intercompany demand note issued by Level 3 LLC, which note is referred to as the "Loan Proceeds Note." The Issuer's obligations under the term loan are secured by the Parent Intercompany Note, the 10.75% Proceeds Note and the Loan Proceeds Note. The Offering Proceeds Notes were pledged by the Issuer to secure its obligations under the senior secured term loan. The 10.75% Proceeds Note was subordinated to the Loan Proceeds Note pursuant to a subordination agreement by and among the Issuer, Parent and Level 3 LLC. As of March 31, 2006, the principal amount outstanding under the Loan Proceeds Note was $730 million. On June 27, 2006, the Issuer amended and restated the credit facility to, among other things, reduce the interest rate payable under the agreement, modify the pre-payment provisions and make other specified changes. Level 3's continuing guarantee of that debt will constitute senior debt.

The Parent and the Issuer entered into two Parent Intercompany Note subordination agreements, which are collectively referred to as the "Parent Intercompany Note subordination agreements," which subordinate the right of Parent to payment under the Parent Intercompany Note to the right of the Issuer to payment under the Floating Rate Proceeds Note and the 2013 Proceeds Note, respectively, upon the liquidation, dissolution or winding up of Level 3 LLC or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Level 3 LLC or its property. The subordination agreements do not subordinate the Parent Intercompany Note to the notes or any future guarantee of the notes. The Parent Intercompany Note is subordinated on the same terms to the 10.75% Proceeds Note.

The benefit of the subordination of the Parent Intercompany Note to the Floating Rate Proceeds Note and the 2013 Proceeds Note can be limited or eliminated by certain actions. See "Risk Factors—Risks Relating to an Investment in the Notes—Although the notes will initially benefit from some structural seniority to Parent's indebtedness, existing and future intercompany indebtedness and other actions could limit or eliminate this seniority."

In addition, the Issuer and Level 3 LLC entered into two offering proceeds note subordination agreements that subordinate the right of the Issuer to payment under the Floating Rate Proceeds Note and the 2013 Proceeds Note, respectively, to the right of the Issuer (in its capacity as borrower under the senior secured term loan) to payment under the Loan Proceeds Note upon the liquidation, dissolution or winding up of Level 3 LLC or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Level 3 or its property. The 10.75% Proceeds Note is subordinated on the same terms to the Loan Proceeds Note. Accordingly, the right of the Issuer to payment under the Offering Proceeds Notes will be pari passu to the right of the Issuer to payment under the 10.75% Proceeds Note.
Guarantees of Notes and Offering Proceeds Notes
As a condition to incurring specified types of indebtedness described under "Description of Notes—Certain Covenants—Limitation on Consolidated Debt" and "Description of Notes—Certain Covenants—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries," restricted subsidiaries of Parent will be required to guarantee the notes and Level 3 LLC's obligations under the Offering Proceeds Notes and, in certain circumstances, subordinate such indebtedness to such guarantees. In addition, if any restricted subsidiary of Parent guarantees the Issuer's 10.75% Senior Notes due 2011, such restricted subsidiary will be required to guarantee the notes and the senior secured term loan. Any such guarantee of the notes will be subordinated to the guarantee of the senior secured term loan.

Subordination of Guarantees and Offering Proceeds Notes
The Offering Proceeds Notes and guarantees of the notes (other than Parent's guarantee) and of the Offering Proceeds Notes may, at the option of Level 3, be expressly subordinated in any bankruptcy, liquidation or winding up proceeding of Level 3 LLC and each guarantor to the prior payment in full in cash of all obligations of Level 3 LLC and such guarantor in respect of a credit facility incurred by Parent or any of its restricted subsidiaries in accordance with the covenants of the indentures relating to the notes. As described above, in accordance with these provisions, the Offering Proceeds Notes has been subordinated to the Loan Proceeds Note issued in respect of the Issuer's $730 million senior secured term loan. Any guarantee by Level 3 LLC of the notes will be subordinated to Level 3 LLC's guarantee of the senior secured term loan. See "Description of Notes."
Ranking
The notes are unsecured unsubordinated obligations of the Issuer, ranking equal in right of payment with all existing and future unsubordinated indebtedness of the Issuer, and are senior in right of payment to all existing and future indebtedness of the Issuer expressly subordinated in right of payment to the notes. The notes are effectively subordinated to all secured obligations of the Issuer, including the senior secured term loan, to the extent of the value of the collateral securing such obligations. The Issuer conducts substantially all its operations through subsidiaries, and the notes are effectively subordinated to all liabilities (including trade payables) of the Issuer's subsidiaries that do not guarantee the notes. The indentures relating to the notes permit Parent, the Issuer and their subsidiaries to incur substantial amounts of additional debt and other liabilities, some of which may be secured and some of which may be incurred by non guarantor subsidiaries. As of March 31, 2006, on a pro forma basis giving effect to the April 6, 2006 issuance of 2013 Notes, the Issuer (excluding its subsidiaries) had $1.930 billion of indebtedness outstanding, of which $730 million was secured and $1.230 billion (constituting all such indebtedness other than the notes) was guaranteed by Level 3 LLC. As of March 31, 2006, on a pro forma basis giving effect to the April 6, 2006 issuance of 2013 Notes, the Issuer and its subsidiaries in the aggregate had approximately $2.010 billion of indebtedness outstanding (excluding intercompany balances), $809 million of which constituted secured indebtedness and none of which constituted subordinated indebtedness (excluding intercompany balances).

Each guarantee of the notes is a general unsecured obligation of each guarantor, will be effectively subordinated to any existing or future secured indebtedness of such guarantor to the extent of the value of the assets securing such indebtedness, is senior in right of payment to any existing or future indebtedness of such guarantor that is expressly subordinated in right of payment to such guarantor's guarantee of the notes and will rank equal in right of payment with any existing or future unsubordinated indebtedness of such guarantor. The Offering Proceeds Notes and guarantees (other than Parent's guarantee) of the notes and of the Offering Proceeds Notes may, at the option of Level 3, be expressly subordinated in any bankruptcy, liquidation or winding up proceeding of Level 3 LLC and each guarantor to the prior payment in full in cash of all obligations of Level 3 LLC and such guarantor in respect of a credit facility incurred by Parent or any of its restricted subsidiaries in accordance with the covenants of the indenture relating to the notes. See "Description of Notes." As described above, in accordance with these provisions, the Offering Proceeds Notes has been subordinated to the Loan Proceeds Note issued in respect of the Issuer's $730 million senior secured term loan. Any guarantee by Level 3 LLC or any other subsidiary of the notes will be subordinated to Level 3 LLC's guarantee of the senior secured term loan. Any guarantee by Level 3 LLC of the notes will be pari passu to Level 3 LLC's guarantee of the 10.75% Senior Notes due 2011. As of March 31, 2006, on a pro forma basis giving effect to (i) the issuance by Level 3 on June 13, 2006 of $335 million aggregate principal amount of its 3.5% Convertible Senior Notes due 2012, (ii) the redemption by Level 3 on July 13, 2006 of all of its outstanding 9 1/8% Senior Notes due 2008 in an aggregate principal amount of $398,407,000 and (iii) the redemption by Level 3 on July 13, 2006 of all of its outstanding 10 1/2% Senior Discount Notes due 2008 in an aggregate principal amount of $62,091,000, Parent (excluding its subsidiaries) had approximately $4.606 billion of indebtedness outstanding, none of which constituted secured indebtedness and approximately $876 million of which constituted subordinated indebtedness. See "Description of Notes."
Optional Redemption
The Floating Rate Notes are subject to redemption at the option of the Issuer, in whole or in part, at any time or from time to time on or after March 15, 2008 upon not less than 30 nor more than 60 days' prior notice, at the redemption prices set forth herein, plus accrued and unpaid interest thereon (if any) to the redemption date.

The 2013 Notes are subject to redemption at the option of the Issuer, in whole or in part, at any time or from time to time on or after March 15, 2010, upon not less than 30 nor more than 60 days' prior notice, at the redemption prices set forth herein, plus accrued and unpaid interest thereon (if any) to the redemption date.

In addition, at any time or from time to time on or prior to March 15, 2008, the Issuer may redeem up to 35% of the Floating Rate Notes and on or prior to March 15, 2009, the Issuer may redeem up to 35% of the original aggregate principal amount of the 2013 Notes, in each case at a redemption price equal to 100% plus a premium equal to the interest rate per annum on the Floating Rate Notes applicable on the date that notice of redemption is given (in the case of the Floating Rating Notes) and 112.25% (in the case of the 2013 Notes) of the principal amount of the notes so redeemed, plus, in each case, accrued and unpaid interest thereon (if any) to the redemption date, with the net cash proceeds contributed to the Issuer of one or more private placements to persons other than affiliates of Parent or underwritten public offerings of common stock of Parent resulting, in each case, in gross proceeds of at least $100 million in the aggregate; provided that at least 65% of the original aggregate principal amount of the Floating Rate Notes or the 2013 Notes, as the case may be, would remain outstanding immediately after giving effect to such redemption. Any such redemption shall be made within 90 days of such private placement or public offering upon not less than 30 nor more than 60 days' prior notice. See "Description of Notes—Optional Redemption."
Change of Control Triggering Event
Within 30 days of the occurrence of a Change of Control Triggering Event (as defined), the Issuer will be required to make an offer to purchase all outstanding notes at a price in cash equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to the purchase date. See "Description of Notes—Certain Covenants—Change of Control Triggering Event."
Certain Covenants
The indentures relating to the notes contain certain covenants, including, among others, covenants with respect to the following matters: (i) limitation on consolidated debt; (ii) limitation on debt of the Issuer and Issuer restricted subsidiaries; (iii) limitation on restricted payments; (iv) limitation on dividend and other payment restrictions affecting restricted subsidiaries; (v) limitation on liens; (vi) limitation on sale and leaseback transactions; (vii) limitation on asset dispositions; (viii) limitation on issuance and sales of capital stock of restricted subsidiaries; (ix) transactions with affiliates; (x) reports; (xi) limitation on designations of unrestricted subsidiaries; and (xii) in the case of Parent, the Issuer, future guarantors of the notes and guarantors of the Offering Proceeds Notes, limitations on mergers, consolidations and sales of all or substantially all of the assets of such entities. All of the covenants are subject to a number of important qualifications and exceptions. See "Description of Notes."

Covenant Suspension
During any period of time that (i) the ratings assigned to either the Floating Rate Notes or the 2013 Notes by both of Moody's Investors Service, Inc. and Standard & Poor's Ratings Service are equal to or higher than Baa3 (or the equivalent) and BBB- (or the equivalent), respectively, and (ii) no default or event of default has occurred and is continuing under the indenture relating to the applicable series of notes, the Issuer, Parent and their respective restricted subsidiaries will not be subject to most of the covenants discussed above. In the event that the Issuer, Parent and their respective restricted subsidiaries are not subject to such covenants for any period of time as a result of the preceding sentence and, on any subsequent date, one or both of such rating agencies withdraws its ratings or downgrades the ratings assigned to the Floating Rate Notes or the 2013 Notes, as the case may be, below the level set forth above or a default or event of default occurs and is continuing under the indenture relating to the applicable series of notes, then the Issuer, Parent and their respective restricted subsidiaries will thereafter again be subject to such covenants.
Absence of a Public Market for the Notes
The new notes are new issues of securities for which there is currently no established trading market. There can be no assurance as to the development or liquidity of any market for any of the new notes. The Issuer does not intend to apply for listing of any of the new notes on any securities exchange or for quotation through any annotated quotation system. See "Risk Factors—Risks Relating to an Investment in the Notes—There is no public market for the notes, so you may be unable to sell the notes."
Risk Factors
Before tendering original notes, holders should carefully consider all of the information set forth and incorporated by reference in this prospectus and, in particular, should evaluate the specific risk factors set forth under "Risk Factors," beginning on page 16.

RATIO OF EARNINGS TO FIXED CHARGES

        The ratio of earnings to fixed charges for each of the periods indicated was as follows:

	Three Months Ended March 31,		Fiscal Year Ended December 31,
	2006	2005	2005	2004	2003	2002	2001
Ratio of earnings to fixed charges:	—	—	—	—	—	—	—

        For this ratio, earnings consist of earnings (loss) before income taxes, minority interest and discontinued operations, plus fixed charges (excluding capitalized interest but including amortization of capitalized interest). Fixed charges consist of interest expensed and capitalized, plus the portion of rent expense under operating leases deemed by Level 3 to be representative of the interest factor. Level 3 had deficiencies of earnings to cover fixed charges of approximately $151 million and $60 million for the three months ended March 31, 2006 and 2005, respectively. Level 3 had deficiencies of earnings to cover fixed charges of $611 million for the fiscal year ended December 31, 2005, $384 million for the fiscal year ended December 31, 2004, $689 million for the fiscal year ended December 31, 2003, $918 million for the fiscal year ended December 31, 2002 and $4,356 million for the fiscal year ended December 31, 2001.

RISK FACTORS

        Before tendering original notes, prospective participants in the exchange offer should consider carefully the following risks. The new notes, like the original notes, entail the following risks:

Risks Relating to Level 3's Business

Communications

Level 3 needs to continue to increase the volume of traffic on its network or its network will not generate profits

        Level 3 must continue to increase the volume of Internet, data, voice and video transmission on Level 3's network in order to realize the anticipated cash flow, operating efficiencies and cost benefits of the Level 3 Network. If Level 3 does not maintain its relationship with current customers and develop new large-volume customers, Level 3 may not be able to substantially increase traffic on the Level 3 Network, which would adversely affect Level 3's ability to become profitable.

Level 3's VoIP services have only been sold for a limited period and there is no guarantee that these services will gain broad market acceptance

        Although Level 3 has sold Softswitch based services since the late 1990's, Level 3 has been selling its Voice-over-IP (or VoIP) services for a limited period of time. As a result, there are many difficulties that Level 3 may encounter, including regulatory hurdles and other problems that Level 3 may not anticipate. To date, Level 3 has not generated significant revenue from the sale of its VoIP services, and there is no guarantee that Level 3 will be successful in generating significant VoIP revenues.

The success of Level 3's subscriber based VoIP services is dependent on the growth and public acceptance of VoIP telephony

        The success of Level 3's subscriber based VoIP services is dependent upon future demand for VoIP telephony services. In order for the IP telephony market to continue to grow, several things need to occur. Telephone and cable service providers must continue to invest in the deployment of high speed broadband networks to residential and commercial customers. VoIP networks must continue to improve quality of service for real-time communications, managing effects such as packet jitter, packet loss, and unreliable bandwidth, so that toll-quality service can be provided. VoIP telephony equipment and services must achieve a similar level of reliability that users of the public switched telephone network have come to expect from their telephone service, including emergency calling features and capabilities. VoIP telephony service providers must offer cost and feature benefits to their customers that are sufficient to cause the customers to switch away from traditional telephony service providers. If any or all of these factors fail to occur, Level 3's VoIP services business may not grow.

The prices that Level 3 charges for its communications services have been decreasing, and Level 3 expects that they will continue to decrease over time and Level 3 may be unable to compensate for this lost revenue

        Level 3 expects to continue to experience decreasing prices for its communications services:

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  as Level 3 and its competitors increase transmission capacity on existing and new networks;

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  as a result of its current agreements with customers which often contain volume based pricing or other contractually agreed upon decreases in prices during the term of the agreement;

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  through technological advances or otherwise; and

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  as volume based pricing becomes more prevalent.

        Accordingly, Level 3's historical revenue is not indicative of future revenue based on comparable traffic volumes. As the prices for its communications services decrease for whatever reason, if Level 3 is unable to offer additional services from which it can derive additional revenue or otherwise reduce its operating expenses, Level 3's operating results will decline and its business and financial results will suffer. Level 3 also continues to expect, excluding the effects of acquisitions, managed modem related revenue to continue to decline in the future primarily due to an increase in the number of subscribers migrating to broadband services and continued pricing pressures and declining customer obligations under contractual arrangements. Level 3 experienced a significant decline in its digital subscriber line or DSL aggregation revenue during 2005, as a significant customer of this service terminated its customer contract during 2005.

Revenue under Level 3's agreement with SBC Services is expected to decline materially

        As part of Level 3's acquisition of WilTel's communications business, Level 3 acquired a multi-year contract with SBC Services, Inc. Level 3 refers to this contract as the SBC Master Services Agreement. Recently, SBC Services Inc. became a subsidiary of AT&T, Inc. and announced its intention to migrate the services provided by WilTel to the merged SBC Services, Inc. and AT&T network. WilTel and SBC amended the SBC Master Services Agreement to run through 2009 and it provides a gross margin purchase commitment of $259 million from March 2006 through the end of 2007, and $75 million from January 2008 through the end of 2009. Only purchases of on-net services count toward satisfaction of this purchase commitment. Originating and terminating access charges paid to local phone companies are passed through to SBC in accordance with a formula that approximates cost. Additionally, the SBC Master Services Agreement provides for the payment of $50 million from SBC if certain performance criteria are met by Level 3. As a result, Level 3 expects the revenue generated by the SBC Master Services Agreement to decline materially in 2007.

Failure to complete development, testing and introduction of new services, including VoIP services, could affect Level 3's ability to compete in the industry

        Level 3 continuously develops, tests and introduces new communications services that are delivered over the Level 3 Network. These new services are intended to allow Level 3 to address new segments of the communications marketplace and to compete for additional customers. In certain instances, the introduction of new services requires the successful development of new technology. To the extent that upgrades of existing technology are required for the introduction of new services, the success of these upgrades may be dependent on the conclusion of contract negotiations with vendors and vendors meeting their obligations in a timely manner. In addition, new service offerings, including new VoIP services, may not be widely accepted by Level 3's customers. If Level 3's new service offerings are not widely accepted by Level 3's customers, Level 3 may terminate those service offerings and be required to impair any assets or information technology used to develop or offer those services. If Level 3 is not able to successfully complete the development and introduction of new services, including new VoIP services, in a timely manner, Level 3's business could be materially adversely affected.

Level 3's communications revenue is concentrated in a limited number of customers

        A significant portion of Level 3's communications revenue is concentrated among a limited number of customers. If Level 3 lost one or more of these major customers, or if one or more major customers significantly decreased orders for Level 3's services, Level 3's communications business would be materially and adversely affected. Revenue from Level 3's two largest communications customers, Time Warner, Inc. and its subsidiaries, and Verizon Communications, Inc. and its affiliates, represented approximately 18% and 14% of Level 3's communications revenue for 2005, respectively. America Online, Level 3's largest managed modem customer and an affiliate of Time Warner, Inc., reduced the number of managed modem ports it purchases from Level 3 by approximately 30% during 2005.

Level 3's future communications operating results will depend on the success of these customers and other customers and its success in selling services to them. If Level 3 were to lose a significant portion of its communications revenue from either America Online or Verizon, Level 3 would not be able to replace this revenue in the short term and its operating losses would increase, which increase may be significant.

        In connection with the acquisition of WilTel in December 2005, Level 3 acquired a large customer contract between WilTel and SBC Communications, a subsidiary of AT&T. It is anticipated that the revenue generated by this contract during 2006 will cause SBC Communications to become Level 3's largest customer based on revenue. Level 3 also expects that the revenue generated under this contract will decline materially over time as SBC Communications migrates its traffic from the Level 3 Network to the network that was acquired by SBC Communications from the former AT&T.

During its communications business operating history, Level 3 has generated substantial losses, which Level 3 expects to continue

        The development of Level 3's communications business required, and may continue to require, significant expenditures. These expenditures could result in substantial negative cash flow from operating activities and substantial net losses for the near future. For the three months ended March 31, 2006 and the fiscal year ended December 31, 2005, Level 3 incurred losses from continuing operations of approximately $168 million and $687 million, respectively. Level 3 expects to continue to experience losses, and may not be able to achieve or sustain operating profitability in the future. Continued operating losses could limit Level 3's ability to obtain the cash needed to expand its network, make interest and principal payments on its debt or fund other business needs. Level 3 will need to continue to expand and adapt its network in order to remain competitive, which may require significant additional funding. During 2005, Level 3 deployed a new generation of optical transmission equipment. Additional expansion and adaptations of the Level 3 Network's electronic and software components will be necessary in order to respond to:

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  growing number of customers;

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  the development and launching of new services;

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  increased demands by customers to transmit larger amounts of data;

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  changes in customers' service requirements;

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  technological advances by competitors; and

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  governmental regulations.

        Future expansion or adaptation of Level 3's network will require substantial additional financial, operational and managerial resources, which may not be available at the time. If Level 3 is unable to expand or adapt its network to respond to these developments on a timely basis and at a commercially reasonable cost, its business will be materially adversely affected.

Level 3's need to obtain additional capacity for its network from other providers increases its costs

        Level 3 continues in some part to lease telecommunications capacity and obtains rights to use dark fiber from both long distance and local telecommunications carriers in order to extend the scope of Level 3's network both in the United States and Europe. Any failure by companies leasing capacity to Level 3 to provide timely service to Level 3 would adversely affect Level 3's ability to serve its customers or increase the costs of doing so. Some of Level 3's agreements with other providers require the payment of amounts for services whether or not those services are used. Level 3 enters into interconnection agreements with many domestic and foreign local telephone companies, but Level 3 is not always able to do so on favorable terms. Costs of obtaining local service from other carriers comprise a significant proportion of the operating expenses of long distance carriers. Similarly, a large proportion of the costs of providing international service consists of payments to other carriers. Changes in regulation, particularly the regulation of local and international telecommunication carriers, could indirectly, but significantly, affect Level 3's competitive position. These changes could increase or decrease the costs of providing Level 3's services.

Level 3's business requires the continued development of effective business support systems to implement customer orders and to provide and bill for services

        Level 3's business depends on its ability to continue to develop effective business support systems and in particular the development of these systems for use by customers who intend to use Level 3's services in their own service offering. This is a complicated undertaking requiring significant resources and expertise and support from third-party vendors. Business support systems are needed for:

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  implementing customer orders for services;

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  provisioning, installing and delivering these services; and

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  monthly billing for these services.

        Because Level 3's business provides for continued rapid growth in the number and volume of services offered, there is a need to continue to develop these business support systems on a schedule sufficient to meet proposed service rollout dates. The failure to continue to develop effective business support systems could materially adversely affect Level 3's ability to implement its business plans.

Level 3's growth may depend upon its successful integration of acquired businesses

        During the past six months, Level 3 acquired WilTel, Progress Telecom, ICG Communications, TelCove and Looking Glass. Level 3 may acquire additional businesses from time to time in accordance with its business strategy. The integration of these businesses and any future business that Level 3 may acquire involves a number of risks, including, but not limited to:

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  demands on management related to the significant increase in size after the acquisition;

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  the diversion of management's attention from the management of daily operations to the integration of operations;

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  higher integration costs than anticipated;

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  failure to achieve expected synergies and costs savings;

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  difficulties in the assimilation and retention of employees;

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  difficulties in the assimilation of different cultures and practices, as well as in the assimilation of broad and geographically dispersed personnel and operations; and

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  difficulties in the integration of departments, systems, including accounting systems, technologies, books and records and procedures, as well as in maintaining uniform standards, controls, including internal control over financial reporting required by the Sarbanes Oxley Act of 2002, procedures and policies.

        If Level 3 cannot successfully integrate acquired businesses or operations, Level 3 may experience material negative consequences to its business, financial condition or results of operations. Successful integration of these acquired businesses or operations will depend on Level 3's ability to manage these operations, realize opportunities for revenue growth presented by strengthened service offerings and expanded geographic market coverage and, to some degree, to eliminate redundant and excess costs. Because of difficulties in combining geographically distant operations, Level 3 may not be able to achieve the benefits that Level 3 hopes to achieve as a result of the acquisition.

Level 3 may not be able to integrate recently acquired operations with its business efficiently

        The completion of Level 3's acquisitions of WilTel, Progress Telecom, ICG Communications, TelCove and Looking Glass, and of any future acquisitions, creates risks associated with the integration of recently acquired operations with Level 3's. Some integration risks include:

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  difficulties assimilating the personnel and operations of recently acquired operations;

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  loss of key personnel of recently acquired operations;

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  loss of customers post-integration;

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  disruption of ongoing business and additional burdens on Level 3's management team;

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  higher integration costs than anticipated;

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  failure to achieve expected synergies and costs savings;

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  difficulties in maintaining uniform standards, controls, procedures and policies; and

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  difficulties in ensuring accurate and timely reporting of financial information.

        Level 3 cannot be certain that it will realize the benefits from recent acquisitions that it anticipates, or that Level 3 will be able to integrate recently acquired operations successfully. If Level 3 fails to integrate acquired operations efficiently, it could have a material adverse effect on Level 3's business, financial condition, results of operation and future prospects.

Level 3 may be unable to hire and retain sufficient qualified personnel; the loss of any of its key executive officers could adversely affect Level 3

        Level 3 believes that its future success will depend in large part on its ability to attract and retain highly skilled, knowledgeable, sophisticated and qualified managerial, professional and technical personnel. Level 3 has experienced significant competition in attracting and retaining personnel who possess the skills that it is seeking.

        As a result of this significant competition, Level 3 may experience a shortage of qualified personnel. Level 3's businesses are managed by a small number of key executive officers, particularly James Q. Crowe, Chief Executive Officer, Kevin J. O'Hara, President and Chief Operating Officer and Charles C. Miller, III, Vice Chairman and Executive Vice President. The loss of any of these key executive officers could have a material adverse effect on Level 3.

Level 3 must obtain and maintain permits and rights-of-way to operate Level 3's network

        If Level 3 is unable, on acceptable terms and on a timely basis, to obtain and maintain the franchises, permits and rights needed to expand and operate Level 3's network, its business could be materially adversely affected. In addition, the cancellation or nonrenewal of the franchises, permits or rights that are obtained could materially adversely affect Level 3. Level 3's communications operating subsidiaries are defendants in several lawsuits that the plaintiffs have sought to have certified as class actions that, among other things, challenge the subsidiaries' use of rights of way. It is likely that additional suits challenging use of its rights of way will occur and that those plaintiffs also will seek class certification. The outcome of this litigation may increase Level 3's costs and adversely affect its operating results.

Termination of relationships with key suppliers could cause delay and costs

        Level 3 is dependent on third-party suppliers for fiber, computers, software, optronics, transmission electronics and related components that are integrated into Level 3's network. If any of these relationships is terminated or a supplier fails to provide reliable services or equipment and Level 3 is unable to reach suitable alternative arrangements quickly, Level 3 may experience significant additional costs. If that happens, Level 3 could be materially adversely affected.

Rapid technological changes can lead to further competition

        The communications industry is subject to rapid and significant changes in technology. In addition, the introduction of new services or technologies, as well as the further development of existing services and technologies may reduce the cost or increase the supply of certain services similar to those that Level 3 provides. As a result, Level 3's most significant competitors in the future may be new entrants to the communications and information services industries. These new entrants may not be burdened by an installed base of outdated equipment. Future success depends, in part, on the ability to anticipate and adapt in a timely manner to technological changes. Technological changes and the resulting competition could have a material adverse effect on Level 3.

Increased industry capacity and other factors could lead to lower prices for Level 3's services

        Additional network capacity available from Level 3's competitors may cause significant decreases in the prices for the services that Level 3 offers. Prices may also decline due to capacity increases resulting from technological advances and strategic acquisitions. Increased competition has already led to a decline in rates charged for various telecommunications services.

Level 3 is subject to significant regulation that could change in an adverse manner

        Communications services are subject to significant regulation at the federal, state, local and international levels. These regulations affect Level 3 and its existing and potential competitors. Delays in receiving required regulatory approvals (including approvals relating to acquisitions or financing activities), completing interconnection agreements with incumbent local exchange carriers or the enactment of new and adverse regulations or regulatory requirements may have a material adverse effect on Level 3. In addition, future legislative, judicial and regulatory agency actions could have a material adverse effect on Level 3.

        Federal legislation provides for a significant deregulation of the U.S. telecommunications industry, including the local exchange, long distance and cable television industries. This legislation remains subject to judicial review and additional Federal Communications Commission or FCC rulemaking. As a result, Level 3 cannot predict the legislation's effect on its future operations. Many regulatory actions are under way or are being contemplated by federal and state authorities regarding important items. These actions could have a material adverse effect on Level 3's business.

        States also often require prior approvals or notifications for certain transfers of assets, customers or ownership of certificated carriers and for issuances by certified carriers of equity or debt.

Level 3 may lose customers if it experiences system failures that significantly disrupt the availability and quality of the services that it provides

        Level 3's operations depend on its ability to avoid and mitigate any interruptions in service or reduced capacity for customers. Interruptions in service or performance problems, for whatever reason, could undermine confidence in Level 3's services and cause Level 3 to lose customers or make it more difficult to attract new ones. In addition, because many of Level 3's services are critical to the businesses of many of its customers, any significant interruption in service could result in lost profits or other loss to customers. Although Level 3 attempts to disclaim liability in its service agreements, a court might not enforce a limitation on liability, which could expose Level 3 to financial loss. In addition, Level 3 often provides its customers with guaranteed service level commitments. If Level 3 is unable to meet these guaranteed service level commitments as a result of service interruptions, Level 3 may be obligated to provide credits, generally in the form of free service for a short period of time, to its customers, which could negatively affect its operating results.

        The failure of any equipment or facility on Level 3's network, including the network operations control center and network data storage locations, could result in the interruption of customer service until necessary repairs are effected or replacement equipment is installed. Network failures, delays and errors could also result from natural disasters, terrorist acts, power losses, security breaches and computer viruses. These failures, faults or errors could cause delays, service interruptions, expose Level 3 to customer liability or require expensive modifications that could significantly hurt Level 3's business.

Intellectual property and proprietary rights of others could prevent Level 3 from using necessary technology to provide Internet protocol voice services

        If technology that is necessary for Level 3 to provide its services were held under patent by another person, Level 3 would have to negotiate a license for the use of that technology. Level 3 may not be able to negotiate such a license at a price that is acceptable. The existence of such patents, or Level 3's inability to negotiate a license for any such technology on acceptable terms, could force Level 3 to cease using the technology and offering products and services incorporating the technology.

        To the extent that Level 3 is subject to litigation regarding the ownership of its intellectual property, this litigation could:

  •
  be time-consuming and expensive;

  •
  divert attention and resources away from Level 3's daily business;

  •
  impede or prevent delivery of Level 3's products and services; and

  •
  require Level 3 to pay significant royalties, licensing fees and damages.

        Parties making claims of infringement may be able to obtain injunctive or other equitable relief that could effectively block Level 3's ability to provide its services and could cause Level 3 to pay substantial damages. In the event of a successful claim of infringement, Level 3 may need to obtain one or more licenses from third parties, which may not be available at a reasonable cost, if at all. The defense of any lawsuit could result in time-consuming and expensive litigation, regardless of the merits of such claims, and could also result in damages, license fees, royalty payments and restrictions on Level 3's ability to provide its services, any of which could harm Level 3's business.

Canadian law currently does not permit Level 3 to offer directly services in Canada

        Ownership of facilities that originate or terminate traffic in Canada is currently limited to Canadian carriers. This restriction hinders Level 3's entry into the Canadian market unless appropriate arrangements can be made to address it.

Potential regulation of Internet service providers in the United States could adversely affect Level 3's operations

        The FCC has to date treated Internet service providers as enhanced service providers. In addition, Congress has to date not sought to heavily regulate the provision of IP-based services. Both Congress and the FCC are considering proposals that involve greater regulation of IP-based service providers. Depending on the content and scope of any regulations, the imposition of such regulations could have a material adverse effect on Level 3's business and the profitability of its services.

The communications and information services industries are highly competitive with participants that have greater resources and a greater number of existing customers

        The communications and information services industries are highly competitive. Many of Level 3's existing and potential competitors have financial, personnel, marketing and other resources significantly greater than Level 3. Many of these competitors have the added competitive advantage of a larger existing customer base. In addition, significant new competitors could arise as a result of:

  •
  the recent increased consolidation in the industry, led by AT&T and Verizon;

  •
  allowing foreign carriers to compete in the U.S. market;

  •
  further technological advances; and

  •
  further deregulation and other regulatory initiatives.

        If Level 3 is unable to compete successfully, its business could be significantly hurt.

Level 3 may be unable to successfully identify, manage and assimilate future acquisitions, investments and strategic alliances, which could adversely affect Level 3's results of operations

        Level 3 continually evaluates potential investments and strategic opportunities to expand Level 3's network, enhance connectivity and add traffic to the network. In the future, Level 3 may seek additional investments, strategic alliances or similar arrangements, which may expose it to risks such as:

  •
  the difficulty of identifying appropriate investments, strategic allies or opportunities;

  •
  the possibility that senior management may be required to spend considerable time negotiating agreements and monitoring these arrangements;

  •
  the possibility that definitive agreements will not be finalized;

  •
  potential regulatory issues applicable to the telecommunications business;

  •
  the loss or reduction in value of the capital investment;

  •
  the inability of management to capitalize on the opportunities presented by these arrangements; and

  •
  the possibility of insolvency of a strategic ally.

        There can be no assurance that Level 3 would successfully overcome these risks or any other problems encountered with these investments, strategic alliances or similar arrangements.

Information Services

        On July 20, 2006, Level 3 signed a definitive agreement to sell its wholly owned subsidiary, Software Spectrum, to Insight Enterprises, Inc. The sale is subject to regulatory approval, as well as certain other customary closing conditions, and is expected to close in the third quarter of 2006. See "Summary—Recent Developments".

Software Spectrum relies on financial incentives, credit terms, such as rebates, volume purchase discounts, marketing development funds and prompt-payment discounts from software publishers

        As part of Software Spectrum's supply agreements with certain publishers and distributors, Software Spectrum receives substantial financial incentives and credit terms such as rebates, volume purchase discounts, marketing development funds and prompt-payment discounts. Software Spectrum has little or no input into either the form of financial incentives or the targets required to achieve them. Some financial incentives are based on specific market segments and products. Other financial incentives are based on Software Spectrum's volume or growth rate of revenue or purchases and Software Spectrum's participation in marketing programs. A decrease in the volume or growth rate of Software Spectrum's revenue or purchases could have a material adverse effect on the amount of incentives offered to Software Spectrum by its publishers. Additionally, in the future, if the Software Spectrum business model fails to align with the objectives established for these incentives or if software publishers further change, reduce or discontinue these incentives, Software Spectrum's business and Level 3's consolidated financial results could be materially adversely affected.

As publishers change their distribution model, Software Spectrum increasingly relies on sales agency fees

        Since 2001, Microsoft and other publishers increasingly have used a sales agency model for distribution of their products, under which Software Spectrum recognizes as revenue an agency fee that it receives from the publisher, as opposed to the final sales price of the software. Software Spectrum recorded approximately $74 million, $54 million and $35 million of revenue attributable to contracts under the sales agency model in 2005, 2004 and 2003, respectively. Based on Software Spectrum's review of relevant software publisher sales data, Software Spectrum estimates that the final sales price of the software sold under these arrangements was $1.235 billion, $975 million and $661 million in 2005, 2004 and 2003, respectively. Typically, Software Spectrum does not earn rebates from publishers under the sales agency model. To date, Software Spectrum has not been materially adversely affected by the impact of the sales agency model on its revenues, because Software Spectrum has experienced a corresponding decline in its cost of revenue. As a result, Software Spectrum does not expect the lack of financial incentives under the sales agency model to have a meaningful effect on its business in the near future. However, if the economics concerning the sales agency model change, this could have a material adverse effect on Software Spectrum's business, results of operations and financial condition and on Level 3's consolidated financial results.

        In 2005, Microsoft notified Software Spectrum of proposed changes to Microsoft's sales agency program which became effective for customer contracts entered into after July 1, 2006. All contracts completed prior to July 1, 2006 were grandfathered under the existing sales agency program. Under the revised program for agency type sales, the number of performance metrics against which Software Spectrum is measured and the standard of performance on those metrics have increased. Based on an evaluation of Microsoft's program changes, Software Spectrum expects that the amount of agency fees it earns from Microsoft will be reduced over the three-year period in which it is implemented. Due to the grandfathering of existing sales agency program sales, however, Software Spectrum anticipates that the program changes will not have a significant effect on Software Spectrum's results of operation or financial position in 2006.

Software Spectrum is very dependent on a small number of vendors

        A large percentage of Software Spectrum's sales is represented by business software products from a small number of publishers. For 2005, approximately 87% of Software Spectrum's revenue represented products purchased from its 10 largest publishers. For 2005, the top 10 software titles Software Spectrum sold represented approximately 54% of its sales. For 2005, products from Microsoft and IBM accounted for approximately 59% and 10% of revenue, respectively. For 2004, products from Microsoft and IBM accounted for approximately 58% and 10% of revenue, respectively. Most of Software Spectrum's contracts with publishers are non-exclusive and terminable by either party, without cause, upon 30 to 60 days notice. Additionally, Software Spectrum's contracts with its major publishers are generally for one- or two-year terms, and the majority of these contracts contain no provision for automatic renewal. A loss of or significant change in Software Spectrum's relationship with these publishers could have a material adverse effect on Software Spectrum's business and its consolidated financial results. Although Software Spectrum believes that it could obtain these software products from distribution partners, Software Spectrum may not be able to obtain such products or may only be able to obtain such products on terms that could materially adversely affect its financial results. In addition, Software Spectrum can not be sure that any financial or other difficulties of such publishers will not have a material adverse effect on its business.

Software Spectrum's business is dependent on certain key distributors

        Although Software Spectrum obtains the majority of its revenue from publishers, it also relies on distributors for sales of products, such as products from IBM. A loss of or significant change in Software Spectrum's relationships with these distributors could have a material adverse effect on its business. For example, Software Spectrum cannot be sure that these distributors will continue to provide it with credit terms and financial incentives, such as rebates, volume purchase discounts and prompt-payment discounts. Although Software Spectrum believes that the software products it obtains through these distributors would be available from other parties, Software Spectrum may not be able to obtain such products or may only be able to obtain such products on terms that could materially adversely affect its financial results. In addition, Software Spectrum cannot be sure that any financial or other difficulties of these distributors will not have a material adverse effect on its business.

Software Spectrum's business is subject to seasonal changes in demand and resulting sales activities

        Software Spectrum's business is subject to seasonal change. In particular, revenue and profits in the United States, Canada and Europe are typically lower in the first and third quarters due to lower levels of IT purchases during those times. As a result, Software Spectrum's quarterly results may be materially affected during those periods. In addition, periods of higher sales activities during certain quarters may require a greater use of working capital to fund Software Spectrum's business. During these periods, the increased working capital requirements could temporarily increase Software Spectrum's leverage and liquidity needs and expose it to greater financial risk during these periods. Due to these seasonal changes, the operating results for any three-month period are not necessarily indicative of the results that may be achieved for any subsequent fiscal quarter or for a full fiscal year.

Software Spectrum's business is sensitive to general economic conditions and conditions in the software and IT industries

        Software Spectrum's business is sensitive to the spending patterns of its customers, which in turn are subject to prevailing economic and business conditions, the condition of the IT industry, shifts in demand for or availability of software and the introduction of new software products or upgrades. In particular, Software Spectrum's business is sensitive to the North American and Western European economic environments. In the past, the software industry in general has felt the effects of an economic slowdown in the United States and Europe and the resulting decrease in IT spending. For example, according to IDC, from 2001 to 2003, software end user spending in North America declined at a CAGR of 0.7%. Further, sales to large corporations have been important to Software Spectrum's results, and its future results are dependent on its continued success with such customers. Any change in demand for products by these large corporations could have a material adverse effect on Software Spectrum's revenue.

Software Spectrum's international operations are sensitive to currency risks

        In 2005, approximately 43% of Software Spectrum's total revenue was generated by sales outside the United States. Software Spectrum's international revenue, cost of revenue and operating expenses are denominated in foreign currencies, principally the Euro and the Pound Sterling. Software Spectrum's international operations are sensitive to currency exchange risks. Software Spectrum presently has currency exposure arising from both sales and purchases denominated in foreign currencies. Changes in exchange rates between foreign currencies and the U.S. dollar may adversely affect Software Spectrum's operating margins. For example, if these foreign currencies appreciate against the U.S. dollar, it will become more expensive in terms of U.S. dollars to pay expenses with foreign currencies. In addition, currency devaluation against the U.S. dollar can result in a loss to Software Spectrum if it holds deposits of that currency. Software Spectrum currently does not conduct any hedging activities. In addition, some currencies are subject to limitations on conversion in to other currencies, which can limit Software Spectrum's ability to otherwise react to rapid foreign currency devaluations. Software Spectrum cannot predict the impact of future exchange-rate fluctuations on its business and operating results.

Software Spectrum is exposed to the risks of a global market

        Software Spectrum has U.S., European and Asian-Pacific operation centers as well as sales offices in Australia, Belgium, Canada, France, Germany, Hong Kong, Italy, the Netherlands, Singapore, Spain, Sweden, the United Kingdom and the United States. In those regions in which it does not have a physical presence, such as Japan, China, India and Latin America, Software Spectrum serves its customers through strategic relationships. Software Spectrum also will continue to evaluate opportunities to open new international sales offices or enter into strategic relationships to serve international customers. Software Spectrum's future growth and success depend on its continued growth and success in international markets.

        In addition, until a payment history is established over time with customers in a new region, the likelihood of collecting receivables generated by such operations, on a timely basis or at all, could be less than Software Spectrum's expectations. As a result, there is a greater risk that reserves set with respect to the collection of such receivables may be inadequate. Furthermore, changes in policies and/or laws of the United States or foreign governments resulting in, among other things, higher taxation, currency conversion limitations or the expropriation of private enterprises could reduce the anticipated benefits of Software Spectrum's international operations. Any actions by countries in which Software Spectrum conducts business to reverse policies that encourage foreign trade could adversely affect its business.

Software Spectrum operates in a highly-competitive business environment and is subject to significant price competition

        The desktop technology marketplace is competitive. Competition is based primarily on price, product availability, speed of delivery, quality and breadth of offerings, ability to tailor specific solutions to meet customer needs and credit availability. Software Spectrum faces competition from a wide variety of sources, including software publishers, software and hardware direct marketers, OEMs and large system integrators. Many competitors have substantially greater financial resources than Software Spectrum does. Some of Software Spectrum's competitors may provide a broader range of services, such as extending long-term capital financing or offering bundled hardware and software solutions. Companies that compete in this market, including Software Spectrum, are characterized by low gross and operating margins. Consequently, Software Spectrum's profitability is highly dependent upon maintaining scale and effective cost and management controls.

Software Spectrum's new Media Plane™ platform

        Software Spectrum has made significant investments in research, development and marketing for its new Media Plane™ software. Significant revenue from this new product investment may not be achieved for a number of years, if at all.

Software Spectrum is investing significant resources in expanding its medium size customer segment on a global basis

        Software Spectrum continues to increase its marketing and sales efforts aimed at the medium size customer segment in North America and Western Europe. Software Spectrum defines a medium size customer as having between 500 and 2,500 information workers. Software Spectrum's future growth and success depend on its continued growth and success in penetrating the medium size customer segment.

Software Spectrum may not succeed in protecting its intellectual property

        To protect its intellectual property, Software Spectrum relies upon copyright and trademark laws, unpatented proprietary know-how and trade secrets as well as confidentiality, invention assignment, non-competition and non-solicitation agreements. There can be no assurance that these measures will afford sufficient protection of Software Spectrum's intellectual property. Despite its efforts, it is possible that third parties may copy or otherwise obtain and use Software Spectrum's proprietary information without authorization or otherwise infringe on its intellectual property rights. The disclosure of Software Spectrum's trade secrets could impair Software Spectrum's competitive position and could have a material adverse effect on its business, results of operations, financial condition and future growth prospects.

        Additionally, Software Spectrum's patent application for its Media Plane™ software is currently pending. There can be no assurance that Software Spectrum will obtain a patent for this technology or that any patent that it receives will provide protection of commercial significance. There can also be no assurance that competitors will not challenge, invalidate or avoid the application of this or any other future patents that Software Spectrum may receive or license. Software Spectrum's competitors may have applied for or obtained, or may in the future apply for and obtain, patents that will prevent, limit or otherwise interfere with its ability to make and sell its Media Plane™ software both in the United States and abroad. There can be no assurance that any patent rights will prevent Software Spectrum's competitors from developing, using or selling products that are similar or functionality equivalent to its Media Plane™ software.

Software Spectrum may incur substantial costs defending or protecting against third-party claims

        In connection with the enforcement of Software Spectrum's own intellectual property rights or in connection with disputes relating to the validity or alleged infringement of third-party rights, including but not limited to patent rights, Software Spectrum may in the future be subject to claims, negotiations or complex, protracted litigation. Other than in connection with the Media Plane™ software, Software Spectrum generally does not hold title to the software it sells or licenses and therefore believes that any such claims made in connection with any defects or errors in the software would be the responsibility of the publisher. However, any such claims could result in negative publicity or harm to Software Spectrum's reputation. In addition, Software Spectrum may face warranty and/or infringement claims related to its Media Plane™ software. Intellectual property disputes and litigation are typically very costly and can be disruptive to business operations by diverting the attention and energies of management and key technical personnel. Furthermore, Software Spectrum may not prevail in any future litigation and/or disputes. Adverse decisions in any litigation or disputes could have negative results, including subjecting Level 3 to significant liabilities, requiring Software Spectrum to seek licenses from others, preventing it from licensing certain of its products or causing severe disruptions to its operations or the markets in which it competes, any one of which could seriously harm Software Spectrum's business.

Other Operations

Environmental liabilities from Level 3's historical operations could be material

        Level 3's operations and properties are subject to a wide variety of laws and regulations relating to environmental protection, human health and safety. These laws and regulations include those concerning the use and management of hazardous and non-hazardous substances and wastes. Level 3 has made and will continue to make significant expenditures relating to its environmental compliance obligations. Level 3 may not at all times be in compliance with all of these requirements.

        In connection with certain historical operations, Level 3 has responded to or been notified of potential environmental liability at approximately 149 properties. Level 3 is engaged in addressing or has liquidated 74 of those properties. Of the remaining 58 sites, Level 3 has formal commitments or other potential future costs at 35 sites. There are an additional 11 sites with minimal future costs and 12 with unknown future costs. Level 3 could be held liable, jointly or severally, and without regard to fault, for such investigation and remediation. The discovery of additional environmental liabilities related to historical operations or changes in existing environmental requirements could have a material adverse effect on Level 3.

Potential liabilities and claims arising from coal operations could be significant

        Level 3's coal operations are subject to extensive laws and regulations that impose stringent operational, maintenance, financial assurance, environmental compliance, reclamation, restoration and closure requirements.

        These requirements include those governing air and water emissions, waste disposal, worker health and safety, benefits for current and retired coal miners, and other general permitting and licensing requirements. Level 3 may not at all times be in compliance with all of these requirements. Liabilities or claims associated with this non-compliance could require Level 3 to incur material costs or suspend production. Mine reclamation costs that exceed reserves for these matters also could require Level 3 to incur material costs.

General

If Level 3 is unable to comply with the restrictions and covenants in its debt agreements, there would be a default under the terms of these agreements, and this could result in an acceleration of payment of funds that have been borrowed

        If Level 3 were unable to comply with the restrictions and covenants in any of its debt agreements, there would be a default under the terms of those agreements. As a result, borrowings under other debt instruments that contain cross-acceleration or cross-default provisions may also be accelerated and become due and payable. If any of these events occur, there can be no assurance that Level 3 would be able to make necessary payments to the lenders or that it would be able to find alternative financing. Even if Level 3 were able to obtain alternative financing, there can be no assurance that it would be on terms that are acceptable.

Level 3 has substantial debt, which may hinder its growth and put it at a competitive disadvantage

        Level 3's substantial debt may have important consequences, including the following:

  •
  the ability to obtain additional financing for acquisitions, working capital, investments and capital or other expenditure could be impaired or financing may not be available on acceptable terms;

  •
  a substantial portion of Level 3's cash flow will be used to make principal and interest payments on outstanding debt, reducing the funds that would otherwise be available for operations and future business opportunities;

  •
  a substantial decrease in cash flows from operating activities or an increase in expenses could make it difficult to meet debt service requirements and force modifications to operations;

  •
  Level 3 has more debt than certain of its competitors, which may place Level 3 at a competitive disadvantage; and

  •
  substantial debt may make Level 3 more vulnerable to a downturn in business or the economy generally.

        Level 3 had substantial deficiencies of earnings to cover fixed charges of approximately $151 million and $60 million for the three months ending March 31, 2006 and 2005, respectively. The Company had deficiencies of earnings to cover fixed charges of $611 million for the fiscal year ended December 31, 2005, $384 million for the fiscal year ended December 31, 2004, $689 million for the fiscal year 2003, $918 million for the fiscal year 2002 and $4,356 million for the fiscal year 2001.

Level 3 may not be able to repay its existing debt; failure to do so or refinance the debt could prevent Level 3 from implementing its strategy and realizing anticipated profits

        If Level 3 were unable to refinance its debt or to raise additional capital on acceptable terms, its ability to operate its business would be impaired. As of March 31, 2006, on a pro forma basis giving effect to (i) the April 6, 2006 issuance of 2013 Notes, (ii) the public offering on June 13, 2006 of 125,000,000 shares of common stock by Level 3, (iii) the issuance by Level 3 on June 13, 2006 of $335 million aggregate principal amount of its 3.5% Convertible Senior Notes due 2012, (iv) the redemption by Level 3 on July 13, 2006 of all of its outstanding 9 1/8% Senior Notes due 2008 in an aggregate principal amount of $398,407,000 and (v) the redemption by Level 3 on July 13, 2006 of all of its outstanding 10 1/2% Senior Discount Notes due 2008 in an aggregate principal amount of $62,091,000, Level 3 had an aggregate of approximately $6.616 billion of long-term debt on a consolidated basis, including current maturities, and approximately $8 million of stockholders' deficit. Level 3's ability to make interest and principal payments on its debt and borrow additional funds on favorable terms depends on the future performance of the business. If Level 3 does not have enough cash flow in the future to make interest or principal payments on its debt, it may be required to refinance all or a part of its debt or to raise additional capital. Level 3 cannot assure that it will be able to refinance its debt or raise additional capital on acceptable terms.

Restrictions and covenants in Level 3's debt agreements limit its ability to conduct its business and could prevent it from obtaining needed funds in the future

        Level 3's debt and financing arrangements contain a number of significant limitations that restrict its ability to, among other things:

  •
  borrow additional money or issue guarantees;

  •
  pay dividends or other distributions to stockholders;

  •
  make investments;

  •
  create liens on assets;

  •
  sell assets;

  •
  enter into sale-leaseback transactions;

  •
  enter into transactions with affiliates; and

  •
  engage in mergers or consolidations.

If certain transactions occur with respect to Level 3's capital stock, it may be unable to fully utilize its net operating loss carryforwards to reduce its income taxes

        As of December 31, 2005, Level 3 had net operating loss carryforwards of approximately $5.9 billion for federal income tax purposes. If certain transactions occur with respect to Level 3's capital stock that result in a cumulative ownership change of more than 50 percentage points by 5-percent shareholders over a three-year period as determined under rules prescribed by the U.S.

Internal Revenue Code and applicable regulations, annual limitations would be imposed with respect to the Company's ability to utilize its net operating loss carryforwards and certain current deductions against any taxable income Level 3 achieves in future periods. Level 3 has entered into transactions over the last three years resulting in significant cumulative changes in the ownership of its capital stock. Additional transactions could cause the Company to incur a 50 percentage point ownership change by 5-percent shareholders and, if the Company triggers the above-noted Internal Revenue Code imposed limitations, prevent it from fully utilizing net operating loss carryforwards and certain current deductions to reduce income taxes. The Company does not believe its net operating loss carryforwards will be limited in 2006 or thereafter, based on information available at the time of this filing.

Increased scrutiny of financial disclosure, particularly in the telecommunications industry in which Level 3 operates, could adversely affect investor confidence, and any restatement of earnings could increase litigation risks and limit its ability to access the capital markets

        Congress, the SEC, other regulatory authorities and the media are intensely scrutinizing a number of financial reporting issues and practices. Although all businesses face uncertainty with respect to how the U.S. financial disclosure regime may be impacted by this process, particular attention has been focused recently on the telecommunications industry and companies' interpretations of generally accepted accounting principles.

        If Level 3 were required to restate its financial statements as a result of a determination that it had incorrectly applied generally accepted accounting principles, that restatement could adversely affect its ability to access the capital markets or the trading price of its securities. The recent scrutiny regarding financial reporting has also resulted in an increase in litigation in the telecommunications industry. There can be no assurance that any such litigation against Level 3 would not materially adversely affect its business or the trading price of Level 3's securities.

Terrorist attacks and other acts of violence or war may adversely affect the financial markets and Level 3's business

        Since the September 11, 2001 terrorist attacks and subsequent events, there has been considerable uncertainty in world financial markets. The full effect on the financial markets of these events, as well as concerns about future terrorist attacks, is not yet known. They could, however, adversely affect Level 3's ability to obtain financing on terms acceptable to it, or at all.

        There can be no assurance that there will not be further terrorist attacks against the United States or U.S. businesses. These attacks or armed conflicts may directly affect Level 3's physical facilities or those of its customers. These events could cause consumer confidence and spending to decrease or result in increased volatility in the U.S. and world financial markets and economy. Any of these occurrences could materially adversely affect Level 3's business.

Level 3's international operations and investments expose it to risks that could materially adversely affect the business

        Level 3 has operations and investments outside of the United States, as well as rights to undersea cable capacity extending to other countries, that expose it to risks inherent in international operations. These include:

  •
  general economic, social and political conditions;

  •
  the difficulty of enforcing agreements and collecting receivables through certain foreign legal systems;

  •
  tax rates in some foreign countries may exceed those in the U.S.;

  •
  foreign currency exchange rates may fluctuate, which could adversely affect Level 3's results of operations and the value of its international assets and investments;

  •
  foreign earnings may be subject to withholding requirements or the imposition of tariffs, exchange controls or other restrictions;

  •
  difficulties and costs of compliance with foreign laws and regulations that impose restrictions on Level 3's investments and operations, with penalties for noncompliance, including loss of licenses and monetary fines;

  •
  difficulties in obtaining licenses or interconnection arrangements on acceptable terms, if at all; and

  •
  changes in U.S. laws and regulations relating to foreign trade and investment.

Anti-takeover provisions in Level 3's charter and by-laws could limit the share price and delay a change of management

        Level 3's certificate of incorporation and by-laws contain provisions that could make it more difficult or even prevent a third party from acquiring Level 3 without the approval of its incumbent board of directors. These provisions, among other things:

  •
  prohibit stockholder action by written consent in place of a meeting;

  •
  limit the right of stockholders to call special meetings of stockholders; limit the right of stockholders to present proposals or nominate directors for election at annual meetings of stockholders; and

  •
  authorize the board of directors to issue preferred stock in one or more series without any action on the part of stockholders.

        In addition, the terms of most of Level 3's long term debt require that upon a "change of control" as defined in the agreements that contain the terms and conditions of the long term debt require that Level 3 makes an offer to purchase the outstanding long term debt at either 100% or 101% of the aggregate principal amount of that long term debt.

        These provisions could limit the price that investors might be willing to pay in the future for shares of Level 3's common stock and significantly impede the ability of the holders of Level 3's common stock to change management. Provisions and agreements that inhibit or discourage takeover attempts could reduce the market value of Level 3's common stock.

If a large number of shares of Level 3's common stock are sold in the public market, the sales could reduce the trading price of Level 3's common stock and impede Level 3's ability to raise future capital

        Level 3 cannot predict what effect, if any, future sales of its common stock will have on the market price of its common stock. The market price of Level 3's common stock could drop significantly if certain large holders of Level 3's common stock sell all or a significant portion of their shares of common stock or are perceived by the market as intending to sell them other than in an orderly manner. In addition, these sales could impair Level 3's ability to raise capital through the sale of additional common stock.

The market price of Level 3's common stock has been subject to volatility and, in the future, the market price of Level 3's common stock may fluctuate substantially due to a variety of factors

        The market price of Level 3's common stock has been subject to volatility and, in the future, the market price of Level 3's common stock may fluctuate substantially due to a variety of factors, including:

  •
  the depth and liquidity of the trading market for Level 3's common stock;

  •
  quarterly variations in actual or anticipated operating results;

  •
  changes in estimated earnings by securities analysts;

  •
  market conditions in the communications and information services industries;

  •
  announcement and performance by competitors;

  •
  regulatory actions; and

  •
  general economic conditions.

        In addition, in recent months the stock market generally has experienced significant price and volume fluctuations. Those market fluctuations could have a material adverse effect on the market price or liquidity of Level 3's common stock.

Risks Relating to the Notes

You may not be able to sell your original notes if you do not exchange them for new notes in the exchange offer

        If you do not exchange your original notes for new notes in the exchange offer, your original notes will continue to be subject to the restrictions on transfer as stated in the legend on the original notes. In general, you may not reoffer, resell or otherwise transfer the original notes in the United States unless they are:

  •
  registered under the Securities Act;

  •
  offered or sold under an exemption from the Securities Act and applicable state securities laws; or

  •
  offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

The Issuer does not currently anticipate that it will register the original notes under the Securities Act.

Holders of the original notes who do not tender their original notes will have no further registration rights under the registration agreements

        Holders who do not tender their original notes, except for limited instances involving the initial purchaser or holders of original notes who are not eligible to participate in the exchange offer or who do not receive freely transferable new notes in the exchange offer, will not have any further registration rights under the registration agreements or otherwise and will not have rights to receive special interest.

The market for original notes may be significantly more limited after the exchange offer and you may not be able to sell your original notes after the exchange offer

        If original notes are tendered and accepted for exchange under the exchange offer, the trading market for original notes that remain outstanding may be significantly more limited. As a result, the liquidity of the original notes not tendered for exchange could be adversely affected. The extent of the market for original notes and the availability of price quotations would depend upon a number of factors, including the number of holders of original notes remaining outstanding and the interest of securities firms in maintaining a market in the original notes. An issue of securities with a similar outstanding market value available for trading, which is called the "float," may command a lower price than would be comparable to an issue of securities with a greater float. As a result, the market price for original notes that are not exchanged in the exchange offer may be affected adversely as original notes exchanged in the exchange offer reduce the float. The reduced float also may make the trading price of the original notes that are not exchanged more volatile.

Your original notes will not be accepted for exchange if you fail to follow the exchange offer procedures and, as a result, your original notes will continue to be subject to existing transfer restrictions and you may not be able to sell your original notes

        The Issuer will not accept your original notes for exchange if you do not follow the exchange offer procedures. The Issuer will issue new notes as part of the exchange offer only after a timely receipt of your original notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your original notes, please allow sufficient time to ensure timely delivery. If the Issuer does not receive your original notes, letter of transmittal and other required documents by the expiration date of the exchange offer, we will not accept your original notes for exchange. The Issuer is under no duty to give notification of defects or irregularities with respect to the tenders of original notes for exchange. If there are defects or irregularities with respect to your tender of original notes, the Issuer will not accept your original notes for exchange.

There is no established trading market for the new notes

        The new notes will constitute a new issue of securities with no established trading market, and there can be no assurance as to:

  •
  the liquidity of any such market that may develop;

  •
  the ability of holders of new notes to sell their new notes; or

  •
  the price at which the holders of new notes would be able to sell their new notes.

If such a market were to exist, the new notes could trade at prices that may be higher or lower than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar notes and our financial performance.

The Issuer's subsidiaries must make payments to the Issuer in order for the Issuer to make payments on the notes, and Parent's subsidiaries must make payments to Parent in order for Parent to make payment on its obligations as a guarantor of the notes.

        The Issuer is a holding company with no material assets other than the stock of its subsidiaries, the 10.75% Proceeds Note, the Loan Proceeds Note and the Offering Proceeds Notes. Accordingly, the Issuer will depend upon dividends, loans or other distributions or payments from its subsidiaries, or capital contributions from Parent, to generate the funds necessary to meet its financial obligations, including its obligations to pay you as a holder of notes. The Issuer's subsidiaries may not generate earnings sufficient to enable it to meet its payment obligations. The Issuer's subsidiaries are legally distinct from it and, unless they guarantee the Notes, have no obligation to pay amounts due on the Issuer's debt or to make funds available to it for such payment. Similarly, Parent, the Issuer's parent company and a guarantor of the notes, is a holding company with no material assets other than the stock of its subsidiaries and the Parent Intercompany Note. Accordingly, Parent depends upon dividends, loans or other distributions or payments from its subsidiaries, including the Issuer, to generate the funds necessary to meet its financial obligations, including its obligations as a guarantor of the notes. Future debt of certain of the Issuer's subsidiaries may prohibit the payment of dividends or the making of loans or advances to Parent or the Issuer. In addition, the ability of such subsidiaries to make such payments, loans or advances is limited by the laws of the relevant states in which such subsidiaries are organized or located. In certain circumstances, the prior or subsequent approval of such payments, loans or advances is required from applicable regulatory bodies or other governmental entities. To the extent the Issuer cannot access the cash flow of its subsidiaries, and Parent is unable to access the cash flow of its subsidiaries, including the Issuer, the Issuer may not have access to sufficient cash to repay the notes, and Parent may not have sufficient cash to comply with its guarantee obligations on the notes.

Because the notes are structurally subordinated to the obligations of the Issuer's subsidiaries, you may not be fully repaid if the Issuer becomes insolvent

        Substantially all of the Issuer's operating assets are held directly by its subsidiaries, including its principal operating subsidiary, Level 3 LLC. Each of Parent and the Issuer has agreed to endeavor in good faith using commercially reasonable efforts to cause Level 3 LLC to obtain all material governmental authorizations and consents required in order for it to guarantee the notes at the earliest practicable date and to enter into a guarantee of the notes promptly thereafter. However, there can be no assurance that we will be successful in obtaining the required regulatory approvals to permit Level 3 LLC to guarantee the notes. None of the Issuer's other subsidiaries is required to be a guarantor of the notes. Holders of any preferred stock of any of the Issuer's subsidiaries and creditors, including trade creditors and other subsidiaries of Parent that have made intercompany loans to the Issuer's subsidiaries, of any of those subsidiaries have and will have claims relating to the assets of that subsidiary that are effectively senior to the notes. That is, the notes are structurally subordinated to the debt, preferred stock and other obligations of the Issuer's subsidiaries that are not guarantors. The Issuer's 10.75% Senior Notes due 2011 and senior secured term loan are guaranteed by Level 3 LLC and, accordingly, are structurally senior to the notes at Level 3 LLC until such time, if any, as Level 3 LLC guarantees the notes. Any guarantee of the notes issued by Level 3 LLC or any other subsidiary of Parent will be subordinated to Level 3 LLC's or such other subsidiary's guarantee of the senior secured term loan. As of March 31, 2006, the Issuer's subsidiaries had approximately $1.410 billion in aggregate indebtedness and other balance sheet liabilities excluding deferred revenue and intercompany liabilities, all of which is structurally senior to the notes.

Although the notes will initially benefit from some structural seniority to Parent's indebtedness, existing and future intercompany indebtedness and other actions could limit or eliminate this seniority

        Level 3 LLC is the obligor on the Parent Intercompany Note, which evidences loans previously made from Parent to Level 3 LLC, and the 10.75% Proceeds Note and the Loan Proceeds Note, each of which evidences loans previously made from the Issuer to Level 3 LLC. As of March 31, 2006, the outstanding principal amount of the Parent Intercompany Note was approximately $14.6 billion, the outstanding principal amount of the 10.75% Proceeds Note was $500 million and the outstanding principal amount of the Loan Proceeds Note was $730 million. The Issuer lent the net proceeds of the issuance of the notes, together with cash on hand, to Level 3 LLC in return for the Offering Proceeds Notes from Level 3 LLC in an aggregate principal amount equal to the aggregate principal amount of the notes. Level 3 LLC, Parent and the Issuer have entered into two Parent Intercompany Note subordination agreements that subordinate, upon the liquidation, dissolution or winding up of Level 3 LLC or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Level 3 LLC or its property, Level 3 LLC's obligations with respect to the Parent Intercompany Note to Level 3 LLC's obligations with respect to the Offering Proceeds Notes. The Parent Intercompany Note is subordinated on the same terms to the 10.75% Proceeds Note. There is no restriction, however, on Level 3 LLC's ability to repay a portion or all of the principal of the Parent Intercompany Note, other than in a bankruptcy or similar proceeding, and in certain cases the Issuer may be able to transfer the Offering Proceeds Notes, including to Parent. If Level 3 LLC prepays the Parent Intercompany Note or the Issuer transfers the Offering Proceeds Notes to Parent or a subsidiary of Parent, the subordination of Level 3 LLC's obligations on the Parent Intercompany Note to its obligations on the Offering Proceeds Notes will not provide any benefit to the holders of the notes. The Offering Proceeds Notes is not pledged as security for the benefit of the holders of the notes, and Level 3 LLC's obligations on the Parent Intercompany Note are not subordinated in any way to obligations with respect to the notes themselves or with respect to any guarantees of the notes (including any future guarantee by Level 3 LLC). Moreover, the Issuer has pledged the Loan Proceeds Note, the 10.75% Proceeds Note and the Offering Proceeds Notes to secure its obligations under the senior secured term loan. Parent has pledged the Parent Intercompany Note to secure its obligations under the senior secured term loan. The 10.75% Proceeds Note was subordinated to the Loan Proceeds Note pursuant to a subordination agreement by and among the Issuer, Parent and Level 3 LLC. The Offering Proceeds Notes is also subordinated to the Loan Proceeds Note pursuant to subordination agreements entered into by and among the Issuer, Parent and Level 3 LLC. The right of the Issuer to payment under the Offering Proceeds Notes will be pari passu to the right of the Issuer to payment under the 10.75% Proceeds Note.

        Although Parent, the Issuer and Level 3 LLC will be restricted under the terms of the indentures governing the notes from taking certain actions with respect to the Offering Proceeds Notes, the Parent Intercompany Note and the Parent Intercompany Note subordination agreements, neither the trustees for the notes nor the holders of the notes will be parties to, or third party beneficiaries of, the subordination agreements or the Offering Proceeds Notes. See "Description of Notes—Certain Covenants—Limitation on Actions with respect to Existing Intercompany Obligations." Because the Parent Intercompany Note will be subordinated to the 10.75% Proceeds Note, the Floating Rate Proceeds Note and the 2013 Proceeds Note pursuant to separate subordination agreements, if one or more of these notes were transferred by the Issuer, conflicts could arise upon the liquidation, dissolution or winding up of Level 3 LLC or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Level 3 or its property.

The Issuer and its subsidiaries will transfer assets to Parent at least to the extent necessary to service Parent's existing debt obligations, and those assets will not be available to repay the notes

        The indentures relating to the notes contain substantial flexibility for the Issuer and its subsidiaries to transfer assets (by dividend, sale, loans or otherwise) to Parent. The Issuer and its subsidiaries will transfer assets to Parent at least to the extent necessary to service Parent's existing debt obligations. Transferred assets may not be directly or indirectly available to repay the notes. Although Parent will guarantee the repayment of the notes, the guarantee is not secured and ranks equal with other unsecured debt of Parent and effectively junior to all secured debt of Parent. Parent has substantial debt outstanding. As of March 31, 2006, on a pro forma basis giving effect to (i) the issuance by Level 3 on June 13, 2006 of $335 million aggregate principal amount of its 3.5% Convertible Senior Notes due 2012, (ii) the redemption by Level 3 on July 13, 2006 of all of its outstanding 9 1/8% Senior Notes due 2008 in an aggregate principal amount of $398,407,000 and (iii) the redemption by Level 3 on July 13, 2006 of all of its outstanding 10 1/2% Senior Discount Notes due 2008 in an aggregate principal amount of $62,091,000, Parent had, on an unconsolidated basis, approximately $4.606 billion of total indebtedness, none of which is secured, and approximately $876 million of which constituted subordinated indebtedness. The indentures relating to the notes and each issue of outstanding notes of Parent permit Parent to incur substantial additional debt, including substantial amounts of additional secured debt. The substantial level of debt makes it more difficult for Parent to honor its obligations under its guarantee of the notes. Substantial amounts of such existing debt of Parent will, and future debt of Parent may, mature prior to the notes. In addition, in certain instances proceeds from the sale, transfer or other disposition of assets of the Issuer and its subsidiaries may be used to repay debt of Parent. See "Description of Notes—Certain Covenants—Limitation on Asset Dispositions."

Because the notes that you hold are unsecured, you may not be fully repaid if the Issuer becomes insolvent, and guarantees of the notes and guarantees of the Offering Proceeds Notes are subordinated to guarantees of the senior secured term loan under Issuer's credit agreement, and creditors under the credit agreement have prior claims over the proceeds of certain intercompany obligations

        The notes are not secured by any of the Issuer's assets or the Issuer's subsidiaries' assets. The notes are effectively junior to obligations incurred under Issuer's credit agreement which is guaranteed by Parent and Level 3 LLC and secured by a substantial portion of Parent's assets and by substantially all of the assets of its subsidiaries (including the Issuer), including the Parent Intercompany Note, the 10.75% Proceeds Note and the Loan Proceeds Note, and, when issued at the closing of this offering, the Offering Proceeds Notes, and will also be effectively junior to the senior secured term loan and any other secured obligations incurred under any future credit facilities, receivables and purchase money indebtedness, capitalized leases and certain other arrangements that are secured. If the Issuer becomes insolvent, the holders of the senior secured term loan and any other secured debt would receive payments from the assets pledged as security before you receive payments and any remaining proceeds after repayment of the senior secured term loan and any debt incurred under any future secured credit facilities may not be sufficient to repay the notes. The indentures relating to the notes expressly permit guarantees, if any, of the notes provided by subsidiaries of the Issuer to be subordinated to obligations of such subsidiaries under such senior secured debt. Any guarantee by Level 3 LLC of the notes will be subordinated to Level 3 LLC's guarantee of the senior secured term loan. Additionally, guarantees of the notes (other than Parent's guarantee), the Offering Proceeds Notes and guarantees of such intercompany notes, will be subordinated to obligations in respect of the credit agreement and any future senior secured debt. Accordingly, holders of the senior secured term loan and other debt of the Issuer that has a senior guarantee from the Issuer's restricted subsidiaries, including Level 3 LLC, will have senior claims against the restricted subsidiaries providing such guarantees.

Parent has substantial existing debt and could incur substantial additional debt, so it may be unable to make payments on its guarantee of the notes

        As of March 31, 2006, on a pro forma basis giving effect to (i) the April 6, 2006 issuance of 2013 Notes, (ii) the issuance by Level 3 on June 13, 2006 of $335 million aggregate principal amount of its 3.5% Convertible Senior Notes due 2012, (iii) the redemption by Level 3 on July 13, 2006 of all of its outstanding 9 1/8% Senior Notes due 2008 in an aggregate principal amount of $398,407,000 and (iv) the redemption by Level 3 on July 13, 2006 of all of its outstanding 10 1/2% Senior Discount Notes due 2008 in an aggregate principal amount of $62,091,000, Parent had on a consolidated basis approximately $6.616 billion of total indebtedness. The indentures relating to the notes and each issue of Parent's outstanding notes permit it to incur substantial additional debt. The substantial level of debt makes it more difficult for Parent to honor its obligations under its guarantee of the notes. Substantial amounts of Parent's existing debt will, and its future debt may, mature prior to the notes. In addition, Level 3 had, on a consolidated basis, deficiencies in its ratio of earnings to fixed charges and preferred stock dividends of approximately $151 million and $60 million for the three months ended March 31, 2006 and 2005, respectively. The Company had deficiencies of $611 million for the fiscal year ended 2005, approximately $384 million for the fiscal year ended 2004 and, approximately $689 million for the fiscal year ended 2003. See "Ratio of Earnings to Fixed Charges." Level 3 may not become profitable or sustain profitability in the future. Accordingly, the Issuer may not have access to sufficient funds to make payments on the notes.

If Parent experiences a change in control, the Issuer may be unable to purchase the notes you hold as required under the indentures relating to the notes

        Upon the occurrence of certain designated events, the Issuer must make an offer to purchase all outstanding notes at a purchase price equal to 101% of the principal amount of the notes, plus accrued interest. The Issuer may not have sufficient funds to pay the purchase price for all the notes tendered by holders seeking to accept the offer to purchase. In addition, the indentures relating to the notes and Level 3's other debt agreements, including the Issuer's credit agreement, may require the Issuer and/or Parent to repurchase the other debt upon a change in control or may prohibit the Issuer and/or Parent from purchasing any notes before their stated maturity, including upon a change of control. Subject to certain exceptions, the senior secured term loan requires the Issuer to prepay the senior secured term loan and any other loans under the Issuer's credit agreement within 60 days after the occurrence of a change of control triggering event (as defined in the Issuer's credit agreement). See "Description of Notes—Certain Covenants—Change of Control Triggering Event."

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors

        The notes are guaranteed by Parent and may, under certain circumstances in the future, be guaranteed by subsidiaries of the Issuer or other subsidiaries of Parent, including Level 3 LLC. Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

  •
  received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee; and

  •
  was insolvent or rendered insolvent by reason of the incurrence of the guarantee; or

  •
  was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

        In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        In certain circumstances, subsidiaries of Parent may provide guarantees of the Offering Proceeds Notes. Any such guarantee could be subject to the same risks described above.

The trading market for the notes may be limited

        The new notes will be new securities for which there currently is no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation in any automated dealer quotation system. If any of the notes are traded after their initial issuance, they may trade at a discount from their principal amount depending upon many factors, including prevailing interest rates, the market for similar securities and other factors, including general economic conditions and our financial condition, performance and prospects. Any decline in trading prices, regardless of the cause, may adversely affect the liquidity and trading markets for the new notes.

USE OF PROCEEDS

        Neither the Issuer nor the Parent will receive any proceeds from the exchange pursuant to the exchange offer.

        The net proceeds from the offerings of the original notes, after deducting the initial purchasers' discount and fees and expenses of the offering, were approximately $678 million. The debt represented by the notes constitutes purchase money indebtedness under the existing indentures of Level 3 and the net proceeds from the offering of the original notes was used to finance the cash purchase price of Level 3's acquisition of WilTel and Progress Telecom, which were consummated on December 23, 2005 and March 20, 2006, respectively.

SELECTED FINANCIAL DATA OF LEVEL 3 COMMUNICATIONS, INC.

        The Selected Financial Data of Level 3 Communications, Inc. and its subsidiaries appears below. The selected financial data should be read in conjunction with:

  •
  Level 3's consolidated financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in its annual report on Form 10-K for the year ended December 31, 2005 and its quarterly report on Form 10-Q for the period ended March 31, 2006. Note 21 and Note 14 to Level 3's audited financial statements and quarterly financial statements, respectively, present supplemental consolidating financial information relating to (1) Level 3, which is providing a guarantee of the notes, (2) the Issuer, (3) Level 3 LLC and (4) the other subsidiaries of the Issuer that are not subsidiaries of Level 3 LLC.

  •
  Level 3's current report on Form 8-K, which was filed with the SEC on July 20, 2006.

	Three Months Ended March 31,		Fiscal Year Ended(1)
	2006	2005	2005	2004	2003	2002	2001
	(dollars in millions, except per share amounts)
Results of Operations:
Revenue	1,267	993	$3,613	$3,637	$3,947	$3,015	$1,410
Net loss from continuing operations(2)	(168)	(77)	(687)	(458)	(704)	(854)	(4,351)
Net loss(3)	(168)	(77)	(638)	(458)	(711)	(858)	(4,978)
Per Common Share:
Net loss from continuing operations(2)	(0.20)	(0.11)	(0.98)	(0.67)	(1.25)	(2.10)	(11.64)
Net loss(3)	(0.20)	(0.11)	(0.91)	(0.67)	(1.26)	(2.11)	(13.32)
Dividends(4)	—	—	—	—	—	—	—
Financial Position:
Total assets	8,284		8,277	7,544	8,302	8,972	9,325
Current portion of long-term debt(5)	1		—	143	124	4	5
Long-term debt, less current portion(5)	6,357		6,023	5,067	5,249	6,102	6,209
Stockholders' equity (deficit)(6)	(546)		(476)	(157)	181	(240)	(65)

(1)
The operating results of Level 3's (i)Structure, LLC computer outsourcing services business sold in 2005, the Midwest Fiber Optic Network business acquired from Genuity, Inc. in 2003 and sold in 2003, Level 3's Asian communications operations, which Level 3 agreed to sell in 2001, as well as Software Spectrum's contact service business obtained in the Software Spectrum acquisition in 2002 and sold in 2003 are included in discontinued operations for all periods presented for which Level 3 owned each business.

  Level 3 purchased software resellers CorpSoft, Inc. and Software Spectrum, Inc. in March and June of 2002, respectively. Level 3 recorded approximately $1.8 billion of revenue attributable to these two businesses in 2002.

  Level 3 purchased substantially all of the assets and operations of Genuity, Inc. in February 2003. Level 3 also purchased Telverse Communications, Inc. in July 2003.

  Level 3 acquired the managed modem businesses of ICG Communications and Sprint on April 1, 2004 and October 1, 2004, respectively.

  Level 3 purchased WilTel on December 23, 2005, and recorded approximately $38 million of revenue attributable to this business in 2005.

  Level 3 purchased Progress Telecom on March 20, 2006, and recorded approximately $2 million of revenue attributable to this business for the three months ended March 31, 2006.

(2)
In 2001, Level 3 recorded a $3.2 billion impairment charge to reflect the reduction in the carrying amount of certain of its communications assets in accordance with SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets". Also in 2001, Level 3 recognized a gain of $1.1 billion as a result of the early extinguishment of long-term debt.

  In 2002, Level 3 recognized approximately $181 million of impairment and restructuring charges, a gain of approximately $191 million from the sale of Commonwealth Telephone Enterprises, Inc. common stock, $88 million of induced conversion expenses attributable to the exchange of Level 3's convertible debt securities, $120 million of federal tax benefits due to legislation enacted in 2002 and a gain of $255 million as a result of the early extinguishment of long-term debt.

  In 2003, Level 3 recognized approximately $346 million of termination and settlement revenue, $45 million of impairment and restructuring charges, a gain of approximately $70 million from the sale of "91 Express Lanes" toll road assets and $200 million of induced conversion expenses attributable to the exchange of Level 3's convertible debt securities, and recognized a gain of $41 million as a result of the early extinguishment of long-term debt.

  In 2004, Level 3 recognized a gain of $197 million as a result of the early extinguishments of certain long-term debt and $113 million of termination revenue.

  In 2005, Level 3 recognized $133 million of termination revenue and approximately $23 million of impairment and restructuring charges.

  In the first quarter of 2006, Level 3 recognized a gain of $27 million on the exchange of certain tranches of debt maturing in 2008 for new debt maturing in 2010.

(3)
In 2001, Level 3 agreed to sell its Asian telecommunications business to Reach Ltd. and recorded an impairment charge of $516 million related to its discontinued Asian operations. Losses attributable to the Asian operations were $89 million for fiscal 2001.

  In 2005, Level 3 sold (i)Structure, LLC and recognized a gain on the sale of $49 million. For fiscal years 2005 and 2004, (i)Structure, LLC revenues approximated costs. Losses attributable to the operations of (i)Structure, LLC for fiscal years 2003, 2002 and 2001 were $17 million, $6 million and $22 million, respectively.

(4)
Level 3's current dividend policy, in effect since April 1998, is to retain future earnings for use in Level 3's business. As a result, management does not anticipate paying any cash dividends on shares of common stock in the foreseeable future. In addition, Level 3 is effectively restricted under certain covenants from paying cash dividends on shares of its common stock.

(5)
In 2001, Level 3 negotiated an increase in the total amount available under its senior secured credit facility to $1.775 billion and borrowed $650 million under the facility. Also in 2001, a subsidiary of Parent repurchased, using cash and common stock, approximately $1.9 billion face amount of Level 3's long-term debt and recognized a gain of approximately $1.1 billion as a result of the early extinguishment of debt.

  In 2002, Level 3 received net proceeds of $488 million from the issuance of $500 million of 9% Junior Convertible Subordinated Notes due 2012. Also in 2002, Level 3 repurchased, using cash and common stock, approximately $705 million face amount of its long-term debt and recognized a gain of approximately $255 million as a result of the early extinguishment of debt.

  In 2003, Level 3 received net proceeds of $848 million from the issuance of $374 million of 2.875% Convertible Senior Notes due 2010 and the issuance of $500 million of 10.75% Senior Notes due 2011. Level 3 completed a debt exchange whereby Level 3 issued $295 million (face amount) of 9% Convertible Senior Discount Notes due 2013 and common stock in exchange for $352 million (book value) of long-term debt. In addition, Level 3 using cash on hand, restricted cash and the proceeds from the issuance of the 10.75% Senior Notes due 2011, repaid in full, the $1.125 billion purchase money indebtedness outstanding under its senior secured credit facility. Also in 2003, Level 3 repurchased, using common stock, approximately $1.007 billion face amount of its long-term debt and recognized a gain of approximately $41 million as a result of the early extinguishment of debt.

  In 2004, Level 3 received net proceeds of $987 million from the issuance of a $730 million senior secured term loan due 2011 and the issuance of $345 million of 5.25% Senior Convertible Notes due 2011. Level 3 used the net proceeds to repay portions of its 9.125% Senior Notes due 2008, 11% Senior Notes due 2008, 10.5% Senior Discount Notes due 2008 and 10.75% Senior Euro Notes due 2008. Level 3 repurchased portions of the outstanding notes at prices ranging from 83 percent to 89 percent of the repurchased face amount. The net gain on the early extinguishment of the debt, including transaction costs, realized foreign currency losses and unamortized debt issuance costs, was $50 million for these transactions. Also in 2004, Level 3 paid approximately $54 million and assumed obligations to extinguish a capital lease obligation and recognized a gain of $147 million on the transaction.

  In 2005, Level 3 received net proceeds of $877 million from the issuance of $880 million of 10% Convertible Senior Notes due 2011. Also in 2005, a wholly owned subsidiary of Parent received net proceeds of $66 million from the completion of a refinancing of the mortgage of Level 3's corporate headquarters. The subsidiary entered into a new mortgage loan of $70 million at an initial fixed rate of 6.86% through 2010.

  In January 2006, Level 3 completed private exchange offers to exchange certain tranches of debt maturing in 2008 for cash and new 11.5% Senior Notes due 2010. Level 3 issued $692 million aggregate principal amount of 11.5% Senior Notes as well as paid $46 million of cash consideration in exchange for the 2008 Notes tendered in the transactions.

  In March 2006, Level 3, as guarantor and the Issuer, as borrower, issued $150 million aggregate principal amount of floating rate senior notes due 2011 and $250 million aggregate principal amount of 12.25% senior notes due 2013, each in a private offering. Level 3 received net proceeds of $379 million from these offerings.

(6)
In 2001, Level 3 issued approximately 16 million shares of common stock, valued at approximately $72 million, in exchange for long-term-debt.

  In 2002, Level 3 issued approximately 47 million shares of common stock, valued at approximately $466 million, in exchange for long-term debt. Included in the value of common stock issued are induced conversion premiums of $88 million for convertible debt securities.

  In 2003, Level 3 issued approximately 216 million shares of common stock, valued at approximately $953 million, in exchange for long-term debt. Included in the value of common stock issued are induced conversion premiums of $200 million for convertible debt securities.

  In 2004, Level 3 realized $95 million of foreign currency losses on the repurchase of its Euro denominated debt. The unrealized foreign currency losses had been recorded in other comprehensive income within Stockholders' equity (deficit).

  In 2005, Level 3 issued 115 million shares of common stock, valued at approximately $313 million, as the stock portion of the purchase price paid to acquire WilTel.

  In March 2006, Level 3 issued approximately 20 million shares, valued at approximately $66 million, as part of the consideration to acquire Progress Telecom.

CAPITALIZATION

        The following table sets forth the consolidated capitalization of Level 3 as of March 31, 2006, on an actual basis and on an as adjusted basis to give effect to (i) the issuance on April 6, 2006 of $300 million aggregate principal amount of 2013 Notes by the Issuer, (ii) the public offering on June 13, 2006 of 125,000,000 shares of common stock by Level 3, (iii) the issuance by Level 3 on June 13, 2006 of $335 million aggregate principal amount of its 3.5% Convertible Senior Notes due 2012, (iv) the redemption by Level 3 on July 13, 2006 of all of its outstanding 9 1/8% Senior Notes due 2008 in an aggregate principal amount of $398,407,000 and (v) the redemption by Level 3 on July 13, 2006 of all of its outstanding 10 1/2% Senior Discount Notes due 2008 in an aggregate principal amount of $62,091,000.

	March 31, 2006
	Actual	As Adjusted
	(unaudited, dollars in millions)
Cash and cash equivalents	$580	$1,270
Marketable securities	412	412
Restricted cash (includes noncurrent)	122	122

Total cash and marketable securities	$1,114	$1,804

Current portion of long-term debt	$1	$1

Long-term debt, less current portion(1)	$6,440	$6,440
12.25% Senior Notes due 2013(1)	—	300
3.5% Convertible Senior Notes due 2012	—	335
9.125% Senior Notes due 2008 and 10.5% Senior Discount Notes due 2008	—	(460)

Total long-term debt, less current portion	6,440	6,615
Stockholders' deficit
Preferred stock, $.01 par value; authorized 10,000,000 shares; no shares outstanding; actual and as adjusted	—	—
Common stock, $.01 par value; authorized, 1,500,000,000 shares; 844,059,226 actual shares outstanding, 969,059,226 as adjusted(2)	8	10
Additional paid-in capital	7,851	8,391
Accumulated other comprehensive loss	(42)	(42)
Accumulated deficit	(8,363)	(8,367)

Total stockholders' deficit	(546)	(8)

Total capitalization	$5,894	$6,607

(1)
Excludes discounts, premiums and fair value adjustments attributable to the Floating Rate Notes, 2013 Notes and 11.5% Senior Notes due 2010.

(2)
Excludes shares issuable upon exercise of outstanding options and warrants and upon conversion of outstanding convertible securities.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

        On March 14, 2006, the Issuer privately placed $150,000,000 aggregate principal amount of Floating Rate Notes in a transaction exempt from registration under the Securities Act. On March 14, 2006 and April 6, 2006, respectively, the Issuer privately placed $250,000,000 and $300,000,000 aggregate principal amount of 2013 Notes in transactions exempt from registration under the Securities Act. Accordingly, the original notes may not be reoffered, resold or otherwise transferred in the United States unless so registered or unless an exemption from the Securities Act registration requirements is available. In the registration agreements, the Issuer and Parent have agreed with the initial purchasers of the original notes to:

  •
  file a registration statement with the SEC relating to the exchange offer not later than June 12, 2006;

  •
  use their best efforts to cause the exchange offer registration statement to become effective under the Securities Act by October 10, 2006; and

  •
  upon effectiveness of the exchange offer registration statement, promptly commence the exchange offer.

In addition, the Issuer and Parent have agreed to keep the exchange offer open for at least 20 days, or longer if required by applicable law, after the date notice of the exchange offer is mailed to the holders of the original notes. The new notes are being offered under this prospectus to satisfy these obligations of the Issuer and Parent under the registration agreements.

Terms of the Exchange

        Upon the terms and subject to the conditions contained in this prospectus and in the letter of transmittal that accompany this prospectus, the Issuer is offering to exchange (i) $1,000 in principal amount of New Floating Rate Notes for each $1,000 in principal amount of outstanding Floating Rate Notes and (ii) $1,000 in principal amount of New 2013 Notes for each $1,000 in principal amount of outstanding 2013 Notes. The terms of the new notes are substantially identical to the terms of the original notes for which they may be exchanged in the exchange offer, except that:

  (1)
  the new notes will be freely transferable, other than as described in this prospectus;

  (2)
  the new notes will not contain any legend restricting their transfer;

  (3)
  holders of the new notes will not be entitled to certain rights of the holders of the original notes under the registration agreements, which rights will terminate on completion of the exchange offer; and

  (4)
  the new notes will not contain any provisions regarding the payment of special interest.

The new notes will evidence the same debt as the original notes and will be entitled to the benefits of the indenture. See "Description of Notes."

        The exchange offer is not conditioned on any minimum aggregate principal amount of original notes being tendered for exchange.

        Based on interpretations by the SEC's staff in no-action letters issued to other parties, the Issuer believes that holders of new notes issued in the exchange offer may transfer the new notes without complying with the registration and prospectus delivery requirements of the Securities Act if the holders:

  (1)
  acquired the new notes in the ordinary course of the holders' business;

  (2)
  are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the new notes;

  (3)
  are not affiliates of the Issuer within the meaning of Rule 405 under the Securities Act;

  (4)
  are not broker-dealers who acquired original notes directly from the Issuer; and

  (5)
  are not broker-dealers who acquired original notes as a result of market-making or other trading activities.

        See "Plan of Distribution."

        Each broker-dealer that receives new notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution."

        The letter of transmittal that accompanies this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. A participating broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of new notes received in exchange for original notes where those new notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. The Issuer and Parent have agreed that, starting on the date of this prospectus and ending on the close of business on the day that is 180 days following the date of this prospectus, they will make this prospectus available to any broker-dealer for use in connection with any resale of this kind.

        Tendering holders of original notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the applicable letter of transmittal, transfer taxes relating to the exchange of original notes for new notes in the exchange offer.

Shelf Registration Statement

        If:

        (1)   because of any change in law or applicable interpretations of the staff of the SEC, the Issuer and Parent determine that they are not permitted to effect an exchange offer,

        (2)   for any other reason the exchange offer registration statement is not declared effective by October 10, 2006 or the exchange offer is not consummated within 30 business days after the exchange offer registration statement is declared effective,

        (3)   any initial purchaser so requests for original notes not eligible to be exchanged for new notes in the exchange offer,

        (4)   any holder of original notes, other than an initial purchaser, is not eligible to participate in the exchange offer, or

        (5)   any holder of original notes, other than an initial purchaser, does not receive freely tradable new notes in the exchange offer other than by reason of the holder being an affiliate of the Issuer and Parent, the Issuer and Parent will:

  (1)
  as promptly as practicable (but in no event more than the later of (i) June 12, 2006 or (ii) 45 days after so required or requested), file a shelf registration statement covering resales of the original notes or the new notes, as the case may be, and thereafter use their best efforts to cause the shelf registration statement to be declared effective under the Securities Act, and

  (2)
  use their best efforts to keep the shelf registration statement effective until two years after its effective date.

        For purposes of determining whether the Issuer and Parent are obligated to file a shelf registration statement, the requirement that a participating broker-dealer deliver this prospectus in connection with sales of new notes will not result in those new notes being deemed not freely tradable.

        If the Issuer and Parent file a shelf registration statement, they will, among other things:

  (1)
  provide to each holder for whom the shelf registration statement was filed copies of the prospectus which is a part of the shelf registration statement;

  (2)
  notify each of those holders when the shelf registration statement has become effective; and

  (3)
  take other actions as are required to permit unrestricted resales of the original notes or the new notes, as the case may be.

A holder selling original notes or new notes under the shelf registration statement generally must be named as a selling security holder in the related prospectus and must deliver a prospectus to purchasers. Consequently, the holder may be subject to the civil liability provisions under the Securities Act in connection with those sales and will be bound by any applicable provisions of the registration agreements, including specified indemnification obligations.

Special Interest

        Special interest will accrue on the principal amount of the original notes and the new notes, in addition to the stated interest on the original notes and the new notes, from and including the date on which a registration default occurs to but excluding the date on which all registration defaults have been cured.

        The occurrence of any of the following is a registration default:

  (1)
  neither the exchange offer registration statement nor the shelf registration statement has been filed with the SEC on or before June 12, 2006,

  (2)
  neither the exchange offer registration statement nor the shelf registration statement has been declared effective on or before October 10, 2006,

  (3)
  neither the exchange offer has been completed nor the shelf registration statement has been declared effective on or before November 21, 2006, or

  (4)
  after either the exchange offer registration statement or the shelf registration statement has been declared effective, that registration statement ceases to be effective or usable, subject to certain exceptions, in connection with resales of original notes or new notes in accordance with and during the periods specified in the applicable registration agreement.

        Special interest will accrue at a rate of 0.50% per annum on the principal amount during the 90-day period after the occurrence of the registration default and will increase by 0.25% per annum at the end of each subsequent 90-day period. In no event will the rate exceed 1.00% per annum on the principal amount. If the exchange offer is completed on the terms and within the period contemplated by this prospectus, no special interest will be payable.

        The summary of the provisions of the registration agreements contained in this prospectus does not purport to be complete. This summary is subject to and is qualified in its entirety by reference to all the provisions of the registration agreements, copies of which are exhibits to the registration statement of which this prospectus is a part.

  Expiration Date; Extensions; Termination; Amendments

        The expiration date of the exchange offer is 5:00 p.m., New York City time, on September 6, 2006, unless the Issuer in its sole discretion extends the period during which the exchange offer is open. In that case, the expiration date will be the latest time and date to which the exchange offer is extended. The Issuer reserves the right to extend the exchange offer at any time and from time to time before the expiration date by giving written notice to The Bank of New York, the exchange agent, and by timely public announcement. Unless otherwise required by applicable law or regulation, the public announcement will be made by a release to the PR Newswire or other national newswire service. During any extension of the exchange offer, all original notes previously tendered in the exchange offer will remain subject to the exchange offer.

        The initial exchange date will be the first business day following the expiration date. The Issuer expressly reserves the right to:

  (1)
  terminate the exchange offer and not accept for exchange any original notes for any reason, including if any of the events described below under "—Conditions to the Exchange Offer" shall have occurred and shall not have been waived by the Issuer; and

  (2)
  amend the terms of the exchange offer in any manner.

        If any termination or amendment occurs, the Issuer will notify the exchange agent in writing and will either issue a press release or give written notice to the holders of the original notes as promptly as practicable. Unless the Issuer terminates the exchange offer prior to 5:00 p.m., New York City time, on the expiration date, the Issuer will exchange the new notes for the original notes on the exchange date.

        If:

  (1)
  the Issuer waives any material condition to the exchange offer or amends the exchange offer in any other material respect; and,

  (2)
  at the time that notice of this waiver or amendment is first published, sent or given to holders of original notes in the manner specified above, the exchange offer is scheduled to expire at any time earlier than the fifth business day from, and including, the date that the notice is first so published, sent or given, then the exchange offer will be extended until that fifth business day.

        This prospectus and the letter of transmittal and other relevant materials will be mailed by the Issuer to record holders of original notes. In addition, these materials will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of original notes.

  How to Tender

        The tender to the Issuer of original notes according to one of the procedures described below will constitute an agreement between that holder of original notes and the Issuer in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

        General Procedures.    A holder of an original note may tender them by properly completing and signing the letter of transmittal or a facsimile of the letter of transmittal and delivering them, together with the certificate or certificates representing the original notes being tendered and any required signature guarantees, or a timely confirmation of a book-entry transfer according to the procedure described below, to either exchange agent at one of the addresses set forth below under "—Exchange Agent" on or before the expiration date, or complying with the guaranteed delivery procedures described below. All references in this prospectus to the letter of transmittal include a facsimile of the letter of transmittal.

        If tendered original notes are registered in the name of the signer of the applicable letter of transmittal and the new notes to be issued in exchange for accepted original notes are to be issued, and any untendered original notes are to be reissued, in the name of the registered holder, the signature of the signer need not be guaranteed. In any other case, the tendered original notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Issuer. They must also be duly executed by the registered holder. In addition, the signature on the endorsement or instrument of transfer must be guaranteed by an eligible guarantor institution that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act. If the new notes and/or original notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the original notes, an eligible guarantor institution must guarantee the signature on the applicable letter of transmittal.

        Any beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender original notes should contact the holder promptly and instruct it to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender the original notes itself, the beneficial owner must either make appropriate arrangements to register ownership of the original notes in its name or follow the procedures described in the immediately preceding paragraph. The beneficial owner must make these arrangements or follow these procedures before completing and executing the letter of transmittal and delivering the original notes. The transfer of record ownership may take considerable time.

        Book-Entry Transfer.    An exchange agent will make a request to establish an account for the original notes at each book-entry transfer facility for purposes of the exchange offer within two business days after receipt of this prospectus unless the exchange agent already has established an account with the book-entry transfer facility suitable for the exchange offer. Subject to the establishment of the account, any financial institution that is a participant in the book-entry transfer facility's systems may make book-entry delivery of original notes by causing a book-entry transfer facility to transfer the original notes into one of the exchange agent's accounts at the book-entry transfer facility in accordance with the facility's procedures. However, although delivery of original notes may be effected through book-entry transfer, the applicable letter of transmittal, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by an exchange agent at one of the addresses set forth below under "—Exchange Agent" on or before the expiration date or the guaranteed delivery procedures described below must be complied with.

        The method of delivery of original notes and all other documents is at the election and risk of the holder. If sent by mail, it is recommended that the holder use registered mail, return receipt requested, obtain proper insurance, and make the mailing sufficiently in advance of the expiration date to permit delivery to the exchange agent on or before the expiration date.

        Unless an exemption applies under the applicable law and regulations concerning backup withholding of federal income tax, an exchange agent will be required to withhold 28% of the gross proceeds otherwise payable to a holder in the exchange offer if the holder does not provide the holder's taxpayer identification number and certify that the number is correct.

        Guaranteed Delivery Procedures.    If a holder desires to accept the exchange offer and time will not permit a letter of transmittal or original notes to reach the exchange agent before the expiration date, a tender may be effected if an exchange agent has received at one of its offices listed under "—Exchange Agent" below on or before the expiration date a letter, telegram or facsimile transmission from an eligible guarantor institution that:

  (1)
  sets forth the name and address of the tendering holder, the names in which the original notes are registered and, if possible, the certificate numbers of the original notes to be tendered; and

  (2)
  states that the tender is being made thereby; and

  (3)
  guarantees that within three New York Stock Exchange trading days after the date of execution of the letter, telegram or facsimile transmission by the eligible guarantor institution, the original notes, in proper form for transfer, will be delivered by the eligible guarantor institution together with a properly completed and duly executed letter of transmittal and any other required documents.

Unless original notes being tendered by the above-described method or a timely confirmation of a book-entry transfer are deposited with the exchange agent within the time period described above, accompanied or preceded by a properly completed letter of transmittal and any other required documents, the Issuer may reject the tender. Copies of a notice of guaranteed delivery which may be used by eligible guarantor institutions for the purposes described in this paragraph are being delivered with this prospectus and the letter of transmittal.

        A tender will be deemed to have been received as of the date when the tendering holder's properly completed and duly signed letter of transmittal accompanied by the original notes or a timely confirmation of a book-entry transfer is received by an exchange agent. Issuances of new notes in exchange for original notes tendered by an eligible guarantor institution as described above will be made only against deposit of the applicable letter of transmittal and any other required documents and the tendered original notes or a timely confirmation of a book-entry transfer.

        All questions as to the validity, form, eligibility, including time of receipt, and acceptance for exchange of any tender of original notes will be determined by the Issuer. The Issuer's determination will be final and binding. the Issuer reserves the absolute right to reject any or all tenders not in proper form or the acceptances for exchange of which may, in the opinion of counsel to the Issuer, be unlawful. The Issuer also reserves the absolute right to waive any of the conditions of the exchange offer or any defect or irregularities in tenders of any particular holder whether or not similar defects or irregularities are waived in the case of other holders. None of the Issuer, the exchange agent or any other person will incur any liability for failure to give notification of any defects or irregularities in tenders. The Issuer's interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and the instructions to the letter of transmittal, will be final and binding.

  Terms and Conditions of the Letter of Transmittal

        The letter of transmittal contains, among other things, the following terms and conditions, which are part of the exchange offer.

        The party tendering original notes for exchange, or the transferor, exchanges, assigns and transfers the original notes to the Issuer and irrevocably constitutes and appoints our exchange agent as its agent and attorney-in-fact to cause the original notes to be assigned, transferred and exchanged. The transferor represents and warrants that:

  (1)
  it has full power and authority to tender, exchange, assign and transfer the original notes and to acquire new notes issuable upon the exchange of the tendered original notes; and

  (2)
  when the same are accepted for exchange, the Issuer will acquire good and unencumbered title to the tendered original notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.

The transferor also warrants that it will, upon request, execute and deliver any additional documents the Issuer deems necessary or desirable to complete the exchange, assignment and transfer of tendered original notes. The transferor further agrees that acceptance of any tendered original notes by the Issuer and the issuance of new notes in exchange shall constitute performance in full by the Issuer of its obligations under the applicable registration agreement and that the Issuer shall have no further obligations or liabilities under that registration agreement, except in certain limited circumstances. All authority conferred by the transferor will survive the death or incapacity of the transferor and every obligation of the transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of the transferor.

        By tendering original notes, the transferor certifies that:

  (1)
  it is not an affiliate of the Issuer within the meaning of Rule 405 under the Securities Act, that it is not a broker-dealer that owns original notes acquired directly from the Issuer or an affiliate of the Issuer, that it is acquiring the new notes offered hereby in the ordinary course of its business and that it has no arrangement with any person to participate in the distribution of the new notes; or

  (2)
  it is an affiliate, as so defined, of the Issuer or of the initial purchasers, and that it will comply with applicable registration and prospectus delivery requirements of the Securities Act.

        Each broker-dealer that receives new notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

  Withdrawal Rights

        Original notes tendered in the exchange offer may be withdrawn at any time before the expiration date.

        For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the exchange agent at the address set forth below under "—Exchange Agent." Any notice of withdrawal must:

  (1)
  specify the person named in the applicable letter of transmittal as having tendered original notes to be withdrawn;

  (2)
  specify the certificate numbers of original notes to be withdrawn;

  (3)
  specify the principal amount of original notes to be withdrawn, which must be an authorized denomination;

  (4)
  state that the holder is withdrawing its election to have those original notes exchanged;

  (5)
  state the name of the registered holder of those original notes; and

  (6)
  be signed by the holder in the same manner as the original signature on the applicable letter of transmittal, including any required signature guarantees, or be accompanied by evidence satisfactory to the Issuer that the person withdrawing the tender has succeeded to the beneficial ownership of the original notes being withdrawn.

If certificates for original notes have been delivered or otherwise identified to the exchange agent, then prior to the release of those certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless that holder is an eligible institution.

        If original notes have been tendered pursuant to the procedure for book-entry transfer described above, the executed notice of withdrawal, guaranteed by an eligible institution, unless that holder is an eligible institution, must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn original notes and otherwise comply with the procedures of that facility. All questions as to the validity, form and eligibility, including time of receipt, of those notices will be determined by us, and our determination shall be final and binding on all parties. Any original notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any original notes which have been tendered for exchange but which are not exchanged for any reason will be either

  (1)
  returned to the holder without cost to that holder or

  (2)
  in the case of original notes tendered by book-entry transfer into the applicable exchange agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, those original notes will be credited to an account maintained with the book-entry transfer facility for the original notes, in either case as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn original notes may be retendered by following one of the procedures described under "—How to Tender" above at any time on or prior to the expiration date.

  Acceptance of Original Notes for Exchange; Delivery of New Notes

        Upon the terms and subject to the conditions of the exchange offer, the acceptance for exchange of original notes validly tendered and not withdrawn and the issuance of the new notes will be made on the exchange date. For the purposes of the exchange offer, the Issuer shall be deemed to have accepted for exchange validly tendered original notes when, as and if the Issuer has given written notice of acceptance to the exchange agent.

        The exchange agent will act as agent for the tendering holders of original notes for the purposes of receiving new notes from the Issuer and causing the original notes to be assigned, transferred and exchanged. Upon the terms and subject to the conditions of the exchange offer, delivery of new notes to be issued in exchange for accepted original notes will be made by the exchange agent promptly after acceptance of the tendered original notes. Original notes not accepted for exchange will be returned without expense to the tendering holders. Or, in the case of original notes tendered by book-entry transfer, the non-exchanged original notes will be credited to an account maintained with the book-entry transfer facility promptly following the expiration date. If the Issuer terminates the exchange offer before the expiration date, these non-exchanged original notes will be credited to the applicable exchange agent's account promptly after the exchange offer is terminated.

  Conditions to the Exchange Offer

        Notwithstanding any other provision of the exchange offer or any extension of the exchange offer, the Issuer will not be required to issue new notes for any properly tendered original notes not previously accepted. The Issuer may terminate the exchange offer by oral or written notice to the exchange agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release to the PR Newswire or other national newswire service or, at its option, modify or otherwise amend the exchange offer, if:

  (1)
  any action or proceeding is threatened, instituted or pending before, or any injunction, order or decree is issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission:

  (A)
  seeking to restrain or prohibit the making or completion of the exchange offer or any other transaction contemplated by the exchange offer,

  (B)
  assessing or seeking any damages as a result of the making or completion of the exchange offer or any other transaction contemplated by the exchange offer, or

  (C)
  resulting in a material delay in the ability of the Issuer to accept for exchange or exchange some or all of the original notes in the exchange offer;

  (2)
  any statute, rule, regulation, order or injunction is sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any government or governmental authority, domestic or foreign, or any action is taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in the sole judgment of the Issuer might result in any of the consequences referred to in clauses (1)(A) or (B) above or, in the sole judgment of the Issuer, might result in the holders of new notes having obligations relating to resales and transfers of new notes which are greater than those described in the interpretations of the SEC referred to in "—Terms of the Exchange" above, or would otherwise make it inadvisable to proceed with the exchange offer; or

  (3)
  a material adverse change has occurred in the business, condition (financial or otherwise), operations, or prospects of the Issuer or Parent.

        The conditions described above are for the sole benefit of the Issuer. The Issuer may assert these conditions regarding all or any portion of the exchange offer regardless of the circumstances, including any action or inaction by the Issuer, giving rise to the condition. The Issuer may waive these conditions in whole or in part at any time or from time to time in its sole discretion. The failure by the Issuer at any time to exercise any of the rights described above will not be deemed a waiver of any of those rights, and each right will be deemed an ongoing right which may be asserted at any time or from time to time. In addition, the Issuer has reserved the right, despite the satisfaction of each of the conditions described above, to terminate or amend the exchange offer.

        Any determination by the Issuer concerning the fulfillment or non-fulfillment of any conditions will be final and binding upon all parties.

        In addition, the Issuer will not accept for exchange any original notes tendered and no new notes will be issued in exchange for any original notes, if at that time any stop order is threatened or in effect relating to:

  (1)
  the registration statement of which this prospectus constitutes a part; or

  (2)
  the qualification of any of the indentures under the Trust Indenture Act.

  Exchange Agent

        The Bank of New York has been appointed as the exchange agent for the exchange offer. Letters of transmittal must be addressed to the exchange agent at one of the addresses set forth below.

Deliver to:
The Bank of New York
By Registered or Certified Mail:
101 Barclay Street, 7E
Corporate Trust Operations
Reorganization Unit
New York, New York 10286
Attn: Evangeline R. Gonzales
By Facsimile:
(212) 298-1915

        Delivery to an address other than as set forth in this prospectus, or transmissions of instructions via a facsimile or telex number other than the ones set forth herein, will not constitute a valid delivery.

  Solicitation of Tenders; Expenses

        The Issuer has not retained any dealer-manager or similar agent in connection with the exchange offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the exchange offer. However, the Issuer will pay the exchange agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses in connection with its services. The Issuer will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding tenders for their customers. The expenses to be incurred in connection with the exchange offer, including the fees and expenses of the exchange agent and printing, accounting and legal fees, will be paid by the Issuer and are estimated at approximately $260,000.

  Appraisal Rights

        Holders of original notes will not have dissenters' rights or appraisal rights in connection with the exchange offer.

  Transfer Taxes

        Holders who tender their original notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange, except that holders who instruct us to register new notes in the name of, or request that original notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax.

  Other

        Participation in the exchange offer is voluntary, and holders should carefully consider whether to accept the terms and conditions of this offer. Holders of the original notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

        As a result of the making of this exchange offer, and upon acceptance for exchange of all validly tendered original notes according to the terms of this exchange offer, the Issuer and Parent will have fulfilled a covenant contained in the terms of the original notes and the registration agreements. Holders of the original notes who do not tender their certificates in the exchange offer will continue to hold those certificates and will be entitled to all the rights, and limitations applicable to the original notes under the indentures, except for any rights under the registration agreements which by their terms terminate or cease to have further effect as a result of the making of this exchange offer. See "Description of Notes."

        All untendered original notes will continue to be subject to the restrictions on transfer set forth in the indenture. In general, the original notes may not be reoffered, resold or otherwise transferred in the U.S. unless registered under the Securities Act or unless an exemption from the Securities Act registration requirements is available. Except under certain limited circumstances, the Issuer does not intend to register the original notes under the Securities Act.

        In addition, any holder of original notes who tenders in the exchange offer for the purpose of participating in a distribution of the new notes may be deemed to have received restricted securities. If so, that holder will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent that original notes are tendered and accepted in the exchange offer, the trading market, if any, for the original notes could be adversely affected.

        The Issuer may in the future seek to acquire untendered original notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Issuer has no present plan to acquire any original notes that are not tendered in the exchange offer.

DESCRIPTION OF INDEBTEDNESS OF
LEVEL 3 COMMUNICATIONS, INC. AND THE ISSUER

        The following is a description of the material outstanding indebtedness of Level 3 Communications, Inc. and the Issuer. For purposes of this section of the prospectus only, "Level 3" refers only to Level 3 Communications, Inc., the parent company of the Issuer. The following summaries of Level 3's and the Issuer's outstanding notes are qualified in their entirety by reference to the indentures to which each issue of notes relates. Copies of these indentures are available on request from Level 3.

Indebtedness of the Issuer

Credit Agreement

        As of June 27, 2006, the Issuer, as borrower, and Level 3, as guarantor, Merrill Lynch Capital Corporation, as administrative agent and collateral agent, and certain lenders amended and restated the Issuer's Credit Agreement. At June 27, 2006, the outstanding amount under the Credit Agreement remains $730 million.

        The Issuer's obligations under the Credit Agreement are, subject to certain exceptions, secured by certain of the assets of (i) Level 3; and (ii) certain of Level 3's material domestic subsidiaries that are engaged in the telecommunications business, including Level 3 LLC. Level 3 and these subsidiaries also guarantee the obligations of the Issuer under the Credit Agreement.

        The principal amount of the senior secured term loan will be payable in full on December 1, 2011. Additional secured term loans or revolving loans may in the future be extended to the Issuer under the Credit Agreement.

        The senior secured term loan bears interest at a rate equal to the London Interbank Offered Rate (LIBOR) plus 400 basis points.

        The Credit Agreement provides that indebtedness outstanding under the senior secured term loan will be paid with all of the net available cash proceeds with respect to certain asset sales, if these proceeds are not reinvested in Level 3's business. The Credit Agreement contains negative covenants restricting and limiting the ability of Level 3, the Issuer and any restricted subsidiary to engage in certain activities, including:

  •
  limitations on indebtedness and the incurrence of liens;

  •
  restrictions on dividends and distributions on capital stock, and other similar distributions;

  •
  limitations on transactions restricting the ability of subsidiaries to pay dividends and other similar distributions;

  •
  restrictions on the issuance and sale of capital stock of subsidiaries;

  •
  restrictions on sale leaseback transactions, sales of assets and investments, including restrictions on asset transfers by guarantors under the Credit Agreement to subsidiaries of Level 3 which are not guarantors;

  •
  limitations on transactions with affiliates;

  •
  limitations on designating subsidiaries as unrestricted subsidiaries;

  •
  limitations on actions with respect to existing intercompany obligations; and

  •
  in the case of Level 3, the Issuer and any guarantor, restrictions on mergers and sales of substantially all assets.

        The Credit Agreement does not require Level 3 or the Issuer to maintain specific financial ratios. The Credit Agreement does contain certain events of default.

  10.750% Senior Notes due 2011

        On October 1, 2003, the Issuer issued $500 million aggregate principal amount of 10.750% Senior Notes due 2011 (the "10.750% Notes") under an indenture between Level 3, as guarantor, the Issuer, and The Bank of New York as trustee. The 10.750% Notes are senior unsecured unsubordinated obligations of the Issuer. They rank equally in right of payment with all other existing and future senior unsecured unsubordinated indebtedness of the Issuer. The 10.750% Notes are unconditionally guaranteed on an unsubordinated unsecured basis by Level 3 and Level 3 LLC. Level 3 LLC entered into the guarantee of the 10.750% Notes on October 20, 2004, after obtaining all material governmental authorizations and consents required for it to do so. Level 3 LLC's guarantee of the 10.750% Notes is subordinated to Level 3 LLC's guarantee of the senior secured term loan and the Loan Proceeds Note in respect of the senior secured term loan. The 10.750% Notes bear interest at a rate of 10.750% per annum, payable semiannually in arrears on April 15 and October 15.

        The Issuer may redeem the 10.750% Notes, in whole or in part, at any time on or after October 15, 2007. If a redemption occurs before October 15, 2009, the Issuer will pay a premium on the principal amount of the 10.750% Notes redeemed. This premium decreases annually from approximately 5.38% for a redemption during the twelve month period beginning on October 15, 2007 to approximately 2.69% for a redemption during the twelve month period beginning on October 15, 2008. In addition, on or prior to October 15, 2006, the Issuer may redeem up to 35% of the 10.750% Notes with the proceeds of certain equity offerings of Level 3 that are contributed to the Issuer at a redemption price equal to 110.750% of the principal amount of the 10.750% Notes so redeemed.

        If an event treated as a change in control of Level 3 and/or the Issuer occurs, Level 3 will be obligated, subject to certain conditions, to offer to purchase all of the outstanding 10.750% Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest, if any.

        The indenture relating to the 10.750% Notes contains certain covenants, including, among others, covenants with respect to the following matters: (i) limitation on consolidated debt; (ii) limitation on debt of the Issuer and Issuer restricted subsidiaries; (iii) limitation on restricted payments; (iv) limitation on dividend and other payment restrictions affecting restricted subsidiaries; (v) limitation on liens; (vi) limitation on sale and leaseback transactions; (vii) limitation on asset dispositions; (viii) limitation on issuance and sales of capital stock of restricted subsidiaries; (ix) transactions with affiliates; (x) reports; (xi) limitation on designations of unrestricted subsidiaries; and (xii) in the case of Parent, the Issuer, future guarantors of the notes and guarantors of the 10.75% Proceeds Note, limitations on mergers, consolidations and sales of all or substantially all of the assets of such entities.

        The holders of the 10.750% Notes may force the Issuer to immediately repay the principal on the 10.750% Notes, including interest to the acceleration date, if certain defaults exist under other indebtedness of Level 3 or any restricted subsidiary having an outstanding principal amount of at least $25 million, which defaults result in the acceleration of such other indebtedness or constitute a failure to pay principal when due.

        As of March 31, 2006, $500 million aggregate principal amount of the 10.750% Notes was outstanding.

  Indebtedness of Level 3 Communications, Inc.

  6% Convertible Subordinated Notes due 2009

        On September 20, 1999, Level 3 issued $823 million aggregate principal amount of 6% Convertible Subordinated Notes due 2009 (the "2009 Convertible 6% Notes") under an indenture between Level 3 and The Bank of New York, as successor trustee to IBJ Whitehall Bank & Trust Company. The 2009 Convertible 6% Notes are unsecured, subordinated obligations of Level 3.

        The 2009 Convertible 6% Notes are convertible into shares of common stock, at the option of the holder, at any time prior to maturity, unless previously repurchased or unless Level 3 has caused the conversion rights to expire. The 2009 Convertible 6% Notes may be converted at the initial rate of 15.3401 shares of common stock per each $1,000 principal amount of notes, subject to adjustment in certain circumstances. This is equivalent to a conversion price of approximately $65.19 per share.

        On or after September 15, 2002, Level 3 may cause the conversion rights of the holders of 2009 Convertible 6% Notes to expire at any time prior to the maturity date of the notes. Level 3 may exercise this option if the current market price of the common stock exceeds 140% of the prevailing conversion price then in effect, for at least 20 trading days within any 30-day period of consecutive trading days, including the last trading day of such period.

        If an event treated as a change in control of Level 3 occurs, Level 3 will be obligated, subject to certain conditions, to offer to purchase all of the outstanding notes at a purchase price of 100% of the principal amount, plus accrued and unpaid interest, if any. Level 3 will pay the repurchase price in cash or, at Level 3's option but subject to the satisfaction of certain conditions, in shares of common stock.

        In the event of a bankruptcy, liquidation or reorganization of Level 3, an acceleration of the 2009 Convertible 6% Notes due to an event of default under the indenture, and certain other events, the payment of the principal of, premium, if any, and interest on the 2009 Convertible 6% Notes will be subordinated in right of payment to the prior full and final payment in cash of all senior debt of Level 3.

        The holders of the 2009 Convertible 6% Notes may force Level 3 to immediately repay the principal on the 2009 Convertible 6% Notes, including interest to the acceleration date, if certain defaults exist under other indebtedness having an outstanding principal amount of at least $25 million.

        As of March 31, 2006, approximately $362 million aggregate principal amount of the 2009 Convertible 6% Notes was outstanding.

  11% Senior Notes due 2008

        On February 29, 2000, Level 3 issued $800 million aggregate principal amount of 11% Senior Notes due 2008 (the "11% Notes") under an indenture between Level 3 and The Bank of New York, as trustee. The 11% Notes are senior unsecured obligations of Level 3. They rank equally in right of payment with all other existing and future senior unsecured indebtedness of Level 3. The 11% Notes bear interest at a rate of 11% per annum, payable semiannually in arrears on March 15 and September 15.

        The 11% Notes are not redeemable at the option of Level 3 prior to maturity.

        If an event treated as a change in control of Level 3 occurs, Level 3 will be obligated, subject to certain conditions, to offer to purchase all of the outstanding 11% Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest, if any.

        The indenture relating to the 11% Notes places restrictions on the ability of Level 3 and its restricted subsidiaries to:

  •
  incur additional indebtedness;

  •
  pay dividends or make other restricted payments and transfers;

  •
  create liens;

  •
  sell assets;

  •
  issue or sell capital stock of some of its subsidiaries;

  •
  enter into transactions, including transactions with affiliates; and

  •
  in the case of Level 3, consolidate, merge or sell substantially all of Level 3's assets.

        The indenture also contains a provision relating to the acceleration of the 11% Notes that is substantially similar to that contained in the indenture relating to the 2009 Convertible 6% Notes.

        As of March 31, 2006, approximately $78 million aggregate principal amount of the 11% Notes was outstanding.

  11 1/4% Senior Notes due 2010

        On February 29, 2000, Level 3 issued $250 million aggregate principal amount of 11 1/4% senior notes due 2010 (the "11 1/4% Notes") under an indenture between Level 3 and The Bank of New York, as trustee. The 11 1/4% Notes are senior unsecured obligations of Level 3. They rank equally in right of payment with all other existing and future senior unsecured indebtedness of Level 3. The 11 1/4% Notes bear interest at a rate of 11 1/4% per annum, payable semiannually in arrears on March 15 and September 15.

        Level 3 may redeem the 11 1/4% Notes, in whole or in part, at any time on or after March 15, 2005. If a redemption occurs before March 15, 2008, Level 3 will pay a premium on the principal amount of the 11 1/4% Notes redeemed. This premium decreases annually from approximately 3.75% for a redemption during the twelve month period beginning on March 15, 2006 to approximately 1.875% for a redemption during the twelve month period beginning on March 15, 2007.

        If an event treated as a change in control of Level 3 occurs, Level 3 is obligated, subject to certain conditions, to offer to purchase all of the outstanding 11 1/4% Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest, if any.

        The indenture relating to the 11 1/4% Notes places certain restrictions on the actions of Level 3 and some of its subsidiaries that are substantially similar to those contained in the indenture relating to the 11% Notes. The indenture also contains a provision relating to the acceleration of the 11 1/4% Notes that is substantially similar to that contained in the indenture relating to the 2009 Convertible 6% Notes.

        As of March 31, 2006, approximately $96 million aggregate principal amount of the 11 1/4% Notes was outstanding.

  12 7/8% Senior Discount Notes due 2010

        On February 29, 2000, Level 3 issued $675 million aggregate principal amount at maturity of 12 7/8% Senior Discount Notes due 2010 (the "12 7/8% Discount Notes") under an indenture between Level 3 and The Bank of New York, as trustee. The 12 7/8% Discount Notes are senior unsecured obligations of Level 3. They rank equally in right of payment with all other existing and future senior unsecured indebtedness of Level 3.

        The issue price of the 12 7/8% Discount Notes was approximately 53.308% of the principal amount at maturity. The 12 7/8% Discount Notes accreted at a rate of 12 7/8% per year, compounded semiannually, to 100% of their principal amount on March 15, 2005. Cash interest began to accrue on the 12 7/8% Discount Notes on March 15, 2005 at a rate of 12 7/8% and, since September 15, 2005, is payable semiannually on March 15 and September 15.

        Level 3 may redeem the 12 7/8% Discount Notes, in whole or in part, at any time on or after March 15, 2005. If a redemption occurs before March 15, 2008, Level 3 will pay a premium on the accreted value of the 12 7/8% Discount Notes redeemed. This premium decreases annually from approximately 4.292% for a redemption during the twelve month period beginning on March 15, 2006 to approximately 2.146% for a redemption during the twelve month period beginning on March 15, 2007.

        If an event treated as a change in control of Level 3 occurs, Level 3 will be obligated, subject to certain conditions, to offer to purchase all of the outstanding 12 7/8% Discount Notes at a purchase price of 101% of the accreted value, plus accrued and unpaid interest, if any.

        The indenture relating to the 12 7/8% Discount Notes places certain restrictions on the actions of Level 3 and some of its subsidiaries that are substantially similar to those contained in the indenture relating to the 11% Notes. The indenture also contains a provision relating to the acceleration of the 12 7/8% Discount Notes that is substantially similar to that contained in the indenture relating to the 2009 Convertible 6% Notes.

        As of March 31, 2006, approximately $488 million aggregate principal amount at maturity of the 12 7/8% Discount Notes was outstanding.

Euro-Denominated Senior Notes

  10 3/4% Senior Notes due 2008

        On February 29, 2000, Level 3 issued €500 million aggregate principal amount of 10 3/4% Senior Notes due 2008 (the "10 3/4% Euro Notes") under an indenture between Level 3 and The Bank of New York, as trustee. The 10 3/4% Euro Notes are senior unsecured obligations of Level 3. They rank equally in right of payment with all other existing and future senior unsecured indebtedness of Level 3. The 10 3/4% Euro Notes bear interest at a rate of 10 3/4% per annum, payable semiannually in arrears on March 15 and September 15.

        The 10 3/4% Euro Notes are not redeemable at the option of Level 3 prior to maturity.

        If an event treated as a change in control of Level 3 occurs, Level 3 will be obligated, subject to certain conditions, to offer to purchase all of the outstanding 10 3/4% Euro Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest, if any.

        The indenture relating to the 10 3/4% Euro Notes places certain restrictions on the actions of Level 3 and its restricted subsidiaries that are substantially similar to those contained in the indenture relating to the 11% Notes. The indenture also contains a provision relating to the acceleration of the 10 3/4% Euro Notes that is substantially similar to that contained in the indenture relating to the 2009 Convertible 6% Notes.

        As of March 31, 2006, approximately $60 million aggregate principal amount of the 10 3/4% Euro Notes was outstanding.

  11 1/4% Senior Notes due 2010

        On February 29, 2000, Level 3 issued €300 million aggregate principal amount of 11 1/4% Senior Notes due 2010 (the "11 1/4% Euro Notes") under an indenture between Level 3 and The Bank of New York, as trustee. The 11 1/4% Euro Notes are senior unsecured obligations of Level 3. They rank equally in right of payment with all other existing and future senior unsecured indebtedness of Level 3. The 11 1/4% Euro Notes bear interest at a rate of 11 1/4% per annum, payable semiannually in arrears on March 15 and September 15.

        Level 3 may redeem the 11 1/4% Euro Notes, in whole or in part, at any time on or after March 15, 2005. If a redemption occurs before March 15, 2008, Level 3 will pay a premium on the principal amount of the 11 1/4% Euro Notes redeemed. This premium decreases annually from approximately

3.75% for a redemption during the twelve month period beginning on March 15, 2006 to approximately 1.875% for a redemption during the twelve month period beginning on March 15, 2007.

        If an event treated as a change in control of Level 3 occurs, Level 3 will be obligated, subject to certain conditions, to offer to purchase all of the outstanding 11 1/4% Euro Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest, if any.

        The indenture relating to the 11 1/4% Euro Notes places certain restrictions on the actions of Level 3 and its restricted subsidiaries that are substantially similar to those contained in the indenture relating to the 11% Notes. The indenture also contains a provision relating to the acceleration of the 11 1/4% Euro Notes that is substantially similar to that contained in the indenture relating to the 2009 Convertible 6% Notes.

        As of March 31, 2006, approximately $125 million aggregate principal amount of the 11 1/4% Euro Notes was outstanding.

  6% Convertible Subordinated Notes due 2010

        On February 29, 2000 Level 3 issued $862.5 million aggregate principal amount of 6% Convertible Subordinated Notes due 2010 (the "2010 Convertible 6% Notes") under an indenture between Level 3 and The Bank of New York, as trustee. The 2010 Convertible 6% Notes are unsecured, subordinated obligations of Level 3.

        The 2010 Convertible 6% Notes are convertible into shares of Level 3 common stock, at the option of the holder, at any time prior to maturity, unless previously repurchased or redeemed, or unless Level 3 has caused the conversion rights to expire. The 2010 Convertible 6% Notes may be converted at the initial rate of 7.416 shares of common stock per each $1,000 principal amount of notes, subject to adjustment in certain circumstances. This is equivalent to a conversion price of approximately $134.84 per share.

        On or after March 18, 2003, Level 3 may cause the rights of the holders of the 2010 Convertible 6% Notes to expire at any time prior to the maturity date of the notes. Level 3 may exercise this option to cause the conversion rights to expire only if for at least 20 trading days within any period of 30 consecutive trading days, including the last trading day of that period, the current market price of common stock exceeds 140% of the prevailing conversion price then in effect.

        If an event treated as a change in control of Level 3 occurs, Level 3 will be obligated, subject to certain conditions, to offer to purchase all of the outstanding 2010 Convertible 6% Notes at a purchase price of 100% of the principal amount, plus accrued and unpaid interest, if any. Level 3 will pay the repurchase price in cash or, at Level 3's option but subject to the satisfaction of certain conditions, in shares of common stock.

        In the event of a bankruptcy, liquidation or reorganization of Level 3, an acceleration of the 2010 Convertible 6% Notes due to an event of default under the indenture relating to the 2010 Convertible 6% Notes, and certain other events, the payment of the principal of, premium, if any, and interest on the 2010 Convertible 6% Notes will be subordinated in right of payment to the prior full and final payment in cash of all senior debt of Level 3.

        The indenture relating to the 2010 Convertible 6% Notes also contains a provision relating to the acceleration of the 2010 Convertible 6% Notes that is substantially similar to that contained in the indenture relating to the 2009 Convertible 6% Notes.

        As of March 31, 2006, approximately $514 million aggregate principal amount of the 2010 Convertible 6% Notes was outstanding.

  2.875% Senior Convertible Notes due 2010

        On July 8, 2003, Level 3 issued $373.75 million aggregate principal amount of 2.875% Senior Convertible Notes due 2010 (the "2010 Convertible 2.875% Notes") under an indenture between Level 3 and The Bank of New York, as trustee. The 2010 Convertible 2.875% Notes are senior unsecured obligations of Level 3. They rank equally in right of payment with all other existing and future senior unsecured indebtedness of Level 3.

        The 2010 Convertible 2.875% Notes are convertible into shares of common stock, at the option of the holder, at any time prior to maturity, unless previously repurchased or redeemed. The 2010 Convertible 2.875% Notes may be converted at the initial rate of 139.2758 shares of common stock per each $1,000 principal amount of notes, subject to adjustment in certain circumstances. This is equivalent to a conversion price of approximately $7.18 per share.

        Level 3 may redeem the 2010 Convertible 2.875% Notes, in whole or in part, at any time after July 15, 2007 only if the closing sale price of Level 3's common stock exceeds a specified percentage of the then applicable conversion price for at least 20 trading days in any consecutive 30-day trading period, including the last trading day of that period. The specified percentage decreases annually from 170% in the 12-month period beginning July 15, 2007 to 150% in the 12-month period beginning July 15, 2009. Level 3 must pay a "make whole" payment equal to the present value of all remaining scheduled payments of interest on the 2010 Convertible 2.875% Notes to be redeemed through and including July 15, 2010.

        If an event treated as a change in control of Level 3 occurs, Level 3 will be obligated, subject to certain conditions, to offer to purchase all of the outstanding 2010 Convertible 2.875% Notes at a purchase price of 100% of the principal amount, plus accrued and unpaid interest, if any.

        The indenture also contains a provision relating to the acceleration of the 2010 Convertible 2.875% Notes that is substantially similar to that contained in the indenture relating to the 2009 Convertible 6% Notes.

        As of March 31, 2006, approximately $374 million aggregate principal amount of the 2010 Convertible 2.875% Notes was outstanding.

  9% Convertible Senior Discount Notes due 2013

        On October 24, 2003, Level 3 issued $295 million aggregate principal amount at maturity of 9% Convertible Senior Discount Notes due 2013 (the "9% Convertible Senior Discount Notes"), together with 20 million shares of Level 3 common stock, in exchange for approximately $352 million (book value) of debt and accrued interest outstanding as of that date. The 9% Convertible Senior Discount Notes were issued under an indenture between Level 3 and The Bank of New York and are senior unsecured obligations of Level 3. They rank equally in right of payment with all other existing and future senior unsecured indebtedness of Level 3.

        The 9% Convertible Senior Discount Notes were offered at a discount of 29.527% to their aggregate principal amount at maturity. The 9% Convertible Senior Discount Notes accrete at a rate of 9% per year, compounded semiannually, to 100% of their aggregate principal amount at maturity by October 15, 2007. Cash interest will not accrue on the 9% Convertible Senior Discount Notes prior to October 15, 2007; however, Level 3 may elect to commence the accrual of cash interest on all outstanding 9% Convertible Senior Discount Notes on or after October 15, 2004, in which case the outstanding principal amount at maturity of each 9% Convertible Senior Discount Note, will, on the elected commencement date, be reduced to the accreted value of the 9% Convertible Senior Discount Note as of that date and cash interest shall be payable on April 15 and October 15 thereafter. Commencing October 15, 2007, interest on the 9% Convertible Senior Discount Notes will accrue at the rate of 9% per year and will be payable in cash semiannually in arrears.

        The 9% Convertible Senior Discount Notes are convertible into shares of common stock at the option of the holder, at any time prior to maturity, unless previously repurchased or redeemed. The 9% Convertible Senior Discount Notes may be converted at the initial conversion price of $9.991 per share, subject to adjustment in certain circumstances. The total number of shares issuable upon conversion will range from approximately 22 million to 30 million shares depending upon the total accretion prior to conversion.

        Level 3 may redeem the 9% Convertible Senior Discount Notes, in whole or in part, at any time on or after October 15, 2008 only if the closing sale price of Level 3's common stock exceeds a specified percentage of the then applicable conversion price for at least 20 trading days in any consecutive 30-day trading period, including the last trading day of that period. The specified percentage is 140% in the 12-month period beginning October 15, 2008 and decreases to 130% and 120% on October 15, 2009 and 2010, respectively, if the initial holders sell greater than 33.33% of the 9% Convertible Senior Discount Notes. The redemption price is payable in cash and is equal to 100% of the accreted value of the 9% Convertible Senior Discount Notes to be redeemed as of the redemption date plus accrued and unpaid interest, to, but excluding, the redemption date.

        If an event treated as a change of control of Level 3 occurs, Level 3 will be obligated, subject to certain conditions, to offer to purchase all of the outstanding 9% Convertible Senior Discount Notes at a purchase price of 101% of aggregate accreted value of the notes so purchased as of the date designated for payment, plus accrued and unpaid interest, if any, to, but excluding, that date.

        The indenture also contains a provision relating to the acceleration of the 9% Convertible Senior Discount Notes that is substantially similar to that contained in the indenture relating to the 2009 Convertible 6% Notes.

        As of March 31, 2006, approximately $295 million aggregate principal amount at maturity of the 9% Convertible Senior Discount Notes was outstanding.

  5 1/4% Convertible Senior Notes due 2011

        On December 2, 2004, Level 3 issued $345 million aggregate principal amount of 5 1/4% Convertible Senior Notes due 2011 (the "2011 Convertible 5 1/4% Notes") under an indenture between Level 3 and The Bank of New York, as trustee. The 2011 Convertible 5 1/4% Notes are senior unsecured obligations of Level 3. They rank equally in right of payment with all other existing and future senior unsecured indebtedness of Level 3.

        The 2011 Convertible 5 1/4% Notes are convertible into shares of common stock, at the option of the holder, at any time prior to maturity, unless previously repurchased or redeemed. The 2011 Convertible 51/4 1/4% Notes may be converted at the initial rate of 251.004 shares of common stock per each $1,000 principal amount of notes, subject to adjustment in certain circumstances. This is equivalent to a conversion price of approximately $3.984 per share.

        Level 3 may redeem the 2011 Convertible 5 1/4% Notes, in whole or in part, at any time after December 15, 2008. If a redemption occurs before December 15, 2010, Level 3 will pay a premium on principal amount of the 2011 Convertible 5 1/4% Notes redeemed. The premium for the 12 month period beginning December 15, 2008 is equal to 102.25%, for the 12 month period beginning December 15, 2009 is equal to 101.50% and for the 12 month period beginning December 15, 2010 and thereafter 100.75%.

        If an event treated as a change of control of Level 3 occurs, Level 3 will be obligated, subject to certain conditions, to offer to purchase all of the outstanding 2011 Convertible 5 1/4% Notes at a purchase price of 100% of the principal amount, plus accrued and unpaid interest, if any, plus in certain circumstances a "make-whole premium" that is based on a table included in the indenture relating to the 2011 Convertible 5 1/4% Notes and the date on which the change in control becomes effective as well as the price paid per share of our common stock in the change of control transaction.

        The indenture also contains a provision relating to the acceleration of the 2011 Convertible 5 1/4% Notes that is substantially similar to that contained in the indenture relating to the 2009 Convertible 6% Notes.

        As of March 31, 2006, approximately $345 million aggregate principal amount of the 5 1/4% Notes was outstanding.

  10% Convertible Senior Notes due 2011

        On April 4, 2005, Level 3 issued $880 million aggregate principal amount of 10% Convertible Senior Notes due 2011 (the "2011 Convertible 10% Notes") under an indenture and supplement between Level 3 and The Bank of New York, as trustee. The 2011 Convertible 10% Notes are senior unsecured obligations of Level 3. They rank equally in right of payment with all other existing and future senior unsecured indebtedness of Level 3.

        After January 1, 2007, the 2011 Convertible 10% Notes are convertible into shares of common stock, at the option of the holder, at any time prior to maturity, unless previously repurchased or redeemed. The conversion right will be accelerated in the event of a change of control as defined in the indenture. For each $1,000 principal amount of 2011 Convertible 10% Notes surrendered for conversion a holder will receive 277.77 shares of our common stock.

        Level 3 may redeem the 2011 Convertible 10% Notes, in whole or in part, at any time after May 1, 2009. If a redemption occurs before maturity, Level 3 will pay a premium on principal amount of the 2011 Convertible 10% Notes redeemed. The premium for the 12 month period beginning May 1, 2009 is equal to 3.33% and for the 12 month period beginning May 1, 2010 and thereafter 1.67%.

        If an event treated as a change of control of Level 3 occurs, Level 3 will be obligated, subject to certain conditions, to offer to purchase all of the outstanding 2011 Convertible 10% Notes at a purchase price of 100% of the principal amount, plus accrued and unpaid interest, if any, plus in certain circumstances a "make-whole premium" that is based on a table included in the indenture relating to the 2011 Convertible 10% Notes and the date on which the change in control becomes effective as well as the price paid per share of our common stock.

        The indenture also contains a provision relating to the acceleration of the 2011 Convertible 10% Notes that is substantially similar to that contained in the indenture relating to the 2009 Convertible 6% Notes.

        As of March 31, 2006, approximately $880 million aggregate principal amount of the 2011 Convertible 10% Notes was outstanding.

  11 1/2% Senior Notes due 2010

        On January 13, 2006, Level 3 issued approximately $692 million in aggregate principal amount of 11 1/2% Senior Notes due 2010 (the "11 1/2% Notes") under an indenture between Level 3 and The Bank of New York, as trustee. The 11 1/2% Notes are senior unsecured obligations of Level 3. They rank equally in right of payment with all other existing and future senior unsecured indebtedness of Level 3. The 11 1/2% Notes bear interest at a rate of 11 1/2% per annum, payable semiannually on March 1 and September 1.

        Level 3 may redeem the 11 1/2% Notes, in whole or in part, at any time on or after March 1, 2009. The 11 1/2% Notes are not redeemable prior to such time.

        If an event treated as a change of control of Level 3 occurs, Level 3, will be obligated, subject to certain conditions, to offer to purchase all of the 11 1/2% Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest, if any.

        The indenture relating to the 11 1/2% Notes places certain restrictions on the actions of Level 3 and the Issuer and some of their subsidiaries that are substantially similar to those contained in the indenture relating to the 11% Notes.

        As of March 31, 2006, approximately $692 million in aggregate principal amount of the 11 1/2% Notes was outstanding.

3.5% Convertible Senior Notes due 2012

        On June 13, 2006, Level 3 issued $335 million aggregate principal amount of 3.5% Convertible Senior Notes due 2012 (the "2012 Convertible 3.5% Notes") under an indenture and supplement between Level 3 and The Bank of New York, as trustee. The 2012 Convertible 3.5% Notes are senior unsecured obligations of Level 3. They rank equally in right of payment with all other existing and future senior unsecured indebtedness of Level 3.

        The 2012 Convertible 3.5% Notes are convertible by holders into shares of common stock, at the option of the holder, at any time prior to maturity, unless previously repurchased or redeemed. For each $1,000 principal amount of 2012 Convertible 3.5% Notes surrendered for conversion a holder will receive 183.1502 shares of common stock of Level 3.

        Level 3 may redeem the 2012 Convertible 3.5% Notes, in whole or in part, at any time after June 15, 2010. If a redemption occurs before maturity, Level 3 will pay a premium on principal amount of the 2012 Convertible 3.5% Notes redeemed. The premium for the 12 month period beginning June 15, 2010 is equal to 1.17% and for the 12 month period beginning June 15, 2011 is 0.58%.

        If an event treated as a change in control of Level 3 occurs, Level 3 will be obligated, subject to certain conditions, to offer to purchase all of the outstanding 2012 Convertible 3.5% Notes at a purchase price of 100% of the principal amount, plus accrued and unpaid interest, if any. If a holder of 2012 Convertible 3.5% Notes elects to convert its notes in connection with certain changes in control, Level 3 will pay, to the extent described in the indenture relating to such notes, a make whole premium by increasing the number of shares deliverable upon conversion of such notes.

        The indenture also contains a provision relating to the acceleration of the 2012 Convertible 3.5% Notes that is substantially similar to that contained in the indenture relating to the 2009 Convertible 6% Notes.

        As of June 13, 2006, approximately $335 million aggregate principal amount of the 2012 Convertible 3.5% Notes was outstanding.

DESCRIPTION OF NOTES

General

        The New Floating Rate Notes, like the Floating Rate Notes, will be issued under an Indenture, dated as of March 14, 2006 (the "Floating Rate Notes Indenture"), among Level 3 Communications, Inc. ("Parent"), Level 3 Financing, Inc. (the "Issuer") and The Bank of New York, as trustee under the Floating Rate Notes Indenture (the "Floating Rate Notes Trustee"). The New 2013 Notes, like the 2013 Notes, will be issued under an Indenture, dated as of March 14, 2006 (the "2013 Notes Indenture" and, together with the Floating Rate Notes Indenture, the "Indentures"), among Parent, the Issuer and The Bank of New York, as trustee under the 2013 Indenture (the "2013 Notes Trustee" and, together with the Floating Rate Notes Trustee, the "Trustees"). Copies of the Indentures are available from Parent or the Issuer on request. For purposes of this Description of Notes, the term "Issuer" refers only to Level 3 Financing, Inc. and not to any of its subsidiaries or its parent company, Level 3 Communications, Inc., and the term "Parent" refers only to Level 3 Communications, Inc. and not to any of its subsidiaries, in each case except for purposes of financial data determined on a consolidated basis. For purposes of this Description of Notes, all references in this prospectus to the "Notes" shall be deemed to refer collectively to the Floating Rate Notes, the New Floating Rate Notes, the 2013 Notes and the New 2013 Notes.

        The following summary of certain provisions of the Indentures does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and to all of the provisions of the applicable Indenture, including the definitions of certain terms therein and those terms made a part of the applicable Indenture by reference to the Trust Indenture Act, as in effect on the date of the applicable Indenture. The definitions of certain capitalized terms used in the following summary are set forth below under "—Certain Definitions."

        The Notes are unsubordinated unsecured obligations of the Issuer, ranking equal in right of payment with all existing and future unsecured indebtedness of the Issuer that is not expressly subordinated in right of payment to the Notes, and are senior in right of payment to all existing and future indebtedness of the Issuer expressly subordinated in right of payment to the Notes. The Notes, however, are effectively subordinated to the Issuer's existing and future secured obligations, including secured obligations under existing and future credit facilities, receivables, purchase money indebtedness, capitalized leases and certain other arrangements, to the extent of the value of the collateral securing such obligations. Additionally, the Notes are effectively subordinated to all liabilities, including trade payables, of the Issuer's subsidiaries that are not Guarantors. As of March 31, 2006, on a pro forma basis giving effect to the April 6, 2006 issuance of 2013 Notes, the Issuer (excluding its subsidiaries) had $1.930 billion of indebtedness outstanding, of which $730 million would have been secured indebtedness, $1.230 billion would have been guaranteed by Level 3 LLC and all would have been guaranteed by Parent.

        For a summary of certain risks relating to the Notes, see "Risk Factors."

Note Guarantees

        The Issuer's obligations under each Indenture, including the repurchase obligation resulting from a Change of Control Triggering Event, are fully and unconditionally guaranteed, jointly and severally, on an unsubordinated unsecured basis by Parent and each Restricted Subsidiary that becomes a Guarantor pursuant to the terms of such Indenture. A Restricted Subsidiary will only be required to become a Guarantor if it incurs specified types of Debt or provides a Guarantee of the 10 3/4% Notes. Each Note Guarantee is a general unsecured obligation of the Guarantor, is effectively subordinated to any existing or future secured Debt of the Guarantor, to the extent of the value of the assets securing such Debt, is senior in right of payment to any existing or future Debt of the Guarantor that is expressly subordinated in right of payment to the Note Guarantee, and is equal in right of payment with any existing or future unsecured Debt of the Guarantor that is not expressly subordinated in right of payment to the Note Guarantee, including any Guarantee of the 10 3/4% Notes. As further described in the fourth succeeding paragraph, the Note Guarantee of a Restricted Subsidiary may be subordinated in the future to any guarantee of any Qualified Credit Facility issued by such Restricted Subsidiary, including the Existing Credit Facility. As of March 31, 2006, on a pro forma basis giving effect to (i) the issuance by Level 3 on June 13, 2006 of its $335 million aggregate principal amount of 3.5% Convertible Senior Notes due 2012, (ii) the redemption by Level 3 on July 13, 2006 of all of its outstanding 9 1/8% Senior Notes due 2008 in an aggregate principal amount of $398,407,000 and (iii) the redemption by Level 3 on July 13, 2006 of all of its outstanding 10 1/2% Senior Discount Notes due 2008 in an aggregate principal amount of $62,091,000, Parent (excluding its subsidiaries) had approximately $4.606 billion of indebtedness outstanding, none of which constituted secured indebtedness and $876 million of which constituted subordinated indebtedness. As of March 31, 2006, on a pro forma basis giving effect to the April 6, 2006 issuance of 2013 Notes, the Issuer and its subsidiaries in the aggregate had approximately $2.010 billion of indebtedness (excluding intercompany payables to Parent and its subsidiaries) outstanding, approximately $809 million of which constituted secured indebtedness and none of which constituted subordinated indebtedness. All such indebtedness (other than the Notes) is guaranteed by Level 3 LLC. Under the circumstances described below under "—Certain Covenants—Limitation on Designations of Unrestricted Subsidiaries," Parent is permitted to designate certain of its subsidiaries as "Unrestricted Subsidiaries." The Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the Indentures. The Unrestricted Subsidiaries will not guarantee the Notes.

        Each of Parent and the Issuer will endeavor, and cause Level 3 LLC to endeavor, in good faith using commercially reasonable efforts to cause Level 3 LLC to obtain all material (as determined in good faith by the General Counsel of Parent) authorizations and consents of Federal and State Governmental Authorities required in order for it to Guarantee the Notes at the earliest practicable date and to enter into a Guarantee of the Notes promptly thereafter. For purposes of this paragraph, the requirement that Parent, the Issuer or Level 3 LLC use "commercially reasonable efforts" shall not be deemed to require it to make material payments in excess of normal fees and costs to or at the direction of Governmental Authorities or to change the manner in which it conducts its business in any respect that the management of Parent shall determine in good faith to be adverse or materially burdensome. Upon the reasonable request of Parent or the Issuer, the applicable Trustee will cooperate with Parent and the Issuer as necessary to enable them to comply with their obligations under this paragraph. Level 3 LLC entered into a Guarantee of the 10 3/4% Notes on October 20, 2004, after obtaining all material authorizations and consents of Federal and State Governmental Authorities required for it to do so.

        If any Guarantor makes payments under its Note Guarantee, each of the Issuer and the other Guarantors must contribute their share of such payments. The Issuer's and the other Guarantors' shares of such payments will be computed based on the proportion that the Consolidated Net Worth of the Issuer or the relevant Guarantor represents relative to the aggregate Consolidated Net Worth of the Issuer and all the Guarantors combined.

        The Note Guarantee of a Guarantor (other than Parent) will be released (a) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) Parent or a Restricted Subsidiary, if the sale or other disposition of all or substantially all of the assets of that Guarantor complies with the covenant described under "—Certain Covenants—Limitation on Asset Dispositions" (or Parent certifies in an Officers' Certificate to the applicable Trustee that it will comply with the requirements of such covenant relating to application of the proceeds of such sale or disposition), (b) in connection with any sale of all of the Capital Stock of a Guarantor (other than Parent) to a Person that is not (either before or after giving effect to such transaction) Parent or a Restricted Subsidiary, if the sale of all such Capital Stock of that Guarantor complies with the covenant described under "—Certain Covenants—Limitation on Asset Dispositions" (or Parent certifies in an Officers' Certificate to the applicable Trustee that it will comply with the requirements of such covenant relating to application of the proceeds of such sale or disposition), (c) if Parent properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary pursuant to the covenant described under "—Certain Covenants—Limitation on Designations of Unrestricted Subsidiaries" or (d) if the Issuer exercises the legal defeasance option or covenant defeasance option as described under "—Satisfaction and Discharge of the Indentures; Defeasance."

        The Issuer, the Guarantors and the applicable Trustee may, without notice to or consent of any holders of Notes, enter into one or more indentures supplemental to the applicable Indenture, or amend any indenture supplemental to the applicable Indenture entered into by the Issuer, such Guarantor and such Trustee for the purpose of adding an additional Note Guarantee pursuant to the covenants described under "—Certain Covenants—Limitation on Consolidated Debt," "—Certain Covenants—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries" or "—Certain Covenants—Limitation on Actions with respect to Existing Intercompany Obligations," to provide that the payment obligation on a Note Guarantee of a Guarantor (other than Parent or any Sister Restricted Subsidiary) be expressly subordinated in any bankruptcy, liquidation or winding up proceeding of such Guarantor to the prior payment in full in cash of all obligations of such Guarantor under any Guarantee of, or obligation as borrower under, any Qualified Credit Facility Incurred by Parent or a Restricted Subsidiary in accordance with clause (ii) of paragraph (b) of the covenant described under "—Certain Covenants—Limitation on Consolidated Debt" or clause (ii) of paragraph (b) of the covenant described under "—Certain Covenants—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries;" provided, however, that (x) the terms of the subordination of a Note Guarantee to any such Guarantee of, or obligation as borrower under, a Qualified Credit Facility may not eliminate or otherwise adversely affect the subordination of the payment obligation on any other Debt of such Guarantor to the payment obligation of the Note Guarantee of such Guarantor and (y) any Guarantee (other than a Guarantee of such Qualified Credit Facility) by such Guarantor of the 10 3/4% Notes or any other Debt of Parent or any Sister Restricted Subsidiary also shall be expressly subordinated in any bankruptcy, liquidation or winding up proceeding of such Guarantor to the prior payment in full in cash of all obligations of such Guarantor under its Guarantee of such Qualified Credit Facility to at least the same extent and on the same terms and conditions as the subordination provisions applicable to such Guarantor's Note Guarantee. Level 3 LLC's Guarantee of the 10 3/4% Notes is subordinated to Level 3 LLC's Guarantee of the Existing Credit Facility. If Level 3 LLC Guarantees the Notes, the Note Guarantee will be subordinated to Level 3 LLC's Guarantee of the Existing Credit Facility. The Issuer entered into subordination agreements in accordance with the foregoing provisions subordinating Level 3 LLC's payment obligations on the Offering Proceeds Notes to Level 3 LLC's payment obligations in respect of the Loan Proceeds Note in any bankruptcy, liquidation or winding up proceeding of Level 3 LLC.

        The Issuer is a holding company with no material assets other than the stock of its subsidiaries, an offering proceeds note related to its issuance of the 10 3/4% Notes, a loan proceeds note related to the Existing Credit Facility and the Offering Proceeds Notes. Accordingly, the Issuer depends upon dividends, loans or other distributions from its subsidiaries, or capital contributions from Parent, to generate the funds necessary to meet its financial obligations, including its obligations to pay you as a holder of the Notes. The Issuer's subsidiaries may not generate earnings sufficient to enable it to meet its payment obligations. The Issuer's subsidiaries are legally distinct from it and, unless they guarantee the Notes, have no obligation to pay amounts due on the Issuer's debt or to make funds available to it for such payment. Similarly, Parent is a holding company with no material assets other than the stock of its subsidiaries. Accordingly, Parent depends upon dividends, loans or other distributions from its subsidiaries, including the Issuer, to generate the funds necessary to meet its financial obligations, including its obligations as a Guarantor. Future debt of certain of the Issuer's subsidiaries may prohibit the payment of dividends or the making of loans or advances to Parent or the Issuer. In addition, the ability of such subsidiaries to make such payments, loans or advances is limited by the laws of the relevant states in which such subsidiaries are organized or located. In certain circumstances, the prior or subsequent approval of such payments, loans or advances is required from applicable regulatory bodies or other governmental entities. To the extent the Issuer cannot access the cash flow of its subsidiaries, and Parent is unable to access the cash flow of its subsidiaries, including the Issuer, the Issuer may not have access to sufficient cash to repay the Notes, and Parent may not have sufficient cash to comply with its guarantee obligations on the Notes. Holders of any preferred stock of any of the Issuer's subsidiaries that are not Guarantors and creditors, including trade creditors and other subsidiaries of Parent that have made intercompany loans to the Issuer's subsidiaries, of any of those subsidiaries have and will have claims relating to the assets of that subsidiary that are senior to the Notes. That is, the Notes are structurally subordinated to the debt, preferred stock and other obligations of the Issuer's subsidiaries that are not Guarantors. All of the Issuer's existing debt is guaranteed by Level 3 LLC. Although as described above, Parent and the Issuer will endeavor to cause Level 3 LLC to become a Guarantor, Level 3 LLC will not initially guarantee the Notes and may never do so. Holders of the Notes have no claims to the assets of any of the Issuer's subsidiaries. See "Risk Factors—Risks Relating to an Investment in the Notes—The Issuer's subsidiaries must make payments to the Issuer in order for the Issuer to make payments on the notes, and Parent's subsidiaries must make payments to Parent in order for Parent to make payment on its obligations as a guarantor of the notes" and "Risk Factors—Risks Relating to an Investment in the Notes—Because the notes are structurally subordinated to the obligations of the Issuer's subsidiaries, you may not be fully repaid if the Issuer becomes insolvent."

Principal, Maturity and Interest

        In the exchange offer, the Issuer is issuing up to $150,000,000 aggregate principal amount of Floating Rate Notes (the "New Floating Rate Notes") and $550,000,000 aggregate principal amount of 2013 Notes (the "New 2013 Notes" and, together with the New Floating Rate Notes, the "New Notes") in exchange for original notes issued under the respective Indentures. Subject to compliance with the covenant described under "—Certain Covenants—Debt of the Issuer and Issuer Restricted Subsidiaries," the Issuer can issue an unlimited amount of additional Floating Rate Notes and 2013 Notes at later dates under the applicable Indenture. The Issuer can issue additional Notes as part of the same series as the Floating Rate Notes, the same series as the 2013 Notes or as an additional series. Any additional Floating Rate Notes or 2013 Notes that the Issuer issues in the future will be identical in all respects to the New Floating Rate Notes and New 2013 Notes that the Issuer is issuing now in the exchange offer, except that Notes issued in the future will have different issuance prices and issuance dates.

        New Floating Rate Notes.    The Floating Rate Notes will mature on March 15, 2011. Interest on the Floating Rate Notes accrues at a rate per annum, reset semiannually, equal to LIBOR plus 6.375%, as determined by the calculation agent (the "Calculation Agent"), which shall initially be the Floating Rate Notes Trustee. Interest on the Floating Rate Notes is payable semiannually in arrears on March 15 and September 15, commencing September 15, 2006. The Issuer will make each interest payment to the holders of record of the Floating Rate Notes on the immediately preceding March 1 and September 1. Interest on the Floating Rate Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date with respect to the Floating Rate Notes. For purposes of this "Description of Notes," all references herein to the "Floating Rate Notes" shall be deemed to refer collectively to the New Floating Rate Notes and any additional Floating Rate Notes issued at later dates.

        Set forth below is a summary of certain of the defined terms used in the Floating Rate Notes Indenture.

        "Determination Date," with respect to an Interest Period, will be the second London Banking Day preceding the first day of such Interest Period.

        "Interest Period" means the period commencing on and including an interest payment date and ending on and including the day immediately preceding the next succeeding interest payment date, with the exception that the first Interest Period shall commence on and include the Issue Date with respect to the Floating Rate Notes and end on and include September 14, 2006.

        "LIBOR," with respect to an Interest Period, will be the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a six-month period beginning on the second London Banking Day after the Determination Date that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank's offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in U.S. dollars for a six-month period beginning on the second London Banking Day after the Determination Date. If at least two such offered quotations are so provided, the rate for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank's rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in U.S. dollars to leading European banks for a six-month period beginning on the second London Banking Day after the Determination Date. If at least two such rates are so provided, the rate for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then the rate for the Interest Period will be the rate in effect with respect to the immediately preceding Interest Period.

        "London Banking Day" is any day on which dealings in U.S. dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

        "Representative Amount" means a principal amount of not less than $1,000,000 for a single transaction in the relevant market at the relevant time.

        "Telerate Page 3750" means the display designated as "Page 3750" on the Moneyline Telerate service (or such other page as may replace Page 3750 on that service).

        The amount of interest for each day that the Floating Rate Notes are outstanding (the "Daily Interest Amount") will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Floating Rate Notes. The amount of interest to be paid on the Floating Rate Notes for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period.

        All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

        The interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

        The Calculation Agent will, upon the request of the holder of any Floating Rate Note, provide the interest rate then in effect with respect to the Floating Rate Notes. All calculations made by the

Calculation Agent in the absence of manifest error will be conclusive for all purposes and binding on the Issuer, the Guarantors and the holders of the Floating Rate Notes.

        2013 Notes.    The 2013 Notes will mature on March 15, 2013. Interest on the 2013 Notes accrues at the rate of 12.25% per annum from the Issue Date, or from the most recent date to which interest has been paid, and will be payable in cash semiannually in arrears on March 15 and September 15, commencing September 15, 2006, to the persons who are registered holders of the 2013 Notes at the close of business on the preceding March 1 or September 1, as the case may be. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. For purpose of this "Description of Notes," all references herein to the "2013 Notes" shall be deemed to refer collectively to the New 2013 Notes and any additional 2013 Notes issued at later dates.

        Payment.    Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Issuer, which, unless otherwise provided by the Issuer, will be the offices of the Trustee. At the option of the Issuer, interest may be paid by check mailed to the registered holders at their registered addresses. The Notes will be issued without coupons and in fully registered form only, in minimum denominations of $1,000 and integral multiples thereof. The Notes will be issued only against payment in immediately available funds. No service charge will be made for any registration of transfer or exchange of the Notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

        The applicable interest rate on the New Notes is subject to increase in the circumstances (such additional interest being referred to as "Special Interest") described under "Exchange Offer" All references herein to interest on the New Notes shall include such Special Interest, if appropriate.

Book-Entry, Delivery and Form

        The New Notes will initially be issued in the form of one or more global securities registered in the name of The Depository Trust Company, or DTC, or its nominee.

        The New Notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the "Global Notes"). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

        Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See "—Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

        Depositary Procedures.    The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuer takes no responsibility for these operations and procedures and urges investors to contact the systems or their participants directly to discuss these matters.

        DTC has advised the Issuer that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "banking organization" within the meaning of the New York Banking Law, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. DTC was created to hold the securities of its participating organizations ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (which may include the underwriters), banks, trust companies, clearing corporations and certain other organizations, some of whom (or their representatives) have ownership interests in DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies ("indirect participants"), that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own Notes held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each Note held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

        Upon the issuance of a Global Note, DTC or its nominee will credit the accounts of participants with the respective principal amounts of the Notes represented by such Global Note purchased by such participants in the exchange offer. Such accounts shall be designated by the underwriters. Investors in the Rule 144A Global Notes who are participants in DTC's system may hold their interests therein directly through DTC. Investors in the Rule 144A Global Notes who are not participants may hold their interests therein indirectly through the organizations (including Euroclear and Clearstream) which are participants in such system. Euroclear and Clearstream will hold interests in the Regulation S Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./ N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream also may be subject to the procedures and requirements of such systems. Ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by DTC (with respect to participants' interests) or by the participants and the indirect participants (with respect to the owners of beneficial interests in such Global Note other than participants).

        The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Note. Because DTC, Euroclear and Clearstream can act only on behalf of their respective participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC, Euroclear or Clearstream system, as applicable, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Payment of principal of and interest on Notes represented by a Global Note will be made in immediately available funds to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the Notes represented thereby for all purposes under the Indenture. Under the terms of the Indenture, the Issuer and the Trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee has or will have any responsibility or liability for:

          (1)   any aspect of DTC's records or any participant's or indirect participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the Global Notes; or

          (2)   any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

        The Issuer has been advised by DTC that upon receipt of any payment of principal of or interest on any Global Note, DTC will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such Global Note as shown on the records of DTC. The Issuer expects that payments by participants or indirect participants to owners of beneficial interests in a Global Note held through such participants or indirect participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in "street name" and will be the sole responsibility of such participants and indirect participants.

        Neither the Issuer nor the Trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the Notes, and the Issuer and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Subject to the transfer restrictions set forth under "Notice to Investors," transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf of delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        DTC has advised the Issuer that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its participants.

        So long as DTC or any successor depositary for a Global Note, or any nominee, is the registered owner of such Global Note, DTC or such successor depositary or nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under the Indenture and the Notes. Except as set forth above, owners of beneficial interests in a Global Note will not be entitled to have the Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of certificated Notes in definitive form and will not be considered to be the owners or holders of any Notes under such Global Note. Accordingly, each Person owning a beneficial interest in a Global Note must rely on the procedures of DTC or any successor depositary, and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, to exercise any rights of a holder under the Indenture. The Issuer understands that under existing industry practices, in the event that the Issuer requests any action of holders or that an owner of a beneficial interest in a Global Note desires to give or take any action which a holder is entitled to give or take under the Indenture, DTC or any successor depositary would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in Global Notes among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Issuer, the Trustee or the underwriters will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        Exchange of Global Notes for Certificated Notes.    A Global Note is exchangeable for certificated Notes only if:

          (a)   DTC notifies the Issuer that it is unwilling or unable to continue as a depositary for such Global Note or if at any time DTC ceases to be a clearing agency registered under the Exchange Act and, in either case, the Issuer fails to appoint a successor depositary within 90 days after the date of such notice,

          (b)   the Issuer in its discretion at any time determines not to have all the Notes represented by such Global Note, or

          (c)   there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes represented by such Global Note.

        Any Global Note that is exchangeable for certificated Notes pursuant to the preceding sentence will be exchanged for certificated Notes in authorized denominations and registered in such names as DTC or any successor depositary holding such Global Note may direct. Subject to the foregoing, a Global Note is not exchangeable, except for a Global Note of like denomination to be registered in the name of DTC or any successor depositary or its nominee. In the event that a Global Note becomes exchangeable for certificated Notes:

          (a)   certificated Notes will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof,

          (b)   payment of principal of, and premium, if any, and interest on, the certificated Notes will be payable, and the transfer of the certificated Notes will be registerable, at the office or agency of the Issuer maintained for such purposes, and

          (c)   no service charge will be made for any registration of transfer or exchange of the certificated Notes, although the Issuer may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

Optional Redemption

        Floating Rate Notes.    The Floating Rate Notes are subject to redemption at the option of the Issuer, in whole or in part, at any time or from time to time on or after March 15, 2008 upon not less than 30 nor more than 60 days' prior notice, at the redemption prices set forth below (expressed as a percentage of principal amount), plus accrued and unpaid interest thereon (if any) to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve months beginning March 15, of the years indicated below:

Year	Redemption Price
2008	102.0%
2009	101.0%
2010	100.0%

        In addition, at any time or from time to time on or prior to March 15, 2008, the Issuer may redeem up to 35% of the original aggregate principal amount of the Floating Rate Notes at a redemption price equal to 100.00% of the principal amount of the Floating Rate Notes so redeemed, plus a premium equal to the interest rate per annum on the Floating Rate Notes applicable on the date that notice of redemption is given, plus accrued and unpaid interest thereon (if any) to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds contributed to the capital of the Issuer of one or more private placements to Persons other than Affiliates of Parent or underwritten public offerings of Common Stock of Parent resulting, in each case, in gross proceeds of at least $100 million in the aggregate; provided, however, that at least 65% of the original aggregate principal amount of the Floating Rate Notes would remain outstanding immediately after giving effect to such redemption. Any such redemption shall be made within 90 days of such private placement or public offering upon not less than 30 nor more than 60 days' prior notice.

        2013 Notes.    The 2013 Notes are subject to redemption at the option of the Issuer, in whole or in part, at any time or from time to time on or after March 15, 2010 upon not less than 30 nor more than 60 days' prior notice, at the redemption prices set forth below (expressed as a percentage of principal amount), plus accrued and unpaid interest thereon (if any) to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve months beginning March 15, of the years indicated below:

Year	Redemption Price
2010	106.125%
2011	103.063%
2012	100.000%

        In addition, at any time or from time to time on or prior to March 15, 2009, the Issuer may redeem up to 35% of the original aggregate principal amount of the 2013 Notes at a redemption price equal to 112.5% of the principal amount of the 2013 Notes so redeemed, plus accrued and unpaid interest thereon (if any) to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds contributed to the capital of the Issuer of one or more private placements to Persons other than Affiliates of Parent or underwritten public offerings of Common Stock of Parent resulting, in each case, in gross proceeds of at least $100 million in the aggregate; provided, however, that at least 65% of the original aggregate principal amount of the 2013 Notes would remain outstanding immediately after giving effect to such redemption. Any such redemption shall be made within 90 days of such private placement or public offering upon not less than 30 nor more than 60 days' prior notice.

Mandatory Redemption

        The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to Offer to Purchase Notes as described under "—Certain Covenants—Change of Control Triggering Event," "—Certain Covenants—Limitation on Asset Dispositions" and "—Certain Covenants—Limitation on Actions with Respect to Existing Intercompany Obligations." The Issuer may from time to time purchase Notes in the open market or otherwise.

Subordination of Existing Intercompany Obligations

        The Issuer lent the net proceeds of the issuance of the Notes of each series, together with cash on hand, to Level 3 Communications, LLC ("Level 3 LLC"), a direct Wholly Owned Subsidiary of the Issuer, in return for intercompany demand notes with respect to each series of Notes (the "Floating

Rate Proceeds Note" and the "2013 Proceeds Note," respectively, and together the "Offering Proceeds Notes") from Level 3 LLC in a principal amount equal to the principal amount of the Offered Floating Rate Notes and the Offered 2013 Notes, respectively. The Offering Proceeds Notes is pledged by the Issuer to secure its obligations under the Existing Credit Facility. Level 3 LLC is the obligor on an existing intercompany demand note (the "Parent Intercompany Note") to Parent to evidence loans from Parent to Level 3 LLC and is the obligor on an existing intercompany demand note (the "10 3/4% Proceeds Note") to the Issuer to evidence a loan made by the Issuer to Level 3 LLC in an aggregate principal amount of $500 million, representing the gross proceeds to the Issuer from the issuance of the 10 3/4% Notes. As of March 31, 2006, the outstanding principal amount of the Parent Intercompany Note was approximately $14.6 billion and the principal amount outstanding under the 10 3/4% Proceeds Note was $500 million. On December 1, 2004, Parent, as guarantor, the Issuer, as borrower, Merrill Lynch Capital Corporation, as administrative agent and collateral agent, and certain lenders entered into the Existing Credit Facility pursuant to which the lenders extended a $730 million senior secured term loan to the Issuer. The Issuer lent the proceeds of the term loan to Level 3 LLC in return for an intercompany demand note issued by Level 3 LLC (the "Loan Proceeds Note"). The Issuer's obligations under the Existing Credit Facility are secured by the Parent Intercompany Note, the 10 3/4% Proceeds Note, the Loan Proceeds Note, the Floating Rate Proceeds Note and the Offering Proceeds Notes. The Offering Proceeds Notes has been pledged by the Issuer to secure its obligations under the Existing Credit Facility. The 10 3/4% Proceeds Note was subordinated to the Loan Proceeds Note pursuant to a subordination agreement by and among the Issuer, Parent and Level 3 LLC. As of March 31, 2006, the principal amount outstanding under the Loan Proceeds Note was $730 million. Parent and the Issuer entered into subordination agreements (each a "Subordination Agreement" and together the "Subordination Agreements") relating to each Offering Proceeds Note that provide that upon a total or partial liquidation, dissolution or winding up of Level 3 LLC or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Level 3 LLC or its Property, (a) the Issuer will be entitled to receive payment in full in cash of the Offering Proceeds Notes before Level 3 LLC may make any payment of principal of or interest on the Parent Intercompany Note to Parent, and (b) until the Offering Proceeds Notes are paid in full in cash, any distribution to which Parent would be entitled but for the Subordination Agreements will be made to the Issuer as its interests may appear. If a distribution is made to Parent that because of the Subordination Agreements should not have been made to Parent, Parent shall hold such distribution in trust for the Issuer and pay it over to the Issuer as the Issuer's interests may appear. No right of the Issuer to enforce the subordination of the Offering Proceeds Notes shall be impaired by any act or failure to act by the Issuer or by its failure to comply with the Subordination Agreements. Parent, the Issuer and Level 3 LLC will be restricted from taking certain actions with respect to the Offering Proceeds Notes, the Parent Intercompany Note and the Subordination Agreements as set forth in the covenant described below under "—Certain Covenants—Limitation on Actions with respect to Existing Intercompany Obligations." In addition, the Issuer and Level 3 LLC entered into two offering proceeds note subordination agreements that will subordinate the right of the Issuer to payment under the Floating Rate Proceeds Note and the 2013 Proceeds Note, respectively, to the right of the Issuer (in its capacity as borrower under the Existing Credit Facility) to payment under the Loan Proceeds Note upon the liquidation, dissolution or winding up of Level 3 LLC or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Level 3 LLC or its property. The 10 3/4% Proceeds Note and the Floating Rate Proceeds Note are subordinated on the same terms to the Loan Proceeds Note as the Offering Proceeds Notes are subordinated to the Loan Proceeds Note. Accordingly, the right of the Issuer to payment under the Offering Proceeds Notes will be pari passu to the right of the Issuer to payment under the 10 3/4% Proceeds Note and the Floating Rate Proceeds Note.

        As a condition to Incurring specified types of Debt pursuant to the covenants described below under "—Certain Covenants—Limitation on Consolidated Debt," "—Certain Covenants—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries" and "—Certain Covenants—Limitation on

Actions with respect to Existing Intercompany Obligations," Restricted Subsidiaries will be required to guarantee (an "Offering Proceeds Notes Guarantee") Level 3 LLC's obligations under the Offering Proceeds Notes and, in certain circumstances, subordinate the Debt that is Incurred to such Offering Proceeds Notes Guarantee.

        The Offering Proceeds Notes Guarantee of an Offering Proceeds Notes Guarantor will be released (a) in connection with any sale or other disposition of all or substantially all of the assets of that Offering Proceeds Notes Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) Parent or a Restricted Subsidiary, if the sale or other disposition of all or substantially all of the assets of that Offering Proceeds Notes Guarantor complies with the covenant described under "—Certain Covenants—Limitation on Asset Dispositions" (or Parent certifies in an Officers' Certificate to the Trustee that it will comply with the requirements of such covenant relating to application of the proceeds of such sale or disposition), (b) in connection with any sale of all of the Capital Stock of an Offering Proceeds Notes Guarantor to a Person that is not (either before or after giving effect to such transaction) Parent or a Restricted Subsidiary, if the sale of all such Capital Stock of that Offering Proceeds Notes Guarantor complies with the covenant described under "—Certain Covenants—Limitation on Asset Dispositions" (or Parent certifies in an Officers' Certificate to the Trustee that it will comply with the requirements of such covenant relating to application of the proceeds of such sale or disposition), (c) if Parent properly designates any Restricted Subsidiary that is an Offering Proceeds Notes Guarantor as an Unrestricted Subsidiary pursuant to the covenant described under "—Certain Covenants—Limitation on Designations of Unrestricted Subsidiaries" or (d) if the Issuer exercises the legal defeasance option or covenant defeasance option as described under "—Satisfaction and Discharge of the Indentures; Defeasance."

        An Offering Proceeds Notes Guarantor and Level 3 LLC may enter into an agreement or arrangement that provides that the payment obligation on an Offering Proceeds Notes Guarantee (and in the case of Level 3 LLC, on the Offering Proceeds Notes) of an Offering Proceeds Notes Guarantor (other than Parent or any Sister Restricted Subsidiary) be expressly subordinated in any bankruptcy, liquidation or winding up proceeding of such Offering Proceeds Notes Guarantor to the prior payment in full in cash of all obligations of such Offering Proceeds Notes Guarantor or Level 3 LLC, as applicable, under any Guarantee of, or obligation as borrower under, any Qualified Credit Facility Incurred by Parent or a Restricted Subsidiary in accordance with clause (ii) of paragraph (b) of the covenant described under "—Certain Covenants—Limitation on Consolidated Debt" or clause (ii) of paragraph (b) of the covenant described under "—Certain Covenants—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries;" provided, however, that (x) the terms of the subordination of an Offering Proceeds Notes Guarantee, or in the case of Level 3 LLC, the Offering Proceeds Notes, to any such Guarantee of or obligation as borrower under a Qualified Credit Facility may not eliminate or otherwise adversely affect the subordination of the payment obligation on any other Debt of such Offering Proceeds Notes Guarantor or Level 3 LLC, as applicable, to the payment obligation of the Offering Proceeds Notes Guarantee of such Offering Proceeds Notes Guarantor, or in the case of Level 3 LLC, the Offering Proceeds Notes, and (y) any Guarantee (other than a Guarantee of such Qualified Credit Facility) by such Offering Proceeds Notes Guarantor or Level 3 LLC, as applicable, of the 10 3/4% Notes or any other Debt of Parent or any Sister Restricted Subsidiary also shall be expressly subordinated in any bankruptcy, liquidation or winding up proceeding of such Offering Proceeds Notes Guarantor or Level 3 LLC, as applicable, to the prior payment in full in cash of all obligations of such Offering Proceeds Notes Guarantor or Level 3 LLC, as applicable, under its Guarantee of such Qualified Credit Facility to at least the same extent and on the same terms and conditions as the subordination provisions applicable to such Offering Proceeds Notes Guarantor's Offering Proceeds Notes Guarantees or Level 3 LLC's obligation on the Offering Proceeds Notes.

Certain Covenants

        Covenant Suspension.    Set forth below are summaries of certain covenants contained in the Indentures. During any period of time (a "Suspension Period") that (i) the ratings assigned to the Floating Rate Notes or the 2013 Notes by both of the Rating Agencies are Investment Grade Ratings and (ii) no Default or Event of Default has occurred and is continuing under the applicable Indenture, Parent and the Restricted Subsidiaries, with respect to the Floating Rate Notes or the 2013 Notes, as the case may be, will not be subject to the following covenants of the applicable Indenture described below under "—Limitation on Consolidated Debt," "—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries," "Limitation on Restricted Payments," "—Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries," clause (i)(a) of "—Limitation on Sale and Leaseback Transactions," "—Limitation on Asset Dispositions," "—Limitation on Issuance and Sales of Capital Stock of Restricted Subsidiaries" (other than the first two sentences thereof), "—Transactions with Affiliates," clause (b) of "—Limitation on Designations of Unrestricted Subsidiaries," and clauses (c) and (d) of the first and second paragraphs of "—Mergers, Consolidations and Certain Sales of Assets" (collectively, the "Suspended Covenants"). In the event that Parent and the Restricted Subsidiaries are not subject to the Suspended Covenants with respect to the Floating Rate Notes or the 2013 Notes for any period of time as a result of the preceding sentence and, on any subsequent date (the "Reversion Date"), one or both of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the Notes of such series below the required Investment Grade Ratings or a Default or Event of Default occurs and is continuing, then Parent and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to the Notes of such series and calculations of the amount available to be made as Restricted Payments under the covenant described under "—Limitation on Restricted Payments" will be made as though the covenant described under "—Limitation on Restricted Payments" had been in effect during the entire period of time from the Measurement Date. On the Reversion Date, all Debt Incurred during the Suspension Period will be classified to have been Incurred pursuant to paragraph (a) or one of the clauses set forth in paragraph (b) of the covenant described under "—Limitation on Consolidated Debt" or paragraph (a) or one of the clauses set forth in paragraph (b) of the covenant described under "—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries" (in each case to the extent such Debt would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to Debt Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Debt would not be permitted to be Incurred pursuant to paragraph (a) or one of the clauses set forth in paragraph (b) of the covenant described under "—Limitation on Consolidated Debt" or paragraph (a) or one of the clauses set forth in paragraph (b) of the covenant described under "—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries," such Debt will be deemed to have been outstanding on the Measurement Date, so that it is classified as permitted under clause (v) of paragraph (b) of the covenant described under "—Limitation on Consolidated Debt" or clause (iii) of paragraph (b) of the covenant described under "—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries." If the Incurrence of any Debt by a Restricted Subsidiary during the Suspension Period would have been prohibited or conditioned upon such Restricted Subsidiary entering into a Note Guarantee and an Offering Proceeds Notes Guarantee had the covenants described under "—Limitation on Consolidated Debt" and "—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries" been in effect at the time of such Incurrence, such Restricted Subsidiary shall enter into a Note Guarantee and an Offering Proceeds Notes Guarantee that are senior to or rank equal with such Debt within ten days after the Reversion Date. For purposes of determining compliance with the covenant described under "—Limitation on Asset Dispositions," on the Reversion Date, the Net Available Proceeds from all Asset Sales not applied in accordance with the covenant will be deemed to be reset to zero. Notwithstanding the foregoing, neither (a) the continued existence, after the date of such withdrawal or downgrade, of facts and circumstances or obligations that were Incurred or otherwise came into existence during a Suspension Period nor (b) the performance of any such obligations, shall constitute a breach of any covenant set forth in the Indenture or cause a Default or Event of Default thereunder; provided, however, that (1) Parent and its Restricted Subsidiaries did not Incur or otherwise cause such facts and circumstances or obligations to exist in anticipation of a withdrawal or downgrade below investment grade, (2) Parent reasonably believed that such Incurrence or actions would not result in such a withdrawal or downgrade and (3) if so required each Restricted Subsidiary shall have entered into a Note Guarantee and an Offering Proceeds Notes Guarantee within the specified time period. For purposes of clauses (1) and (2) in the preceding sentence, anticipation and reasonable belief may be determined by Parent and shall be conclusively evidenced by a board resolution to such effect adopted in good faith by the Board of Directors of Parent. In reaching their determination, the Board of Directors may, but need not, consult with the Rating Agencies.

        Each Indenture contains, among others, the following covenants:

        Limitation on Consolidated Debt.    (a) Parent may not, and may not permit any Restricted Subsidiary (other than to the extent permitted by paragraph (b) of the covenant described under "—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries") to, directly or indirectly, Incur any Debt; provided, however, that Parent or any Restricted Subsidiary (subject, in the case of the Issuer and any Issuer Restricted Subsidiary, to the covenant described under "—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries") may Incur any Debt if, after giving pro forma effect to such Incurrence and the receipt and application of the net proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either (i) the ratio of (A) the aggregate consolidated principal amount (or, in the case of Debt issued at a discount, the then-Accreted Value) of Debt of Parent and its Restricted Subsidiaries outstanding as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to the Incurrence of such Debt and any other Debt Incurred or repaid since such balance sheet date and the receipt and application of the net proceeds thereof, to (B) Consolidated Cash Flow Available for Fixed Charges for Parent and its Restricted Subsidiaries for the four full fiscal quarters next preceding the Incurrence of such Debt for which consolidated financial statements are available, would be less than 5.0 to 1.0, or (ii) Parent's Consolidated Capital Ratio as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to (x) the Incurrence of such Debt and any other Debt Incurred or repaid since such balance sheet date, (y) the issuance of any Capital Stock (other than Disqualified Stock) of Parent since such balance sheet date, including the issuance of any Capital Stock to be issued concurrently with the Incurrence of such Debt, and (z) the receipt and application of the net proceeds of such Debt or Capital Stock, as the case may be, is less than 2.25 to 1.0.

        (b)   Notwithstanding the foregoing limitation, Parent or any Restricted Subsidiary (other than the Issuer or any Issuer Restricted Subsidiary, except to the extent permitted by the covenant described under "—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries") may Incur any and all of the following (each of which shall be given independent effect):

          (i)      Debt under the Offered Notes (including any New Notes issued in exchange therefor), any Note Guarantee in respect of the Offered Notes or any Offering Proceeds Notes Guarantee in respect of the Offering Proceeds Notes;

          (ii)     Debt under Credit Facilities in an aggregate principal amount outstanding or available (together with the sum of (A) the amount of any outstanding Debt Incurred pursuant to clause (ii) of paragraph (b) of the covenant described under "—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries," plus (B) the amount of all refinancing Debt outstanding or available pursuant to clause (vi) of paragraph (b) of the covenant described under "—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries" in respect of Debt previously Incurred pursuant to clause (ii) of paragraph (b) of the covenant described under "—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries," plus (C) the amount of all refinancing Debt outstanding or available pursuant to clause (viii) below in respect of Debt previously Incurred pursuant to this clause (ii)) at any one time not to exceed the greater of (x) $750 million and (y) 1.5 times Consolidated Cash Flow Available for Fixed Charges of Parent and its Restricted Subsidiaries for the four full fiscal quarters next preceding the Incurrence of such Debt for which consolidated financial statements are available, which amount shall be permanently reduced by the amount of Net Available Proceeds used to repay Debt under the Credit Facilities or any refinancing Debt in respect of the Credit Facilities Incurred pursuant to clause (vi) of paragraph (b) of the covenant described under "—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries" or clause (viii) below, and not reinvested in Telecommunications/IS Assets or used to purchase Notes or repay other Debt, pursuant to and as permitted by the covenant described under "—Limitation on Asset Dispositions;"

          (iii)    Purchase Money Debt; provided, however, that the amount of such Purchase Money Debt does not exceed 100% of the cost of the construction, installation, acquisition, lease, development or improvement of the applicable Telecommunications/IS Assets;

          (iv)    Subordinated Debt of Parent; provided, however, that the aggregate principal amount (or, in the case of Debt issued at a discount, the Accreted Value) of such Debt, together with any other outstanding Debt Incurred pursuant to this clause (iv), shall not exceed $500 million at any one time (which amount shall be permanently reduced by the amount of Net Available Proceeds used to repay Subordinated Debt of Parent, and not reinvested in Telecommunications/IS Assets or used to purchase Notes or repay other Debt, pursuant to and as permitted by the covenant described under "—Limitation on Asset Dispositions"), except to the extent such Debt in excess of $500 million (A) is subordinated to all other Debt of Parent other than Debt Incurred pursuant to this clause (iv) in excess of such $500 million limitation, (B) does not provide for the payment of cash interest on such Debt prior to the Stated Maturity of the Notes and (C) (1) does not provide for payments of principal of such Debt at stated maturity or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by Parent (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of the acceleration of any payment with respect to such Debt upon any event of default thereunder), in each case on or prior to the Stated Maturity of the Notes, and (2) does not permit redemption or other retirement (including pursuant to an offer to purchase made by Parent but excluding through conversion into capital stock of Parent, other than Disqualified Stock, without any payment by Parent or its Restricted Subsidiaries to the holders thereof) of such Debt at the option of the holder thereof on or prior to the Stated Maturity of the Notes;

          (v)     Debt outstanding on the Measurement Date;

          (vi)    Debt owed by Parent to any Restricted Subsidiary or Debt owed by a Restricted Subsidiary to Parent or a Restricted Subsidiary; provided, however, that (A) any Person that Incurs Debt owed to Parent or a Sister Restricted Subsidiary pursuant to this clause (vi) is a Guarantor and an Offering Proceeds Notes Guarantor, (B) (x) upon the transfer, conveyance or other disposition by such Restricted Subsidiary or Parent of any Debt so permitted to a Person other than Parent or another Restricted Subsidiary of Parent or (y) if for any reason such Restricted Subsidiary ceases to be a Restricted Subsidiary, the provisions of this clause (vi) shall no longer be applicable to such Debt and such Debt shall be deemed to have been Incurred by the issuer thereof at the time of such transfer, conveyance or other disposition or when such Restricted Subsidiary ceases to be a Restricted Subsidiary and (C) the payment obligation of such Debt (if clause (A) above applies) is expressly subordinated in any bankruptcy, liquidation or winding up proceeding of the obligor to the prior payment in full in cash of all obligations with respect to the Offering Proceeds Notes Guarantee of such Offering Proceeds Notes Guarantor; and provided further, however, that a Foreign Restricted Subsidiary need not become a Guarantor or an Offering Proceeds Notes Guarantor pursuant to clause (A) above until such time and only so long as such Foreign Restricted Subsidiary Guarantees any other Debt of Parent or any Domestic Restricted Subsidiary;

          (vii)   Debt Incurred by a Person prior to the time (A) such Person became a Restricted Subsidiary, (B) such Person merges into or consolidates with a Restricted Subsidiary or (C) another Restricted Subsidiary merges into or consolidates with such Person (in a transaction in which such Person becomes a Restricted Subsidiary), which Debt was not Incurred in anticipation of such transaction and was outstanding prior to such transaction;

          (viii)   Debt Incurred to renew, extend, refinance, defease, repay, prepay, repurchase, redeem, retire, exchange or refund (each, a "refinancing") Debt Incurred pursuant to paragraph (a) above or clause (i), (ii), (iii), (v), (vii) or (xii) of this paragraph (b) or this clause (viii), in an aggregate principal amount (or if issued at a discount, the then-Accreted Value) not to exceed the aggregate principal amount (or if issued at a discount, the then-Accreted Value) of and accrued interest on the Debt so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt so refinanced or the amount of any premium reasonably determined by the board of directors of Parent as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of Parent Incurred in connection with such refinancing; provided, however, that (A) if the Person that originally Incurred the Debt to be refinanced became, or would have been required to become if not already, a Guarantor or an Offering Proceeds Notes Guarantor as a result of the Incurrence of the Debt being refinanced in accordance with this covenant, (1) the Person that Incurs the refinancing Debt pursuant to this clause (viii) shall be a Guarantor and an Offering Proceeds Notes Guarantor and (2) if the Debt to be refinanced is subordinated to the Offering Proceeds Notes Guarantee of such Offering Proceeds Notes Guarantor, the refinancing Debt shall be subordinated to the same extent to the Offering Proceeds Notes Guarantee of the Offering Proceeds Notes Guarantor Incurring such refinancing Debt, (B) the refinancing Debt shall not be senior in right of payment to the Debt that is being refinanced and (C) in the case of any refinancing of Debt Incurred pursuant to paragraph (a) above or clause (i), (v), (vii) or (xii) or, if such Debt previously refinanced Debt Incurred pursuant to any such clause, this clause (viii), the refinancing Debt by its terms, or by the terms of any agreement or instrument pursuant to which such Debt is issued, (x) does not provide for payments of principal of such Debt at stated maturity or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by Parent or any Restricted Subsidiary (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of the acceleration of any payment with respect to such Debt upon any event of default thereunder), in each case prior to the time the same are required by the terms of the Debt being refinanced and (y) does not permit redemption or other retirement (including pursuant to an offer to purchase made by Parent or any Restricted Subsidiary) of such Debt at the option of the holder thereof prior to the time the same are required by the terms of the Debt being refinanced, other than, in the case of clause (x) or (y), any such payment, redemption or other retirement (including pursuant to an offer to purchase made by Parent) which is conditioned upon a change of control pursuant to provisions substantially similar to those described under "—Change of Control Triggering Event;"

          (ix)    Debt (A) in respect of performance, surety or appeal bonds, Guarantees, letters of credit or reimbursement obligations Incurred or provided in the ordinary course of business securing the performance of contractual, franchise, lease, self-insurance or license obligations and not in connection with the Incurrence of Debt or (B) in respect of customary agreements providing for indemnification, adjustment of purchase price after closing, or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any such obligations of Parent or any of its Restricted Subsidiaries pursuant to such agreements, Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of Parent (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of Parent for the purpose of financing such acquisition) and in an aggregate principal amount not to exceed the gross proceeds actually received by Parent or any Restricted Subsidiary in connection with such disposition;

          (x)     Debt consisting of Permitted Interest Rate or Currency Protection Agreements;

          (xi)    Debt not otherwise permitted to be Incurred pursuant to clauses (i) through (x) above or clause (xii) below, which, together with any other outstanding Debt Incurred pursuant to this clause (xi), has an aggregate principal amount not in excess of $50 million at any time outstanding; and

          (xii) Issue Date Purchase Money Debt and Debt under the Existing Notes and the related indentures and any restricted subsidiary guarantees issued prior to the Issue Date in accordance with such related indentures.

        Notwithstanding any other provision of this "—Limitation on Consolidated Debt" covenant, the maximum amount of Debt that Parent or any Restricted Subsidiary may Incur pursuant to this "—Limitation on Consolidated Debt" covenant shall not be deemed to be exceeded due solely to the result of fluctuations in the exchange rates of currencies.

        For purposes of determining any particular amount of Debt under this "—Limitation on Consolidated Debt" covenant, (1) Guarantees, Liens or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount shall not be included and (2) any Liens granted for the benefit of the Notes pursuant to the provisions referred to in the "—Limitation on Liens" covenant described below shall not be treated as Debt. For purposes of determining compliance with this "—Limitation on Consolidated Debt" covenant, in the event that an item of Debt meets the criteria of more than one of the types of Debt described in the above clauses, Parent, in its sole discretion, shall classify such item of Debt and only be required to include the amount and type of such Debt in one of such clauses.

        Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries.    (a) The Issuer may not, and may not permit any Issuer Restricted Subsidiary to, directly or indirectly, Incur any Debt; provided, however, that (i) the Issuer or (ii) any Issuer Restricted Subsidiary may incur any Debt if, after giving pro forma effect to such Incurrence and the receipt and application of the net proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and the Issuer Debt Ratio would be less than (1) 4.0 to 1.0, if such Debt is Incurred on or prior to March 15, 2008 and (2) 3.75 to 1.0, if such Debt is Incurred after March 15, 2008; provided, however, that any Issuer Restricted Subsidiary that Incurs Debt pursuant to this paragraph (a) is a Guarantor and an Offering Proceeds Notes Guarantor.

        (b)   Notwithstanding the foregoing limitation, the Issuer or any Issuer Restricted Subsidiary may Incur any and all of the following (each of which shall be given independent effect):

          (i)      Debt of the Issuer or any Issuer Restricted Subsidiary under the Offered Notes (including any New Notes issued in exchange therefor), any Note Guarantee in respect of the Offered Notes or any Offering Proceeds Notes Guarantee in respect of the Offering Proceeds Notes;

          (ii)     Debt of the Issuer or any Issuer Restricted Subsidiary under Credit Facilities in an aggregate principal amount outstanding or available (together with the sum of (A) the amount of any outstanding Debt Incurred pursuant to clause (ii) of paragraph (b) of the covenant described under "—Limitation on Consolidated Debt," plus (B) the amount of all refinancing Debt outstanding or available pursuant to clause (viii) of paragraph (b) of the covenant described under

  "—Limitation on Consolidated Debt," plus (C) the amount of all refinancing Debt outstanding or available pursuant to clause (vi) below in respect of Debt previously Incurred pursuant to this clause (ii)) at any one time not to exceed the greater of (x) $750 million and (y) 1.5 times Consolidated Cash Flow Available for Fixed Charges of Parent and its Restricted Subsidiaries for the four full fiscal quarters next preceding the Incurrence of such Debt for which consolidated financial statements are available, which amount shall be permanently reduced by the amount of Net Available Proceeds used to repay Debt under the Credit Facilities (or any refinancing Debt in respect of the Credit Facilities Incurred pursuant to clause (viii) of paragraph (b) of the covenant described under "—Limitation on Consolidated Debt" or clause (vi) below), and not reinvested in Telecommunications/IS Assets or used to purchase Notes or repay other Debt, pursuant to and as permitted by the covenant described under "—Limitation on Asset Dispositions;"

          (iii)    Debt of the Issuer or any Issuer Restricted Subsidiary outstanding on the Measurement Date;

          (iv)    Debt owed by the Issuer to a Restricted Subsidiary, Debt owed by an Issuer Restricted Subsidiary to Parent or a Restricted Subsidiary (including Debt owed by an Issuer Restricted Subsidiary to another Issuer Restricted Subsidiary), and Debt with an aggregate principal amount not in excess of $10 million at any time outstanding owed by the Issuer to Parent or any Sister Restricted Subsidiary; provided, however, that (A) any Issuer Restricted Subsidiary that Incurs Debt owed to Parent or a Sister Restricted Subsidiary pursuant to this clause (iv) is a Guarantor and an Offering Proceeds Notes Guarantor, (B) (x) upon the transfer, conveyance or other disposition by such Issuer Restricted Subsidiary or the Issuer of any Debt so permitted to a Person other than the Issuer or another Issuer Restricted Subsidiary or (y) if for any reason such Issuer Restricted Subsidiary ceases to be an Issuer Restricted Subsidiary, the provisions of this clause (iv) shall no longer be applicable to such Debt and such Debt shall be deemed to have been Incurred by the issuer thereof at the time of such transfer, conveyance or other disposition or when such Issuer Restricted Subsidiary ceases to be an Issuer Restricted Subsidiary and (C) the payment obligation of such Debt (if clause (A) above applies) is expressly subordinated in any bankruptcy, liquidation or winding up proceeding of the obligor to the prior payment in full in cash of all obligations with respect to the Notes or the Offering Proceeds Notes Guarantee of such Offering Proceeds Notes Guarantor, respectively; and provided further, however, that a Foreign Restricted Subsidiary need not become a Guarantor or an Offering Proceeds Notes Guarantor pursuant to clause (A) above until such time and only so long as such Foreign Restricted Subsidiary Guarantees any other Debt of Parent or any Domestic Restricted Subsidiary;

          (v)     Debt Incurred by a Person (other than Parent or any Sister Restricted Subsidiary) prior to the time (A) such Person became an Issuer Restricted Subsidiary, (B) such Person merges into or consolidates with an Issuer Restricted Subsidiary or (C) an Issuer Restricted Subsidiary merges into or consolidates with such Person (in a transaction in which such Person becomes an Issuer Restricted Subsidiary), which Debt was not Incurred in anticipation of such transaction and was outstanding prior to such transaction; provided, however, that after giving effect to the Incurrence of any Debt pursuant to this clause (v), the Issuer could Incur at least $1.00 of additional Debt pursuant to paragraph (a) above computed using "5.0 to 1.0" rather than "4.0 to 1.0" or "3.75 to 1.0", as the case may be, as it appears therein and such Person or the Issuer Restricted Subsidiary into which such Person merges or consolidates is a Guarantor and an Offering Proceeds Notes Guarantor;

          (vi)    Debt of the Issuer or any Issuer Restricted Subsidiary Incurred to renew, extend, refinance, defease, repay, prepay, repurchase, redeem, retire, exchange or refund (each, a "refinancing") Debt of the Issuer or any Issuer Restricted Subsidiary Incurred pursuant to paragraph (a) above or clause (i), (ii), (iii), (v), (x) or (xi) of this paragraph (b) or this clause (vi), in an aggregate principal amount (or if issued at a discount, the then-Accreted Value) not to exceed the aggregate principal amount (or if issued at a discount, the then-Accreted Value) of and accrued interest on the Debt so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt so refinanced or the amount of any premium reasonably determined by the board of directors of Parent as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Issuer Incurred in connection with such refinancing; provided, however, that (A) if the Person that originally Incurred the Debt to be refinanced became, or would have been required to become if not already, a Guarantor or an Offering Proceeds Notes Guarantor as a result of the Incurrence of the Debt being refinanced in accordance with this covenant, (1) the Person that Incurs the refinancing Debt pursuant to this clause (vi) (if not the Issuer) shall be a Guarantor and an Offering Proceeds Notes Guarantor and (2) if the Debt to be refinanced is subordinated to the Offering Proceeds Notes Guarantee of such Offering Proceeds Notes Guarantor, the refinancing Debt shall be subordinated to the same extent to the Offering Proceeds Notes Guarantee of the Offering Proceeds Notes Guarantor Incurring such refinancing Debt, (B) the refinancing Debt shall not be senior in right of payment to the Debt that is being refinanced and (C) in the case of any refinancing of Debt Incurred pursuant to paragraph (a) above or clause (i), (v), (x) or (xi) or, if such Debt previously refinanced Debt Incurred pursuant to any such clause, this clause (vi), the refinancing Debt by its terms, or by the terms of any agreement or instrument pursuant to which such Debt is issued, (x) does not provide for payments of principal of such Debt at stated maturity or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by the Issuer or any Issuer Restricted Subsidiary (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of the acceleration of any payment with respect to such Debt upon any event of default thereunder), in each case prior to the time the same are required by the terms of the Debt being refinanced and (y) does not permit redemption or other retirement (including pursuant to an offer to purchase made by the Issuer or an Issuer Restricted Subsidiary) of such Debt at the option of the holder thereof prior to the time the same are required by the terms of the Debt being refinanced, other than, in the case of clause (x) or (y), any such payment, redemption or other retirement (including pursuant to an offer to purchase made by the Issuer) which is conditioned upon a change of control pursuant to provisions substantially similar to those described under "—Change of Control Triggering Event;"

          (vii)   Debt of the Issuer or any Issuer Restricted Subsidiary (A) in respect of performance, surety or appeal bonds, Guarantees, letters of credit or reimbursement obligations Incurred or provided in the ordinary course of business securing the performance of contractual, franchise, lease, self-insurance or license obligations and not in connection with the Incurrence of Debt or (B) in respect of customary agreements providing for indemnification, adjustment of purchase price after closing, or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any such obligations of the Issuer or any Issuer Restricted Subsidiary pursuant to such agreements, Incurred in connection with the disposition of any business, assets or Issuer Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Issuer Restricted Subsidiary for the purpose of financing such acquisition) and in an aggregate principal amount not to exceed the gross proceeds actually received by the Issuer or any Issuer Restricted Subsidiary in connection with such disposition;

          (viii)   Debt of the Issuer or any Issuer Restricted Subsidiary consisting of Permitted Interest Rate or Currency Protection Agreements;

          (ix)    Debt of any Foreign Restricted Subsidiary of the Issuer not otherwise permitted to be Incurred pursuant to clause (i) through (viii) above or clause (x) below, which, together with any other outstanding Debt Incurred pursuant to this clause (ix) has an aggregate principal amount not in excess of $100 million at any time outstanding;

          (x)     Issue Date Purchase Money Debt initially Incurred by the Issuer or any Issuer Restricted Subsidiary or another Person that became an Issuer Restricted Subsidiary on or before the Issue Date; and

          (xi)    Debt under the 10 3/4% Notes issued prior to the Issue Date.

        Notwithstanding any other provision of this "—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries" covenant, the maximum amount of Debt the Issuer or any Issuer Restricted Subsidiary may Incur pursuant to this "—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries" covenant shall not be deemed to be exceeded due solely to the result of fluctuations in the exchange rates of currencies.

        For purposes of determining any particular amount of Debt under this "—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries" covenant, (1) Guarantees (other than Guarantees of Debt of Parent or any Sister Restricted Subsidiary that are not Guarantees of Debt Incurred by Parent or any Sister Restricted Subsidiary pursuant to clause (ii) of paragraph (b) of the covenant described under "—Limitation on Consolidated Debt"), Liens or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount shall not be included and (2) any Liens granted for the benefit of the Notes pursuant to the provisions referred to in the "—Limitation on Liens" covenant described below shall not be treated as Debt. For purposes of determining compliance with this "—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries" covenant, (1) any Debt outstanding under the Existing Credit Facility will be treated as Incurred on the Issue Date pursuant to clause (ii) of paragraph (b) of this covenant and (2) in the event that an item of Debt meets the criteria of more than one of the types of Debt described in the above clauses, the Issuer, in its sole discretion, shall classify such item of Debt and only be required to include the amount and type of such Debt in one of such clauses.

        Limitation on Restricted Payments.    (a) Parent (i) may not, and may not permit any Restricted Subsidiary to, directly or indirectly, declare or pay any dividend, or make any distribution, in respect of its Capital Stock or to the holders thereof, excluding any dividends or distributions which are made solely to Parent or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to the other stockholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by Parent or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividends or distributions payable solely in shares of Capital Stock of Parent (other than Disqualified Stock) or in options, warrants or other rights to acquire Capital Stock of Parent (other than Disqualified Stock); (ii) may not, and may not permit any Restricted Subsidiary to, purchase, redeem, or otherwise retire or acquire for value (x) any Capital Stock of Parent or any Restricted Subsidiary of Parent or (y) any options, warrants or rights to purchase or acquire shares of Capital Stock of Parent or any Restricted Subsidiary or any securities convertible or exchangeable into shares of Capital Stock of Parent or any Restricted Subsidiary, except, in any such case, any such purchase, redemption or retirement or acquisition for value (A) paid to Parent or a Restricted Subsidiary (or, in the case of any such purchase, redemption or other retirement or acquisition for value with respect to a Restricted Subsidiary that is not a Wholly Owned Subsidiary, to the other stockholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by Parent or a Restricted Subsidiary of payments of greater value than it would receive on a pro rata basis) or (B) paid solely in shares of Capital Stock (other than Disqualified Stock) of Parent; (iii) may not make, or permit any Restricted Subsidiary to make, any Investment (other than an Investment in Parent or a Restricted Subsidiary or a Permitted Investment) in any Person, including the

Designation of any Restricted Subsidiary as an Unrestricted Subsidiary, or the Revocation of any such Designation, according to the covenant described under "—Limitation on Designations of Unrestricted Subsidiaries;" (iv) may not, and may not permit any Restricted Subsidiary to, redeem, defease, repurchase, retire or otherwise acquire or retire for value, prior to any scheduled maturity, repayment or sinking fund payment, Debt of Parent which is subordinate in right of payment to the Parent Guarantee or Debt of any Restricted Subsidiary which is subordinate in right of payment to the Notes (in the case of the Issuer) or the Note Guarantee (in the case of Restricted Subsidiaries other than the Issuer) of such Restricted Subsidiary (other than any redemption, defeasance, repurchase, retirement or other acquisition or retirement for value made in anticipation of satisfying a scheduled maturity, repayment or sinking fund obligation due within one year thereof); and (v) may not, and may not permit any Restricted Subsidiary to, issue, transfer, convey, sell or otherwise dispose of Capital Stock of any Restricted Subsidiary to a Person other than Parent or another Restricted Subsidiary if the result thereof is that such Restricted Subsidiary shall cease to be a Restricted Subsidiary, in which event the amount of such "Restricted Payment" shall be the Fair Market Value of the remaining interest, if any, in such former Restricted Subsidiary held by Parent and the other Restricted Subsidiaries (each of clauses (i) through (v) being a "Restricted Payment") if: (1) an Event of Default, or an event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing, or (2) upon giving effect to such Restricted Payment, Parent could not Incur at least $1.00 of additional Debt pursuant to the terms of the Indenture described in paragraph (a) of "—Limitation on Consolidated Debt" above, or (3) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments made on or after the Measurement Date, including Restricted Payments made pursuant to clause (A) or (B) of the proviso at the end of this sentence, and Permitted Investments made on or after the Measurement Date pursuant to clause (i) or (j) of the definition thereof (the amount of any such Restricted Payment or Permitted Investment, if made other than in cash, to be based upon Fair Market Value) exceeds the sum of: (a) 50% of cumulative Consolidated Net Income of Parent and its Restricted Subsidiaries (or, in the case that Consolidated Net Income of Parent and its Restricted Subsidiaries shall be negative, 100% of such negative amount) since the end of the last full fiscal quarter prior to the Measurement Date through the last day of the last full fiscal quarter ending at least 45 days prior to the date of such Restricted Payment and (b) plus, in the case of any Revocation made after the Measurement Date, an amount equal to the lesser of the portion (proportionate to Parent's equity interest in the Subsidiary to which such Revocation relates) of the Fair Market Value of the net assets of such Subsidiary at the time of Revocation and the amount of Investments previously made (and treated as a Restricted Payment) by Parent or any Restricted Subsidiary in such Subsidiary; provided, however, that Parent or a Restricted Subsidiary of Parent may, without regard to the limitations in clause (3) but subject to clauses (1) and (2), make (A) Restricted Payments in an aggregate amount not to exceed the sum of $50 million and the aggregate net cash proceeds received after the Measurement Date (i) as capital contributions to Parent, from the issuance (other than to a Subsidiary or an employee stock ownership plan or trust established by Parent or any such Subsidiary for the benefit of their employees) of Capital Stock (other than Disqualified Stock) of Parent, and (ii) from the issuance or sale of Debt of Parent or any Restricted Subsidiary (other than to a Subsidiary, Parent or an employee stock ownership plan or trust established by Parent or any such Subsidiary for the benefit of their employees) that after the Measurement Date has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of Parent and (B) Investments in Persons engaged in the Telecommunications/IS Business in an aggregate amount not to exceed the after-tax gain on the sale, after the Measurement Date, of Special Assets to the extent sold for cash, Cash Equivalents, Telecommunications/IS Assets or the assumption of Debt of Parent or any Restricted Subsidiary (other than Debt that is subordinated to the Notes, the Offering Proceeds Notes or any applicable Note Guarantee or Offering Proceeds Notes Guarantee) and release of Parent and all Restricted Subsidiaries from all liability on the Debt assumed. The aggregate net cash proceeds referred to in the immediately preceding clauses (A)(i) and (A)(ii) shall not be utilized to make Restricted Payments pursuant to such clauses to the extent such proceeds have been utilized to make Permitted Investments under clause (i) of the definition of "Permitted Investments."

        (b)   Notwithstanding the foregoing limitation, (i) Parent may pay any dividend on Capital Stock of any class of Parent within 60 days after the declaration thereof if, on the date when the dividend was declared, Parent could have paid such dividend in accordance with the foregoing provisions; provided, however, that at the time of such payment of such dividend, no other Event of Default shall have occurred and be continuing (or result therefrom); (ii) Parent may repurchase any shares of its Common Stock or options to acquire its Common Stock from Persons who were formerly directors, officers or employees of Parent or any of its Subsidiaries or other Affiliates in an amount not to exceed $3 million in any 12-month period; (iii) Parent and any Restricted Subsidiary may refinance any Debt otherwise permitted by clause (viii) of paragraph (b) under "—Limitation on Consolidated Debt" above or clause (vi) of paragraph (b) under "—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries" above; (iv) Parent and any Restricted Subsidiary may retire or repurchase any Capital Stock of Parent or of any Restricted Subsidiary or any Subordinated Debt of Parent in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of Parent or an employee stock ownership plan or trust established by Parent or any such Subsidiary for the benefit of their employees) of, Capital Stock (other than Disqualified Stock) of Parent; provided, however, that the proceeds from any such exchange or sale of Capital Stock shall be excluded from any calculation pursuant to clause (A)(i) in the proviso at the end of paragraph (a) above or pursuant to clause (b) of the definition of "Invested Capital"; and (v) Parent may pay cash dividends in any amount not in excess of $50 million in any 12-month period in respect of Preferred Stock of Parent (other than Disqualified Stock). The Restricted Payments described in the foregoing clauses (i), (ii) and (v) shall be included in the calculation of Restricted Payments; the Restricted Payments described in clauses (iii) and (iv) shall be excluded in the calculation of Restricted Payments.

        (c)   The Issuer may not, and may not permit any Issuer Restricted Subsidiary to, pay any dividend or make any distribution in respect of shares of its Capital Stock held by Parent or a Sister Restricted Subsidiary (whether in cash, securities or other Property) or any payment (whether in cash, securities or other Property) on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of Capital Stock (all such dividends, distributions and payments being referred to herein as "Parent Transfers"), other than (i) Parent Transfers at such times and in such amounts as shall be necessary to permit Parent to pay administrative expenses attributable to the operations of its Restricted Subsidiaries, (ii) Parent Transfers at such times and in such amounts as are sufficient for Parent to make the timely payment of interest, premium (if any) and principal (whether at stated maturity, by way of a sinking fund applicable thereto, by way of any mandatory redemption, defeasance, retirement or repurchase thereof, including upon the occurrence of designated events or circumstances or by virtue of acceleration upon an event of default, or by way of redemption or retirement at the option of the holder of the Debt of Parent, including pursuant to offers to purchase) according to the terms of any Debt of Parent, (iii) Parent Transfers (A) to permit Parent to satisfy its obligations in respect of stock option plans or other benefit plans for management or employees of Parent and its Subsidiaries, (B) to permit Parent to pay dividends on Preferred Stock of Parent in an amount not to exceed the aggregate net cash proceeds received by Parent (1) after September 30, 1999, from the issuance of Capital Stock, and (2) from the issuance or sale of Debt of Parent or any Restricted Subsidiary that after September 30, 1999, has been converted into or exchanged for Capital Stock of Parent, (C) in an annual amount not to exceed 50% of Parent's Consolidated Net Income for the prior fiscal year and (D) Parent Transfers in amounts not to exceed the amount required by Parent to pay accrued and unpaid interest on any Debt of Parent due upon the conversion, exchange or purchase of such Debt into, for or with Capital Stock of Parent and (iv) additional Parent Transfers after October 1, 2003 in a principal amount not to exceed $50 million in the aggregate.

        Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.    (a) Parent may not, and may not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction (other than pursuant to law or regulation) on the ability of any Restricted Subsidiary (i) to pay dividends (in cash or otherwise) or make any other distributions in respect of its Capital Stock owned by Parent or any other Restricted Subsidiary or pay any Debt or other obligation owed to Parent or any other Restricted Subsidiary, (ii) to make loans or advances to Parent or any other Restricted Subsidiary or (iii) to transfer any of its Property to Parent or any other Restricted Subsidiary.

        (b)   Notwithstanding the foregoing limitation, Parent may, and may permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist (i) any encumbrance or restriction pursuant to any agreement in effect on the Issue Date, (ii) any customary (as conclusively determined in good faith by the Chief Financial Officer of Parent) encumbrance or restriction applicable to a Restricted Subsidiary that is contained in an agreement or instrument governing or relating to Debt contained in any Qualified Credit Facility or Purchase Money Debt; provided, however, that such encumbrances and restrictions permit the distribution of funds to the Issuer in an amount sufficient for the Issuer to make the timely payment of interest, premium (if any) and principal (whether at stated maturity, by way of a sinking fund applicable thereto, by way of any mandatory redemption, defeasance, retirement or repurchase thereof, including upon the occurrence of designated events or circumstances or by virtue of acceleration upon an event of default, or by way of redemption or retirement at the option of the holder of the Debt, including pursuant to offers to purchase) according to the terms of the Indenture and the Notes and other Debt that is solely an obligation of the Issuer, but provided further, however, that such agreement may nevertheless contain customary (as so determined) net worth, leverage, invested capital and other financial covenants, customary (as so determined) covenants regarding the merger of or sale of all or any substantial part of the assets of Parent or any Restricted Subsidiary, customary (as so determined) restrictions on transactions with affiliates and customary (as so determined) subordination provisions governing Debt owed to Parent or any Restricted Subsidiary, (iii) any encumbrance or restriction pursuant to an agreement relating to any Acquired Debt, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired, (iv) any encumbrance or restriction pursuant to an agreement effecting a refinancing of Debt Incurred pursuant to an agreement referred to in clause (i), (ii) or (iii) of this paragraph (b); provided, however, that the provisions contained in such agreement relating to such encumbrance or restriction are no more restrictive (as so determined) in any material respect than the provisions contained in the agreement the subject thereof, (v) in the case of clause (iii) of paragraph (a) above, any encumbrance or restriction contained in any security agreement (including a Capital Lease Obligation) securing Debt of Parent or a Restricted Subsidiary otherwise permitted under the Indenture, but only to the extent such restrictions restrict the transfer of the Property subject to such security agreement, (vi) in the case of clause (iii) of paragraph (a) above, customary provisions (A) that restrict the subletting, assignment or transfer of any Property that is a lease, license, conveyance or similar contract, (B) contained in asset sale or other asset disposition agreements limiting the transfer of the Property being sold or disposed of pending the closing of such sale or disposition or (C) arising or agreed to in the ordinary course of business, not relating to any Debt, and that do not, individually or in the aggregate, detract from the value of Property of Parent or any Restricted Subsidiary in any manner material to Parent or any Restricted Subsidiary, (vii) any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or Property of such Restricted Subsidiary; provided, however, that the consummation of such transaction would not result in a Default or an Event of Default, that such restriction terminates if such transaction is abandoned and that the consummation or abandonment of such transaction occurs within one year of the date such agreement was entered into, and (viii) any encumbrance or restriction pursuant to the Indentures and the Notes.

        Limitation on Liens.    Parent may not, and may not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist any Lien on or with respect to any Property now owned or acquired after the Issue Date to secure any Debt without making, or causing such Restricted Subsidiary to make, effective provision for securing the Notes (x) equally and ratably with such Debt as to such Property for so long as such Debt will be so secured or (y) in the event such Debt is Debt of the Issuer, Parent or a Restricted Subsidiary that is a Guarantor and such Debt is subordinate in right of payment to the Notes, the Parent Guarantee or the applicable Note Guarantee, prior to such Debt as to such Property for so long as such Debt will be so secured. The holders of such other secured Debt may exclusively control the disposition of the property subject to the Lien.

        The foregoing restrictions shall not apply to: (i) Liens existing on the Issue Date and securing Debt outstanding on the Issue Date or Liens Incurred on or after the Issue Date pursuant to any Credit Facility to secure Debt permitted to be Incurred pursuant to clause (ii) of paragraph (b) under "—Limitation on Consolidated Debt" or clause (ii) of paragraph (b) under "—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries"; (ii) Liens Incurred on or after the Measurement Date securing Debt of Parent or any Restricted Subsidiary (other than the Issuer or any Issuer Restricted Subsidiary) in an amount which, together with the aggregate amount of Debt then outstanding or available under all Credit Facilities (together with all refinancing Debt then outstanding or available pursuant to clause (viii) of paragraph (b) of "—Limitation on Consolidated Debt" or clause (vi) of paragraph (b) of "—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries" in respect of Debt previously Incurred under Credit Facilities), does not exceed 1.5 times Consolidated Cash Flow Available for Fixed Charges of Parent and its Restricted Subsidiaries for the four full fiscal quarters preceding the Incurrence of such Lien for which Parent's consolidated financial statements are available, determined on a pro forma basis as if such Debt had been Incurred and the proceeds thereof had been applied at the beginning of such four fiscal quarters; (iii) Liens in favor of Parent or any Restricted Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of the Debt secured by any such Lien (except to Parent or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Lien by the Issuer thereof; (iv) Liens outstanding on the Issue Date securing Purchase Money Debt and Liens to secure Purchase Money Debt Incurred after the Issue Date pursuant to clause (iii) of paragraph (b) under "—Limitation on Consolidated Debt," provided that any such Lien may not extend to any Property other than the Telecommunications/IS Assets installed, constructed, acquired, leased, developed or improved with the proceeds of such Purchase Money Debt and any improvements or accessions thereto (it being understood that all Debt to any single lender or group of related lenders or outstanding under any single credit facility, and in any case relating to the same group or collection of Telecommunications/IS Assets financed thereby, shall be considered a single Purchase Money Debt, whether drawn at one time or from time to time); (v) Liens to secure Acquired Debt, provided that (a) such Lien attaches to the acquired Property prior to the time of the acquisition of such Property and (b) such Lien does not extend to or cover any other Property; (vi) Liens to secure Debt Incurred to refinance, in whole or in part, Debt secured by any Lien referred to in the foregoing clauses (i), (iv) and (v) or this clause (vi) so long as such Lien does not extend to any other Property (other than improvements and accessions to the original Property) and the principal amount of Debt so secured is not increased except as otherwise permitted under clause (viii) of paragraph (b) of "—Limitation on Consolidated Debt" or clause (vi) of paragraph (b) of "—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries" above; (vii) Liens Incurred on or after the Measurement Date not otherwise permitted by the foregoing clauses (i) through (vi) (but including in the computations of Liens permitted under this clause (vii) Liens existing on the Issue Date which remain existing at the time of computation which are otherwise permitted under clause (i)) securing Debt of Parent or any Restricted Subsidiary (other than the Issuer or any Issuer Restricted Subsidiary) in an aggregate amount not to exceed 5% of Parent's Consolidated Tangible Assets; (viii) Liens on Property of any

Non-Telecommunications Subsidiary; provided, however, that the Incurrence of such Lien does not require the Person Incurring such Lien to secure any Debt of any Person other than a Non-Telecommunications Subsidiary; (ix) Liens granted after the Issue Date pursuant to "—Limitation on Liens" to secure the Notes or the 10 3/4% Notes; provided, however, that no Lien may be granted to secure the 10 3/4% Notes unless a pari passu Lien on the Property subject to such Lien is concurrently granted to secure the Notes and remains in effect for so long as such Lien securing the 10 3/4% Notes; (x) Liens to secure Debt incurred pursuant to clause (viii) of paragraph (b) of "—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries" above; (xi) Liens to secure amounts deposited into an escrow account for the benefit of the holders of the 10 3/4% Notes in connection with the prepayment of the 10 3/4% Proceeds Note by Level 3 LLC; (xii) Liens to secure amounts deposited into an escrow account for the benefit of the holders of the Notes in connection with the prepayment of either of the Offering Proceeds Notes by Level 3 LLC; and (xiii) Permitted Liens.

        Limitation on Sale and Leaseback Transactions.    Parent may not, and may not permit any Restricted Subsidiary to, directly or indirectly, enter into, assume, Guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction, unless (i) Parent or such Restricted Subsidiary would be entitled to Incur (a) Debt in an amount equal to the Attributable Value of the Sale and Leaseback Transaction pursuant to the covenants described under "—Limitation on Consolidated Debt" above or "—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries" above and (b) a Lien pursuant to the covenant described under "—Limitation on Liens" above, equal in amount to the Attributable Value of the Sale and Leaseback Transaction, without also securing the Notes, and (ii) the Sale and Leaseback Transaction is treated as an Asset Disposition and all of the conditions of the Indenture described under "—Limitation on Asset Dispositions" below (including the provisions concerning the application of Net Available Proceeds) are satisfied with respect to such Sale and Leaseback Transaction, treating all of the consideration received in such Sale and Leaseback Transaction as Net Available Proceeds for purposes of such covenant.

        Limitation on Asset Dispositions.    Parent may not, and may not permit any Restricted Subsidiary to, make any Asset Disposition unless: (i) Parent or the Restricted Subsidiary, as the case may be, receives consideration for such disposition at least equal to the Fair Market Value for the Property sold or disposed of as determined by the board of directors of Parent in good faith and evidenced by a resolution of the board of directors of Parent filed with the Trustee; and (ii) at least 75% of the consideration for such disposition consists of cash or Cash Equivalents or the assumption of Debt of the Issuer or any Issuer Restricted Subsidiary (other than Debt of the Issuer that is subordinated to the Notes or Debt of any Issuer Restricted Subsidiary that is subordinated to the Note Guarantee or Offering Proceeds Notes Guarantee of such Issuer Restricted Subsidiary) and release of the Issuer and all Issuer Restricted Subsidiaries from all liability on the Debt assumed (or if less than 75%, the remainder of such consideration consists of Telecommunications/IS Assets); provided, however, that, to the extent such disposition involves Special Assets, all or any portion of the consideration may, at Parent's election, consist of Property other than cash, Cash Equivalents, the assumption of Debt or Telecommunications/IS Assets.

        The Net Available Proceeds (or any portion thereof) from Asset Dispositions may be applied by Parent or a Restricted Subsidiary, to the extent Parent or such Restricted Subsidiary elects (or is required by the terms of any Debt): (1) to the permanent repayment or reduction of Debt then outstanding under any Qualified Credit Facility, to the extent such Qualified Credit Facility would require such application or prohibit payments pursuant to the Offer to Purchase described in the following paragraph (other than Debt owed to Parent or any Affiliate of Parent); or (2) to reinvest in Telecommunications/IS Assets (including by means of an Investment in Telecommunications/IS Assets by a Restricted Subsidiary with Net Available Proceeds received by Parent or another Restricted Subsidiary).

        Any Net Available Proceeds from an Asset Disposition not applied in accordance with the preceding paragraph within 360 days (or, in the case of a disposition of Special Assets identified in clause (a) of the definition thereof in which the Net Available Proceeds exceed $500 million, 540 days) from the date of the receipt of such Net Available Proceeds shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10 million, the Issuer (or, in the case of Debt of Parent required or permitted to be repurchased by Parent, Parent) will be required to make an Offer to Purchase with such Excess Proceeds on a pro rata basis according to principal amount (or, in the case of Debt issued at a discount, the then-Accreted Value) for (x) outstanding Notes of each series, on a pro rata basis with respect to each series of Notes, at a price in cash equal to 100% of the principal amount of the applicable Notes on the purchase date plus accrued and unpaid interest (if any) thereon (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) and (y) any other Debt of the Issuer that is pari passu with the Notes, any Debt of a Guarantor that is pari passu with such Guarantor's Note Guarantee or any Debt of a Restricted Subsidiary that is a subsidiary of the Issuer but not a Guarantor, at a price no greater than 100% of the principal amount thereof plus accrued and unpaid interest (if any) to the purchase date (or 100% of the then-Accreted Value plus accrued and unpaid interest (if any) to the purchase date in the case of original issue discount Debt), to the extent, in the case of this clause (y), required under the terms thereof (other than Debt owed to Parent or any Affiliate of Parent). To the extent there are any remaining Excess Proceeds following the completion of the Offer to Purchase, the Issuer shall apply such Excess Proceeds to the repayment of other Debt of the Issuer or any Restricted Subsidiary that is a subsidiary of the Issuer, to the extent permitted or required under the terms thereof. Any other remaining Excess Proceeds may be applied to any use as determined by Parent which is not otherwise prohibited by the Indenture, and the amount of Excess Proceeds shall be reset to zero.

        The Issuer may not, and may not permit any Issuer Restricted Subsidiary to, sell, transfer, lease or otherwise dispose of any Property to Parent or any Sister Restricted Subsidiary unless (i) the Issuer or such Issuer Restricted Subsidiary receives consideration for such sale, transfer, lease or other disposition at least equal to the Fair Market Value of such Property (which, in the case of the Offering Proceeds Notes or any other intercompany Debt, is the principal amount of such Offering Proceeds Note or such other Debt and any accrued and unpaid interest thereon) and (ii) the consideration consists of either (A) 100% in cash or Cash Equivalents or (B) Debt of Parent or the Restricted Subsidiary to which the Property was transferred that is secured by a Lien on such transferred Property. Parent or the Restricted Subsidiary to which Property was transferred for consideration consisting of Debt that is secured by a Lien on such Property in accordance with clause (ii)(B) of the prior sentence may substitute the Lien on such Property with a Lien on other Property (including any Property owned by the Issuer or an Issuer Restricted Subsidiary) that, as determined by the board of directors of Parent in good faith and evidenced by a resolution of the board of directors of Parent filed with the Trustee upon request of the Trustee, has a Fair Market Value of no less than the Fair Market Value of the Property for which the substitution is made at the time of the substitution. Any such Lien may be second in priority to any Lien on such Property in favor of the lenders under a Qualified Credit Facility. The provisions of this paragraph do not apply to (a) dividends and distributions (other than any dividend or distribution of the Offering Proceeds Notes or any other intercompany Debt), (b) loans or advances and (c) purchases of services or goods.

        Limitation on Issuance and Sales of Capital Stock of Restricted Subsidiaries.    Parent shall at all times own all the issued and outstanding Capital Stock of the Issuer. The Issuer shall at all times own all the issued and outstanding Capital Stock of Level 3 LLC. Parent may not, and may not permit any Restricted Subsidiary to, issue, transfer, convey, sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary or securities convertible or exchangeable into, or options, warrants, rights or any other interest with respect to, Capital Stock of a Restricted Subsidiary to any Person other than Parent or a Restricted Subsidiary except (i) a sale of all of the Capital Stock of such Restricted Subsidiary owned by Parent and any Restricted Subsidiary that complies with the provisions described under "—Limitation on Asset Dispositions" above to the extent such provisions apply, (ii) in a transaction that results in such Restricted Subsidiary becoming a Joint Venture, provided (x) such transaction complies with the provisions described under "—Limitation on Asset Dispositions" above to the extent such provisions apply and (y) the remaining interest of Parent or any other Restricted Subsidiary in such Joint Venture would have been permitted as a new Restricted Payment or Permitted Investment under the provisions of "—Limitation on Restricted Payments" above, (iii) the issuance, transfer, conveyance, sale or other disposition of shares of such Restricted Subsidiary so long as after giving effect to such transaction such Restricted Subsidiary remains a Restricted Subsidiary and such transaction complies with the provisions described under "—Limitation on Asset Dispositions" to the extent such provisions apply, (iv) the transfer, conveyance, sale or other disposition of shares required by applicable law or regulation, (v) if required, the issuance, transfer, conveyance, sale or other disposition of directors' qualifying shares, (vi) Disqualified Stock issued in exchange for, or upon conversion of, or the proceeds of the issuance of which are used to refinance, shares of Disqualified Stock of such Restricted Subsidiary, provided that the amounts of the redemption obligations of such Disqualified Stock shall not exceed the amounts of the redemption obligations of, and such Disqualified Stock shall have redemption obligations no earlier than those required by, the Disqualified Stock being exchanged, converted or refinanced, (vii) in a transaction where Parent or a Restricted Subsidiary acquires at the same time not less than its Proportionate Interest in such issuance of Capital Stock, (viii) Capital Stock issued and outstanding on the Measurement Date, (ix) Capital Stock of a Restricted Subsidiary issued and outstanding prior to the time that such Person becomes a Restricted Subsidiary so long as such Capital Stock was not issued in contemplation of such Person's becoming a Restricted Subsidiary or otherwise being acquired by Parent and (x) an issuance of Preferred Stock of a Restricted Subsidiary (other than Preferred Stock convertible or exchangeable into Common Stock of any Restricted Subsidiary) otherwise permitted by the Indenture.

        Transactions with Affiliates.    Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, sell, lease, transfer, or otherwise dispose of any of its Property to, or purchase any Property from, or enter into any contract, agreement, understanding, loan, advance, Guarantee or transaction (including the rendering of services) with or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction or series of Affiliate Transactions is (i) in the best interest of Parent or such Restricted Subsidiary and (ii) on terms that are no less favorable to Parent or such Restricted Subsidiary than those that would have been obtained in a comparable arm's length transaction by Parent or such Restricted Subsidiary with a Person that is not an Affiliate (or, in the event that there are no comparable transactions involving Persons who are not Affiliates of Parent or the relevant Restricted Subsidiary to apply for comparative purposes, is otherwise on terms that, taken as a whole, Parent has determined to be fair to Parent or the relevant Restricted Subsidiary) and (b) Parent delivers to the Trustee (i) with respect to any Affiliate Transaction or series of Affiliate Transactions involving aggregate payments in excess of $10 million but less than $15 million, a certificate of the chief executive, operating or financial officer of Parent evidencing such officer's determination that such Affiliate Transaction or series of Affiliate Transactions complies with clause (a) above and (ii) with respect to any Affiliate Transaction or series of Affiliate Transactions involving aggregate payments equal to or in excess of $15 million, a board resolution of Parent certifying that such Affiliate Transaction or series of Affiliate Transactions complies with clause (a) above and that such Affiliate Transaction or series of Affiliate Transactions has been approved by the board of directors of Parent, including a majority of the disinterested members of the board of directors; provided, however, that, in the event that there shall not be at least two disinterested members of the board of directors of Parent with respect to the Affiliate Transaction, Parent shall, in addition to such board resolution, file with the Trustee a written opinion from an investment banking firm of national standing in the United States which, in the good faith judgment of the board of directors of Parent, is independent with respect to Parent and its Affiliates and qualified to perform such task, which opinion shall be to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to Parent or such Restricted Subsidiary.

        Notwithstanding the foregoing, the following shall not be deemed Affiliate Transactions: (i) any employment agreement entered into by Parent or any of its Restricted Subsidiaries in the ordinary course of business and consistent with industry practice; (ii) any agreement or arrangement with respect to the compensation of a director or officer of Parent or any Restricted Subsidiary approved by a majority of the disinterested members of the board of directors of Parent and consistent with industry practice; (iii) transactions between or among Parent and its Restricted Subsidiaries; provided, however, that no more than 5% of the Voting Stock (on a fully diluted basis) of any such Restricted Subsidiary is owned by an Affiliate of Parent (other than a Restricted Subsidiary); (iv) Restricted Payments and Permitted Investments permitted by the covenant described under "—Limitation on Restricted Payments" (other than Investments in Affiliates that are not Parent or Restricted Subsidiaries); (v) transactions pursuant to the terms of any agreement or arrangement as in effect on the Measurement Date; and (vi) transactions with respect to wireline or wireless transmission capacity, the lease or sharing or other use of cable or fiber optic lines, equipment, rights-of-way or other access rights, between Parent (or any Restricted Subsidiary) and any other Person; provided, however, that, in the case of this clause (vi), such transaction complies with clause (a) in the immediately preceding paragraph.

        Change of Control Triggering Event.    Within 30 days of the occurrence of both a Change of Control and a Rating Decline with respect to the Floating Rate Notes or the 2013 Notes (a "Change of Control Triggering Event"), the Issuer will be required to make an Offer to Purchase all outstanding Notes of such series at a price in cash equal to 101% of the principal amount of the Notes of such series on the purchase date plus any accrued and unpaid interest (if any) to such purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        A "Change of Control" means the occurrence of any of the following events:

          (A)  if any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the total voting power of the Voting Stock of Parent; provided, however, that the Permitted Holders are the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, in the aggregate of a lesser percentage of the total voting power of the Voting Stock of Parent than such other person or group (for purposes of this clause (A), such person or group shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or

          (B)  the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of (i) Parent and the Restricted Subsidiaries, or (ii) the Issuer and the Issuer Restricted Subsidiaries, in each case considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary of Parent or the Issuer, respectively, or one or more Permitted Holders) shall have occurred; or

          (C)  during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of Parent (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of Parent was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Parent then in office; or

          (D)  the shareholders of Parent or the Issuer shall have approved any plan of liquidation or dissolution of Parent or the Issuer, respectively.

        In the event that the Issuer makes an Offer to Purchase the Notes of a series, the Issuer intends to comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act.

        The existence of the holders' right to require, subject to certain conditions, the Issuer to repurchase Notes of a series upon a Change of Control Triggering Event may deter a third party from acquiring Parent or the Issuer in a transaction that constitutes a Change of Control. If an Offer to Purchase is made, there can be no assurance that the Issuer will have sufficient funds to pay the Purchase Price for all Notes of a series tendered by holders seeking to accept the Offer to Purchase. In addition, instruments governing other Debt of Parent or the Issuer may prohibit the Issuer from purchasing any Notes of a series prior to their Stated Maturity, including pursuant to an Offer to Purchase, or require that such Debt be repurchased upon a Change of Control. Subject to certain exceptions, the Existing Credit Facility requires the Issuer to prepay loans under the Existing Credit Facility within 60 days after the occurrence of a change of control triggering event (as defined in the Existing Credit Facility). In the event that an Offer to Purchase occurs at a time when the Issuer does not have sufficient available funds to pay the Purchase Price for all Notes of a series tendered pursuant to such Offer to Purchase or a time when the Issuer is prohibited from purchasing the Notes of a series (and the Issuer is unable either to obtain the consent of the holders of the relevant Debt or to repay such Debt), an Event of Default would occur under the applicable Indenture. In addition, one of the events that constitutes a Change of Control under the Indentures is a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all of the assets of Parent or the Issuer. The Indentures will be governed by New York law, and there is no established definition under New York law of "substantially all" of the assets of a corporation. Accordingly, if Parent or the Issuer were to engage in a transaction in which it disposed of less than all of its assets, a question of interpretation could arise as to whether such disposition was of "substantially all" of its assets and whether the Issuer was required to make an Offer to Purchase.

        Except as described herein with respect to a Change of Control, the Indentures do not contain any other provisions that permit holders of Notes to require that the Issuer repurchase or redeem Notes in the event of a takeover, recapitalization or similar restructuring.

        Reports.    Whether or not Parent is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, Parent shall file with the Commission the annual reports, quarterly reports and other documents which Parent would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if Parent were subject thereto, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which Parent would have been required to file them. Parent or the Issuer shall also in any event (a) within 15 days of each Required Filing Date (i) transmit by mail to all holders, as their names and addresses appear in the Security Register, without cost to such holders, and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents (without exhibits) which Parent would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act or any successor provisions thereto if Parent were subject thereto and (b) if filing such documents by Parent with the Commission is not permitted under the Exchange Act, promptly upon written request, supply copies of such documents (without exhibits) to any prospective holder.

        Limitation on Designations of Unrestricted Subsidiaries.    Each Indenture will provide that Parent will not designate (1) the Issuer or Level 3 LLC as an Unrestricted Subsidiary or (2) any other Subsidiary of Parent (other than a newly created Subsidiary in which no Investment has previously been made) as an "Unrestricted Subsidiary" under the Indenture (a "Designation") unless:

          (a)   no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

          (b)   immediately after giving effect to such Designation, Parent would be able to Incur $1.00 of Debt under paragraph (a) of "—Limitation on Consolidated Debt;" and

          (c)   Parent would not be prohibited under the applicable Indenture from making an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the portion (proportionate to Parent's equity interest in such Restricted Subsidiary) of the Fair Market Value of the net assets of such Restricted Subsidiary on such date.

        In the event of any such Designation, Parent shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant "—Limitation on Restricted Payments" for all purposes of the applicable Indenture in the Designation Amount; provided, however, that, upon a Revocation of any such Designation of a Subsidiary, Parent shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary of an amount (if positive) equal to (i) Parent's "Investment" in such Subsidiary at the time of such Revocation less (ii) the portion (proportionate to Parent's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such Revocation. At the time of any Designation of any Subsidiary as an Unrestricted Subsidiary, such Subsidiary shall not own any Capital Stock of Parent or any Restricted Subsidiary. Each Indenture will further provide that neither Parent nor any Restricted Subsidiary shall at any time (x) provide credit support for, or a Guarantee of, any Debt of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Debt); provided, however, that Parent or a Restricted Subsidiary may pledge Capital Stock or Debt of any Unrestricted Subsidiary on a nonrecourse basis such that the pledgee has no claim whatsoever against Parent other than to obtain such pledged Capital Stock or Debt, (y) be directly or indirectly liable for any Debt of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Debt which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except in the case of clause (x) or (y) to the extent permitted under "—Limitation on Restricted Payments" and "—Transactions with Affiliates."

        Unless Designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of Parent will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated as a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (a) and (b) of the immediately following paragraph will not be satisfied immediately following such classification. Except as provided in the first sentence of this "—Limitation on Designations of Unrestricted Subsidiaries," no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.

        Each Indenture will further provide that a Designation may be revoked (a "Revocation") by a resolution of the board of directors of Parent delivered to the Trustee, provided that Parent will not make any Revocation unless:

          (a)   no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

          (b)   all Liens and Debt of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred at such time for all purposes of such Indenture.

        All Designations and Revocations must be evidenced by resolutions of the board of directors of Parent delivered to the Trustee (i) certifying compliance with the foregoing provisions and (ii) giving the effective date of such Designation or Revocation, such delivery to the applicable Trustee to occur within 45 days after the end of the fiscal quarter of Parent in which such Designation or Revocation is made (or, in the case of a Designation or Revocation made during the last fiscal quarter of Parent's fiscal year, within 90 days after the end of such fiscal year).

        Limitation on Actions with respect to Existing Intercompany Obligations.    Without the consent of the holders of at least two-thirds in principal amount of the outstanding Floating Rate Notes or 2013 Notes:

          (a)   the Issuer may not forgive or waive or fail to enforce any of its rights under the applicable Offering Proceeds Note, any Offering Proceeds Note Guarantee, the applicable Subordination Agreement or any other agreement with Parent or any Restricted Subsidiary to subordinate a payment obligation on any Debt to the prior payment in full in cash of all obligations with respect to the applicable Offering Proceeds Note or an Offering Proceeds Note Guarantee, and the Issuer and Level 3 LLC may not amend the applicable Offering Proceeds Note in a manner adverse to the holders of the Notes of such series; provided, however, that nothing in this covenant shall compel the Issuer to demand payment under the applicable Offering Proceeds Note or any Offering Proceeds Note Guarantee except during a bankruptcy, insolvency or similar proceeding;

          (b)   in the event Level 3 LLC (or any successor obligor under the applicable Offering Proceeds Note) repays all or a portion of the applicable Offering Proceeds Note, the Issuer must (i) deposit an amount of cash equal to the principal amount of the applicable Offering Proceeds Note then repaid in an escrow account with an unaffiliated financial institution for the benefit of the holders of the Notes of such series, and as security for the prompt and complete payment and performance when due of the Issuer's obligations in respect of the Notes of such series, until such time as the Notes of such series are no longer outstanding or such cash is used pursuant to clause (ii) or (iii) of this paragraph, (ii) redeem Notes of such series having a principal amount equal to the principal amount of such Offering Proceeds Note then repaid in accordance with, and if at such time permitted by, the first paragraph of the section entitled "—Optional Redemption—Floating Rate Notes" or "—Optional Redemption—2013 Notes," as the case may be, or (iii) purchase Notes of such series in the open market having a principal amount equal to the principal amount of such Offering Proceeds Note then repaid; provided, however, that if at any time the principal amount of such Offering Proceeds Note is greater than the principal amount of Notes of such series that remain outstanding, Level 3 LLC (or any successor obligor under such Offering Proceeds Note) may repay or forgive or waive an amount of such Offering Proceeds Note equal to such excess without complying with clause (i), (ii) or (iii) above;

          (c)   Parent may not, and may not permit any Restricted Subsidiary to, provide any Lien on its Property for the benefit of, or any Guarantee (other than a similarly subordinated Guarantee) or other form of credit enhancement in respect of, (i) the Parent Intercompany Note or (ii) any other intercompany note required by clause (vi) of paragraph (b) of the covenant described under "—Limitation on Consolidated Debt" or clause (iv) of paragraph (b) of the covenant described under "—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries" to be subordinated to the prior payment in full in cash of all obligations with respect to the applicable Offering Proceeds Note or an Offering Proceeds Note Guarantee, or take any other action with the purpose or effect of making the Parent Intercompany Note senior to or equal in right of payment with the applicable Offering Proceeds Note;

          (d)   Parent and Level 3 LLC may not amend the terms of the Parent Intercompany Note in a manner adverse to the holders of the Notes of such series, the determination of which shall be made by the board of directors of Parent acting in good faith and shall be evidenced by a resolution of the board of directors of Parent except to permit subordination of Level 3 LLC's obligations under the Parent Intercompany Note to its obligations under a Qualified Credit Facility as described, and to the extent set forth, under "—Subordination of Existing Intercompany Obligations;"

          (e)   Parent, the Issuer and Level 3 LLC may not amend the applicable Subordination Agreement in a manner adverse to the holders of the Notes of such series and Parent or any Restricted Subsidiary and the Issuer may not amend any other agreement between Parent or any Restricted Subsidiary and the Issuer to subordinate a payment obligation on any Debt of Parent or any Restricted Subsidiary to the prior payment in full in cash of all obligations with respect to the applicable Offering Proceeds Note or any Offering Proceeds Note Guarantee, in each case, the determination of which shall be made by the board of directors of Parent acting in good faith and shall be evidenced by a resolution of the board of directors of Parent except to permit subordination of their respective obligations under such Offering Proceeds Note or any Offering Proceeds Note Guarantee to their respective obligations under a Qualified Credit Facility as described, and to the extent set forth, under "—Subordination of Existing Intercompany Obligations"; and

          (f)    Parent may not permit any Restricted Subsidiary to Guarantee the 10 3/4% Notes or the intercompany note issued by Level 3 LLC in respect of the proceeds of the 10 3/4% Notes unless such Restricted Subsidiary concurrently Guarantees the Notes and such Guarantee of the Notes remains in effect for so long as the Guarantee of the 10 3/4% Notes or the related intercompany note; provided, however, that this provision shall not be deemed to be violated by the Guarantee of the 10 3/4% Notes of Level 3 LLC outstanding on the Issue Date.

Mergers, Consolidations and Certain Sales of Assets

        Parent may not, in a single transaction or a series of related transactions, (i) consolidate with or merge into any other Person or Persons or permit any other Person to consolidate with or merge into Parent or (ii) directly or indirectly, transfer, sell, lease, convey or otherwise dispose of all or substantially all its assets to any other Person or Persons unless: (a) in a transaction in which Parent is not the surviving Person or in which Parent transfers, sells, leases, conveys or otherwise disposes of all or substantially all of its assets to any other Person, the successor entity is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the applicable Trustee in form satisfactory to such Trustee, all of Parent's obligations under the applicable Indenture and the Parent Guarantee; (b) immediately before and after giving effect to such transaction and treating any Debt which becomes an obligation of Parent (or the successor entity) or a Restricted Subsidiary as a result of such transaction as having been Incurred by Parent or such Restricted Subsidiary at the time of the transaction, no Default or Event of Default shall have occurred and be continuing under the applicable Indenture; (c) immediately after giving effect to such transaction, the Consolidated Net Worth of Parent (or the successor entity) is equal to or greater than that of Parent immediately prior to the transaction; (d) immediately after giving effect to such transaction and treating any Debt which becomes an obligation of Parent (or the successor entity) or a Restricted Subsidiary as a result of such transaction as having been Incurred by Parent or such Restricted Subsidiary at the time of the transaction, Parent (or the successor entity) could Incur at least $1.00 of additional Debt pursuant to the provisions of the applicable Indenture described in paragraph (a) under "—Certain Covenants—Limitation on Consolidated Debt" above; (e) if, as a result of any such transaction, Property of Parent (or the successor entity) or any Restricted Subsidiary would become subject to a Lien prohibited by the provisions of the applicable Indenture described under "—Certain Covenants—Limitation on Liens" above, Parent or the successor entity to Parent shall have secured the Notes as required by said covenant; (f) in the case of a transfer, sale, lease, conveyance or other disposition of all or substantially all of the assets of Parent, such assets shall have been transferred as an entirety or virtually as an entirety to one Person and such Person shall have complied with all the provisions of this paragraph; and (g) certain other conditions are met. The successor entity shall succeed to, and be substituted for, and may exercise every right and power of Parent under the Indenture and the Parent Guarantee, and the predecessor "Parent," except in the case of a lease, shall be released from all its obligations under the applicable Indenture and the Parent Guarantee.

        The Issuer may not, in a single transaction or a series of related transactions, (i) consolidate or merge into Parent or permit Parent to consolidate with or merge into the Issuer or (ii) except to the extent permitted under "—Certain Covenants—Limitation on Restricted Payments," directly or indirectly, transfer, sell, lease, convey or otherwise dispose of all or substantially all its assets to Parent. Additionally, the Issuer may not, in a single transaction or a series of related transactions, (i) consolidate with or merge into any other Person or Persons or permit any other Person to consolidate with or merge into the Issuer or (ii) (other than, to the extent permitted under "—Certain Covenants—Limitation on Restricted Payments," to a Restricted Subsidiary that is or becomes a Guarantor and an Offering Proceeds Notes Guarantor or to Parent so long as Parent is a Guarantor) directly or indirectly, transfer, sell, lease, convey or otherwise dispose of all or substantially all its assets to any other Person or Persons unless: (a) in a transaction in which the Issuer is not the surviving Person or in which the Issuer transfers, sells, leases, conveys or otherwise disposes of all or substantially all of its assets to any other Person, the successor entity is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the applicable Trustee in form satisfactory to such Trustee, all of the Issuer's obligations under the applicable Indenture; (b) immediately before and after giving effect to such transaction and treating any Debt which becomes an obligation of the Issuer (or the successor entity) or an Issuer Restricted Subsidiary as a result of such transaction as having been Incurred by the Issuer or such Issuer Restricted Subsidiary at the time of the transaction, no Default or Event of Default shall have occurred and be continuing under the applicable Indenture; (c) immediately after giving effect to such transaction, the Consolidated Net Worth of the Issuer (or the successor entity) is equal to or greater than that of the Issuer immediately prior to the transaction; (d) immediately after giving effect to such transaction and treating any Debt which becomes an obligation of the Issuer (or the successor entity) or an Issuer Restricted Subsidiary as a result of such transaction as having been Incurred by the Issuer or such Issuer Restricted Subsidiary at the time of the transaction, the Issuer (or the successor entity) could Incur at least $1.00 of additional Debt pursuant to the provisions of the applicable Indenture described in paragraph (a) under "—Certain Covenants—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries" above; (e) if, as a result of any such transaction, Property of the Issuer (or the successor entity) or any Issuer Restricted Subsidiary would become subject to a Lien prohibited by the provisions of the applicable Indenture described under "—Certain Covenants—Limitation on Liens" above, the Issuer or the successor entity to the Issuer shall have secured the Notes as required by said covenant; (f) in the case of a transfer, sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer, such assets shall have been transferred as an entirety or virtually as an entirety to one Person and such

Person shall have complied with all the provisions of this paragraph; and (g) certain other conditions are met. The successor entity shall succeed to, and be substituted for, and may exercise every right and power of the Issuer under the applicable Indenture, and the predecessor "Issuer," except in the case of a lease, shall be released from all its obligations under the applicable Indenture.

        A Guarantor (other than Parent) may not, in a single transaction or a series of related transactions, (i) consolidate with or merge into any other Person or Persons (other than, with respect to a Guarantor that is an Issuer Restricted Subsidiary, the Issuer or another Guarantor that is an Issuer Restricted Subsidiary, and with respect to a Guarantor that is a Sister Restricted Subsidiary, another Guarantor that is a Sister Restricted Subsidiary or Parent) or permit any other Person (other than, with respect to a Guarantor that is an Issuer Restricted Subsidiary, another Guarantor that is an Issuer Restricted Subsidiary, and with respect to a Guarantor that is a Sister Restricted Subsidiary, Parent or another Guarantor that is a Sister Restricted Subsidiary) to consolidate with or merge into such Guarantor or (ii) except to another Guarantor to the extent permitted under "—Certain Covenants—Limitation on Restricted Payments," directly or indirectly, transfer, sell, lease, convey or otherwise dispose of all or substantially all its assets to any other Person or Persons (other than, with respect to a Guarantor that is an Issuer Restricted Subsidiary, the Issuer or another Guarantor that is an Issuer Restricted Subsidiary, and with respect to a Guarantor that is a Sister Restricted Subsidiary, another Guarantor that is a Sister Restricted Subsidiary or Parent) unless (1) immediately before and after giving effect to such transaction and treating any Debt which becomes an obligation of such Guarantor as a result of such transaction as having been Incurred by such Guarantor at the time of the transaction, no Default or Event of Default shall have occurred and be continuing under the applicable Indenture and (2) either (a) in a transaction in which such Guarantor is not the surviving Person or in which such Guarantor transfers, sells, leases, conveys or otherwise disposes of all or substantially all of its assets to any other Person, the resulting surviving or transferee Person is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the applicable Trustee in form satisfactory to such Trustee, all of such Guarantor's obligations under the applicable Indenture and its Note Guarantee; or (b) such transaction complies with the covenant described under "—Certain Covenants—Limitation on Asset Dispositions" (or Parent certifies in an Officers' Certificate to the applicable Trustee that it will comply with the requirements of such covenant relating to application of the proceeds of such transaction).

        An Offering Proceeds Notes Guarantor may not, in a single transaction or a series of related transactions, (i) consolidate with or merge into any other Person or Persons (other than, with respect to an Offering Proceeds Notes Guarantor that is an Issuer Restricted Subsidiary, the Issuer or another Offering Proceeds Notes Guarantor that is an Issuer Restricted Subsidiary, and with respect to an Offering Proceeds Notes Guarantor that is a Sister Restricted Subsidiary, another Offering Proceeds Notes Guarantor that is a Sister Restricted Subsidiary or Parent) or permit any other Person (other than, with respect to an Offering Proceeds Notes Guarantor that is an Issuer Restricted Subsidiary, another Offering Proceeds Notes Guarantor that is an Issuer Restricted Subsidiary, and with respect to an Offering Proceeds Notes Guarantor that is a Sister Restricted Subsidiary, Parent or another Offering Proceeds Notes Guarantor that is a Sister Restricted Subsidiary) to consolidate with or merge into such Offering Proceeds Notes Guarantor or (ii) except to another Offering Proceeds Notes Guarantors to the extent permitted under "—Certain Covenants—Limitation on Restricted Payments," directly or indirectly, transfer, sell, lease, convey or otherwise dispose of all or substantially all its assets to any other Person or Persons (other than, with respect to an Offering Proceeds Notes Guarantor that is an Issuer Restricted Subsidiary, the Issuer or another Offering Proceeds Notes Guarantor that is an Issuer Restricted Subsidiary, and with respect to an Offering Proceeds Notes Guarantor that is a Sister Restricted Subsidiary, another Offering Proceeds Notes Guarantor that is a Sister Restricted Subsidiary or Parent) unless (1) immediately before and after giving effect to such transaction and treating any Debt which becomes an obligation of such Offering Proceeds Notes Guarantor as a result of such transaction as having been Incurred by such Offering Proceeds Notes Guarantor at the time of the transaction, no Default or Event of Default shall have occurred and be continuing under the applicable Indenture and (2) either (a) in a transaction in which such Offering Proceeds Notes Guarantor is not the surviving Person or in which such Offering Proceeds Notes Guarantor transfers, sells, leases, conveys or otherwise disposes of all or substantially all of its assets to any other Person, the resulting surviving or transferee Person is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume all of such Offering Proceeds Notes Guarantor's obligations under the Offering Proceeds Notes Guarantee and any subordination agreements between the Issuer and such Offering Proceeds Notes Guarantor relating to the Offering Proceeds Notes; or (b) such transaction complies with the covenant described under "—Certain Covenants—Limitation on Asset Dispositions" (or Parent certifies in an Officers' Certificate to the Trustee that it will comply with the requirements of such covenant relating to application of the proceeds of such transaction).

Certain Definitions

        Set forth below is a summary of certain of the defined terms used in the Indentures. Reference is made to the applicable Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

        "Accreted Value" of any Debt issued at a price less than the principal amount at stated maturity, means, as of any date of determination, an amount equal to the sum of (a) the issue price of such Debt as determined in accordance with Section 1273 of the Code or any successor provisions plus (b) the aggregate of the portions of the original issue discount (the excess of the amounts considered as part of the "stated redemption price at maturity" of such Debt within the meaning of Section 1273(a)(2) of the Code or any successor provisions, whether denominated as principal or interest, over the issue price of such Debt) that shall theretofore have accrued pursuant to Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the date of issue of such Debt to the date of determination, minus all amounts theretofore paid in respect of such Debt, which amounts are considered as part of the "stated redemption price at maturity" of such Debt within the meaning of Section 1273(a)(2) of the Code or any successor provisions (whether such amounts paid were denominated principal or interest).

        "Acquired Debt" means, with respect to any specified Person, (i) Debt of any other Person existing at the time such Person merges with or into or consolidates with or becomes a Subsidiary of such specified Person and (ii) Debt secured by a Lien encumbering any Property acquired by such specified Person, which Debt was not incurred in anticipation of, and was outstanding prior to, such merger, consolidation or acquisition.

        "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the covenants described under "—Certain Covenants—Transactions with Affiliates" and "—Limitation on Asset Dispositions" and the definition of "Telecommunications/IS Assets" only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of Parent or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

        "Asset Disposition" means any transfer, conveyance, sale, lease, issuance or other disposition by Parent or any Restricted Subsidiary in one or more related transactions (including a consolidation or merger or other sale of any such Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary of Parent, but excluding a disposition by a Restricted Subsidiary to Parent or a Restricted Subsidiary or by Parent to a Restricted Subsidiary) of (i) shares of Capital Stock or other ownership interests of a Restricted Subsidiary (other than as permitted by clause (v), (vi), (vii) or (ix) of the covenant described under "—Certain Covenants—Limitation on Issuance and Sales of Capital Stock of Restricted Subsidiaries"), (ii) substantially all of the assets of Parent or any Restricted Subsidiary representing a division or line of business or (iii) other Property of Parent or any Restricted Subsidiary outside of the ordinary course of business (excluding any transfer, conveyance, sale, lease or other disposition of equipment that is obsolete or no longer used by or useful to Parent; provided, however, that Parent has delivered to the applicable Trustee an Officers' Certificate stating that such criteria are satisfied); provided in each case that the aggregate consideration for such transfer, conveyance, sale, lease or other disposition is equal to $5 million or more in any 12-month period. The following shall not be Asset Dispositions: (i) Permitted Telecommunications Capital Asset Dispositions that comply with clause (i) of the first paragraph under "—Certain Covenants—Limitation on Asset Dispositions," (ii) when used with respect to Parent, any Asset Disposition permitted pursuant to "—Mergers, Consolidations and Certain Sales of Assets" which constitutes a disposition of all or substantially all of the assets of Parent and the Restricted Subsidiaries taken as a whole, (iii) Receivables sales constituting Debt under Qualified Receivable Facilities permitted to be Incurred pursuant to "—Certain Covenants—Limitation on Consolidated Debt" or "—Certain Covenants—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries" and (iv) any disposition that constitutes a Permitted Investment or a Restricted Payment permitted by the covenant described under "—Certain Covenants—Limitation on Restricted Payments."

        "Attributable Value" means, as to any particular lease under which any Person is at the time liable other than a Capital Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (including any period for which such lease has been extended) as determined in accordance with generally accepted accounting principles, discounted from the last date of such remaining term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capital Lease Obligation with like term in accordance with generally accepted accounting principles. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of penalty, such net amount shall also include the lesser of the amount of such penalty (in which case no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the rent which would otherwise be required to be paid if such lease is not so terminated. "Attributable Value" means, as to a Capital Lease Obligation, the principal amount thereof.

        "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amount under a lease of (or other Debt arrangements conveying the right to use) Property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles (a "Capital Lease"). The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with generally accepted accounting principles.

        "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

        "Cash Equivalents" means (i) Government Securities maturing, or subject to tender at the option of the holder thereof, within two years after the date of acquisition thereof, (ii) time deposits and certificates of deposit of any commercial bank organized in the United States having capital and surplus in excess of $500 million or a commercial bank organized under the law of any other country that is a member of the OECD having total assets in excess of $500 million (or its foreign currency equivalent at the time) with a maturity date not more than one year from the date of acquisition, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with (x) any bank meeting the qualifications specified in clause (ii) above or (y) any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York, (iv) direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing, or subject to tender at the option of the holder thereof, within 90 days after the date of acquisition thereof; provided, however, that at the time of acquisition, the long-term debt of such state, political subdivision or public instrumentality has a rating of A (or higher) from S&P or A-2 (or higher) from Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, then an equivalent rating from such other nationally recognized rating service acceptable to the applicable Trustee), (v) commercial paper issued by the parent corporation of any commercial bank organized in the United States having capital and surplus in excess of $500 million or a commercial bank organized under the laws of any other country that is a member of the OECD having total assets in excess of $500 million (or its foreign currency equivalent at the time), and commercial paper issued by others having one of the two highest ratings obtainable from either S&P or Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, then from such other nationally recognized rating service acceptable to the applicable Trustee) and in each case maturing within one year after the date of acquisition, (vi) overnight bank deposits and bankers' acceptances at any commercial bank organized in the United States having capital and surplus in excess of $500 million or a commercial bank organized under the laws of any other country that is a member of the OECD having total assets in excess of $500 million (or its foreign currency equivalent at the time), (vii) deposits available for withdrawal on demand with a commercial bank organized in the United States having capital and surplus in excess of $500 million or a commercial bank organized under the laws of any other country that is a member of the OECD having total assets in excess of $500 million (or its foreign currency equivalent at the time) and (viii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through (vii).

        "Change of Control" has the meaning set forth under "—Certain Covenants—Change of Control Triggering Event" above.

        "Change of Control Triggering Event" has the meaning set forth under "—Certain Covenants—Change of Control Triggering Event" above.

        "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

        "Consolidated Capital Ratio" means as of the date of determination the ratio of (i) the aggregate amount of Debt of Parent and its Restricted Subsidiaries on a consolidated basis as at the date of determination to (ii) the sum of (a) $2.024 billion, (b) the aggregate net proceeds to Parent from the issuance or sale of any Capital Stock (including Preferred Stock) of Parent other than Disqualified Stock subsequent to the Measurement Date, (c) the aggregate net proceeds from the issuance or sale of Debt of Parent or any Restricted Subsidiary subsequent to the Measurement Date convertible or exchangeable into Capital Stock of Parent other than Disqualified Stock, in each case upon conversion or exchange thereof into Capital Stock of Parent subsequent to the Measurement Date and (d) the after-tax gain on the sale, subsequent to the Measurement Date, of Special Assets to the extent such Special Assets have been sold for cash, Cash Equivalents, Telecommunications/IS Assets or the assumption of Debt of Parent or any Restricted Subsidiary (other than Debt that is subordinated to the Notes or any applicable Note Guarantee or Offering Proceeds Notes Guarantee) and release of Parent and all Restricted Subsidiaries from all liability on the Debt assumed; provided, however, that, for purposes of calculation of the Consolidated Capital Ratio, the net proceeds from the issuance or sale of Capital Stock or Debt described in clause (b) or (c) above shall not be included to the extent (x) such proceeds have been utilized to make a Permitted Investment under clause (i) of the definition thereof or a Restricted Payment or (y) such Capital Stock or Debt shall have been issued or sold to Parent, a Subsidiary of Parent or an employee stock ownership plan or trust established by Parent or any such Subsidiary for the benefit of their employees.

        "Consolidated Cash Flow Available for Fixed Charges" for Parent and its Restricted Subsidiaries or for the Issuer and the Issuer Restricted Subsidiaries for any period means the Consolidated Net Income of Parent and its Restricted Subsidiaries or the Issuer and the Issuer Restricted Subsidiaries, as applicable, for such period increased by the sum of, to the extent reducing such Consolidated Net Income for such period, (i) Consolidated Interest Expense of Parent and its Restricted Subsidiaries or the Issuer and the Issuer Restricted Subsidiaries, as applicable, for such period, plus (ii) Consolidated Income Tax Expense of Parent and its Restricted Subsidiaries or the Issuer and the Issuer Restricted Subsidiaries, as applicable, for such period, plus (iii) consolidated depreciation and amortization expense and any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period) for Parent and its Restricted Subsidiaries or the Issuer and the Issuer Restricted Subsidiaries, as applicable; provided, however, that there shall be excluded therefrom the Consolidated Cash Flow Available for Fixed Charges (if positive) of any Restricted Subsidiary or Issuer Restricted Subsidiary, as applicable (calculated separately for such Restricted Subsidiary or Issuer Restricted Subsidiary in the same manner as provided above for Parent or the Issuer, as applicable) that is subject to a restriction which prevents the payment of dividends or the making of distributions to Parent or another Restricted Subsidiary or to the Issuer or another Issuer Restricted Subsidiary, as applicable, to the extent of such restrictions.

        "Consolidated Income Tax Expense" for Parent and its Restricted Subsidiaries or the Issuer and the Issuer Restricted Subsidiaries for any period means the aggregate amounts of the provisions for income taxes of Parent and its Restricted Subsidiaries or the Issuer and the Issuer Restricted Subsidiaries, as applicable, for such period calculated on a consolidated basis in accordance with generally accepted accounting principles.

        "Consolidated Interest Expense" for Parent and its Restricted Subsidiaries or the Issuer and the Issuer Restricted Subsidiaries for any period means the interest expense included in a consolidated income statement (excluding interest income) of Parent and its Restricted Subsidiaries or the Issuer and the Issuer Restricted Subsidiaries, as applicable, for such period in accordance with generally accepted accounting principles, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the amortization of Debt discounts and issuance costs, including commitment fees; (ii) any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities; (iii) net costs with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements (including fees); (iv) Preferred Stock Dividends (other than dividends paid in shares of Preferred Stock that is not Disqualified Stock) declared and paid or payable; (v) accrued Disqualified Stock Dividends, whether or not declared or paid; (vi) interest on Debt guaranteed by Parent and its Restricted Subsidiaries or the Issuer and the Issuer Restricted Subsidiaries, as applicable; (vii) the portion of any Capital Lease Obligation or Sale and Leaseback

Transaction paid during such period that is allocable to interest expense; (viii) interest Incurred in connection with investments in discontinued operations; and (ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Parent or a Restricted Subsidiary or the Issuer or an Issuer Restricted Subsidiary, as applicable) in connection with Debt Incurred by such plan or trust.

        "Consolidated Net Income" for Parent and its Restricted Subsidiaries or the Issuer and the Issuer Restricted Subsidiaries for any period means the net income (or loss) of Parent and its Restricted Subsidiaries or the Issuer and the Issuer Restricted Subsidiaries, as applicable, for such period determined on a consolidated basis in accordance with generally accepted accounting principles; provided, however, that there shall be excluded therefrom (a) for purposes of the covenant described under "—Certain Covenants—Limitation on Restricted Payments" only, the net income (or loss) of any Person acquired by Parent or a Restricted Subsidiary or the Issuer or an Issuer Restricted Subsidiary, as applicable, in a pooling-of-interests transaction for any period prior to the date of such transaction, (b) the net income (or loss) of any Person that is not a Restricted Subsidiary or an Issuer Restricted Subsidiary, as applicable, except to the extent of the amount of dividends or other distributions actually paid to Parent or a Restricted Subsidiary or to the Issuer or an Issuer Restricted Subsidiary, as applicable, by such Person during such period (except, for purposes of the covenant described under "—Certain Covenants—Limitation on Restricted Payments" only, to the extent such dividends or distributions have been subtracted from the calculation of the amount of Investments to support the actual making of Investments), (c) gains or losses realized upon the sale or other disposition of any Property of Parent or its Restricted Subsidiaries or the Issuer or the Issuer Restricted Subsidiaries, as applicable, that is not sold or disposed of in the ordinary course of business (it being understood that Permitted Telecommunications Capital Asset Dispositions shall be considered to be in the ordinary course of business), (d) gains or losses realized upon the sale or other disposition of any Special Assets, (e) all extraordinary gains and extraordinary losses, determined in accordance with generally accepted accounting principles, (f) the cumulative effect of changes in accounting principles, (g) non-cash gains or losses resulting from fluctuations in currency exchange rates, (h) any non-cash expense related to the issuance to employees or directors of Parent or any Restricted Subsidiary or the Issuer or any Issuer Restricted Subsidiary, as applicable, of (1) options to purchase Capital Stock of Parent or such Restricted Subsidiary or the Issuer or such Issuer Restricted Subsidiary, as applicable, or (2) other compensatory rights; provided, in either case, that such options or rights, by their terms can be redeemed at the option of the holder of such option or right only for Capital Stock, (i) with respect to a Restricted Subsidiary or an Issuer Restricted Subsidiary, as applicable, that is not a Wholly Owned Subsidiary any aggregate net income (or loss) in excess of Parent's or any Restricted Subsidiary's or the Issuer's or any Issuer Restricted Subsidiary's, as applicable, pro rata share of the net income (or loss) of such Restricted Subsidiary or Issuer Restricted Subsidiary, as applicable, that is not a Wholly Owned Subsidiary; provided further that there shall further be excluded therefrom the net income (but not net loss) of any Restricted Subsidiary or any Issuer Restricted Subsidiary, as applicable, that is subject to a restriction which prevents the payment of dividends or the making of distributions to Parent or another Restricted Subsidiary or to the Issuer or another Issuer Restricted Subsidiary, as applicable, to the extent of such restriction, and (j) if the period is the second, third or fourth fiscal quarter of 2003 or the first fiscal quarter of 2004, an aggregate of $293,686,650 for all such quarters (such amount relating to communications revenues recognized by Parent and its Subsidiaries in connection with the amendment in February 2003 of the 1998 Cost Sharing and IRU Agreement with XO Communications).

        "Consolidated Net Worth" of any Person means the stockholders' equity of such Person, determined on a consolidated basis in accordance with generally accepted accounting principles, less amounts attributable to Disqualified Stock of such Person.

        "Consolidated Tangible Assets" of any Person means the total amount of assets (less applicable reserves and other properly deductible items) which under generally accepted accounting principles would be included on a consolidated balance sheet of such Person and its Subsidiaries after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case under generally accepted accounting principles would be included on such consolidated balance sheet.

        "Credit Facilities" means one or more credit agreements, including the Existing Credit Facility, loan agreements or similar facilities, secured or unsecured, providing for revolving credit loans, term loans and/or letters of credit, including any Qualified Receivable Facility, entered into from time to time by Parent and its Restricted Subsidiaries, or Purchase Money Debt, or Debt Incurred pursuant to Capital Lease Obligations, Sale and Leaseback Transactions, or senior secured note issuances, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified, restated or replaced from time to time.

        "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of Property, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of Property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every Capital Lease Obligation of such Person and all Attributable Value in respect of Sale and Leaseback Transactions entered into by such Person, (vi) all obligations to redeem or repurchase Disqualified Stock issued by such Person, (vii) the liquidation preference of any Preferred Stock (other than Disqualified Stock, which is covered by the preceding clause (vi)) issued by any Restricted Subsidiary of such Person, (viii) every obligation under Interest Rate or Currency Protection Agreements of such Person and (ix) every obligation of the type referred to in clauses (i) through (viii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed. The "amount" or "principal amount" of Debt at any time of determination as used herein represented by (a) any Debt issued at a price that is less than the principal amount at maturity thereof, shall be, except as otherwise set forth herein, the Accreted Value of such Debt at such time or (b) in the case of any Receivables sale constituting Debt, the amount of the unrecovered purchase price (that is, the amount paid for Receivables that has not been actually recovered from the collection of such Receivables) paid by the purchaser (other than Parent or a Wholly Owned Restricted Subsidiary of Parent) thereof. The amount of Debt represented by an obligation under an Interest Rate or Currency Protection Agreement shall be equal to (x) zero if such obligation has been Incurred pursuant to clause (x) of paragraph (b) of the covenant described under "—Certain Covenants—Limitation on Consolidated Debt" or clause (viii) of paragraph (b) of the covenant described under "—Certain Covenants—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries" or (y) the notional amount of such obligation if not Incurred pursuant to such clause.

        "Default" means any event, act or condition the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default.

        "Disqualified Stock" of any Person means any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final Stated Maturity of the Notes; provided, however, that any Preferred Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require Parent or the Issuer, respectively, to repurchase or redeem such Preferred Stock upon the occurrence of a change of control occurring prior to the final Stated Maturity of the Notes shall not constitute Disqualified Stock if the change of control provisions applicable to such Preferred Stock are no more favorable to the holders of such Preferred Stock than the provisions applicable to the Notes contained in the covenant described under "—Certain Covenants—Change of Control Triggering Event" and such Preferred Stock specifically provides that Parent or the Issuer, respectively, will not repurchase or redeem any such stock pursuant to such provisions prior to the Issuer's repurchase of such Notes as are required to be repurchased pursuant to the covenant described under "—Certain Covenants—Change of Control Triggering Event."

        "Disqualified Stock Dividends" means all dividends with respect to Disqualified Stock of Parent held by Persons other than a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) applicable to Parent for the period during which such dividends were paid.

        "Domestic Restricted Subsidiary" means any Restricted Subsidiary other than (a) a Foreign Restricted Subsidiary or (b) a Subsidiary of a Foreign Restricted Subsidiary.

        "Event of Default" has the meaning set forth under "—Events of Default" below.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

        "Existing Credit Facility" means the Credit Agreement dated as of December 1, 2004, among the Issuer, Parent, the lenders party thereto and Merrill Lynch Capital Corporation, as Administrative Agent.

        "Existing Notes" means Parent's 2.875% Convertible Senior Notes due 2010 in an aggregate principal amount not to exceed $374 million, 11% Senior Notes due 2008 in an aggregate principal amount not to exceed $78 million, 11 1/4% Senior Notes due 2010 in an aggregate principal amount not to exceed $96 million, 12 7/8% Senior Discount Notes due 2010 in an aggregate principal amount at maturity not to exceed $488 million, 10 3/4% Senior Notes due 2008 in an aggregate principal amount not to exceed €59 million, 11 1/4% Senior Notes due 2010 in an aggregate principal amount not to exceed €123 million, 9 1/8% Senior Notes due 2008 in an aggregate principal amount not to exceed $398 million, 10 1/2% Senior Discount Notes due 2008 in an aggregate principal amount at maturity not to exceed $62 million, 6% Convertible Subordinated Notes due 2009 in an aggregate principal amount not to exceed $362 million, 6% Convertible Subordinated Notes due 2010 in an aggregate principal amount not to exceed $514 million, 9% Convertible Senior Discount Notes due 2013 in an aggregate principal amount not to exceed $254 million, 5 1/4% Convertible Senior Notes due 2011 in an aggregate principal amount not to exceed $345 million, 10% Convertible Senior Notes due 2011 in an aggregate principal amount not to exceed $880 million, 11 1/2% Senior Notes due 2010 in an aggregate principal amount not to exceed $692 million and the Issuer's 10 3/4% Senior Notes due 2011 in an aggregate principal amount not to exceed $500 million.

        "Fair Market Value" means, with respect to any Property, the price that could be negotiated in an arm's length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified in the Indenture, Fair Market Value shall be determined by the board of directors of Parent acting in good faith and shall be evidenced by a resolution of the board of directors of Parent (except in the case of the last paragraph under "—Certain Covenants—Limitation on Asset Dispositions") delivered to the Trustee.

        "Foreign Restricted Subsidiary" means any Restricted Subsidiary that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

        "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

        "Government Securities" means direct obligations of, or obligations fully and unconditionally guaranteed or insured by, the United States of America or any agency or instrumentality thereof for the payment of which obligations or guarantee the full faith and credit of the United States is pledged and which are not callable or redeemable at the issuer's option (unless, for purposes of the definition of "Cash Equivalents" only, the obligations are redeemable or callable at a price not less than the purchase price paid by Parent or the applicable Restricted Subsidiary, together with all accrued and unpaid interest (if any) on such Government Securities).

        "Guarantee" by any Person means any obligation, direct or indirect, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, including any such obligations arising by virtue of partnership arrangements or by agreements to keep-well, (ii) to purchase Property or services or to take-or-pay for the purpose of assuring the holder of such Debt of the payment of such Debt, (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or (iv) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof, in whole or in part (and "Guaranteed," "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

        "Guarantor" means (1) Parent and (2) any other Person that becomes a Guarantor pursuant to the covenants described under "—Certain Covenants—Limitation on Consolidated Debt," "—Certain Covenants—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries," "—Mergers, Consolidations and Certain Sales of Assets" or any other provision of the Indenture.

        "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation including the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt and that neither the accrual of interest nor the accretion of original issue discount shall be deemed an Incurrence of Debt. Debt otherwise incurred by a Person before it becomes a Subsidiary of Parent shall be deemed to have been Incurred at the time at which it becomes a Subsidiary.

        "Interest Rate or Currency Protection Agreement" of any Person means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates or currency exchange rates or indices.

        "Invested Capital" means the sum of (a) $500 million, (b) the aggregate net proceeds received by Parent from the issuance or sale of any Capital Stock, including Preferred Stock, of Parent but excluding Disqualified Stock, subsequent to the Measurement Date, and (c) the aggregate net proceeds from the issuance or sale of Debt of Parent or any Restricted Subsidiary subsequent to the Measurement Date convertible or exchangeable into Capital Stock of Parent other than Disqualified Stock, in each case upon conversion or exchange thereof into Capital Stock of Parent subsequent to the Measurement Date; provided, however, that the net proceeds from the issuance or sale of Capital Stock or Debt described in clause (b) or (c) shall be excluded from any computation of Invested Capital to the extent (i) utilized to make a Restricted Payment or (ii) such Capital Stock or Debt shall have been issued or sold to Parent, a Subsidiary of Parent or an employee stock ownership plan or trust established by Parent or any such Subsidiary for the benefit of their employees.

        "Investment" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, purchase, redemption, retirement or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, or Incurrence of, or payment on, a Guarantee of any obligation of, any other Person; provided, however, that Investments shall exclude commercially reasonable extensions of trade credit. The amount, as of any date of determination, of any Investment shall be the original cost of such Investment, plus the cost of all additions, as of such date, thereto and minus the amount, as of such date, of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be (except to the extent such repaid amount has been included in Consolidated Net Income of Parent and its Restricted Subsidiaries to support the actual making of Restricted Payments), but without any other adjustments for increases or decreases in value, or write-ups, write downs or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such transfer.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P.

        "Issue Date" means the date on which the Offered Notes are initially issued.

        "Issue Date Purchase Money Debt" means Purchase Money Debt outstanding on the Issue Date; provided, however, that the amount of such Purchase Money Debt when Incurred did not exceed 100% of the cost of the construction, installation, acquisition, lease, development or improvement of the applicable Telecommunications/IS Assets.

        "Issue Date Rating" means the respective ratings assigned to the Floating Rate Notes and the 2013 Notes by the Rating Agencies on the Issue Date.

        "Issuer Debt Ratio" means the ratio of (a) the aggregate consolidated principal amount (or, in the case of Debt issued at a discount, the then-Accreted Value) of Debt of the Issuer and the Issuer Restricted Subsidiaries (other than Debt owed to Parent or a Sister Restricted Subsidiary that is subordinated to the Offering Proceeds Notes (if Level 3 LLC is the obligor on such Debt) or to an Offering Proceeds Notes Guarantee of the obligor on such Debt), on a consolidated basis, outstanding as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to the proposed Incurrence of Debt giving rise to such calculation and any other Debt Incurred or repaid since such balance sheet date and the receipt and application of the net proceeds thereof, to (b) the sum of, without duplication, (x) Consolidated Cash Flow Available for Fixed Charges of the Issuer and the Issuer Restricted Subsidiaries for the four full fiscal quarters next preceding such proposed Incurrence of Debt for which consolidated financial statements are available and (y) Consolidated Cash Flow Available for Fixed Charges of Parent and the Sister Restricted Subsidiaries to the extent attributable to Sister Restricted Subsidiaries that are Guarantors for such four full fiscal quarters;

provided, however, that if (A) since the beginning of such four full fiscal quarter period the Issuer, any Issuer Restricted Subsidiary, Parent or any Sister Restricted Subsidiary shall have made one or more Asset Dispositions or an Investment (by merger or otherwise) in any Issuer Restricted Subsidiary or Sister Restricted Subsidiary (or any Person which becomes an Issuer Restricted Subsidiary or a Sister Restricted Subsidiary) or an acquisition, merger or consolidation of Property which constitutes all or substantially all of an operating unit of a business or a line of business, or (B) since the beginning of such period any Person (that subsequently became an Issuer Restricted Subsidiary or a Sister Restricted Subsidiary or was merged with or into the Issuer, any Issuer Restricted Subsidiary or any Sister Restricted Subsidiary since the beginning of such period) shall have made such an Asset Disposition, Investment, acquisition, merger or consolidation, then Consolidated Cash Flow Available for Fixed Charges for such four full fiscal quarter period shall be calculated after giving pro forma effect to such Asset Dispositions, Investments, acquisitions, mergers or consolidations as if such Asset Dispositions, Investments, acquisitions, mergers or consolidations occurred on the first day of such period. For purposes of this definition, whenever "pro forma" effect is to be given to any Asset Disposition, Investment, acquisition, merger or consolidation, the calculations shall be performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the chief financial officer of Parent, except that any such pro forma calculation may include operating expense reductions for such period attributable to the transaction to which pro forma effect is being given (including, without limitation, operating expense reductions attributable to execution or termination of any contract, reduction of costs related to administrative functions, the termination of any employees or the closing (or the approval by the Board of Directors of the closing) of any facility) that have been realized or for which all steps necessary for the realization of which have been taken or are reasonably expected to be taken within twelve months following such transaction, provided, that such adjustments are set forth in an Officers' Certificate which states (i) the amount of such adjustment or adjustments and (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers' Certificate.

        "Issuer Restricted Subsidiaries" means the Subsidiaries of the Issuer that are Restricted Subsidiaries.

        "Joint Venture" means a Person in which Parent or a Restricted Subsidiary holds not more than 50% of the shares of Voting Stock.

        "Lien" means, with respect to any Property, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing and any Sale and Leaseback Transaction). For purposes of this definition the sale, lease, conveyance or other transfer by Parent or any of its Subsidiaries of, including the grant of indefeasible rights of use or equivalent arrangements with respect to, dark or lit communications fiber capacity or communications conduit shall not constitute a Lien. For the sake of clarity, subordination and setoff rights do not constitute Liens.

        "Measurement Date" means April 28, 1998.

        "Moody's" means Moody's Investors Service, Inc. or, if Moody's Investors Service, Inc. shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person; provided, however, that if Moody's Investors Service, Inc. ceases rating debt securities having a maturity at original issuance of at least one year and its ratings business with respect thereto shall not have been transferred to any successor Person, then "Moody's" shall mean any other national recognized rating agency (other than S&P) that rates debt securities having a maturity at original issuance of at least one year and that shall have been designated by the Trustee by a written notice given to the Issuer.

        "Net Available Proceeds" from any Asset Disposition by any Person means cash or cash equivalents received (including amounts received by way of sale or discounting of any note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquirer of Debt or other obligations relating to such Property) therefrom by such Person, net of (i) all legal, title and recording taxes, expenses and commissions and other fees and expenses (including appraisals, brokerage commissions and investment banking fees) Incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Subsidiaries on any Debt which is secured by such Property in accordance with the terms of any Lien upon or with respect to such Property or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or Joint Ventures of such Person as a result of such Asset Disposition and (iv) appropriate amounts to be provided by such Person or any Subsidiary thereof, as the case may be, as a reserve in accordance with generally accepted accounting principles against any liabilities associated with such Property and retained by such Person or any Subsidiary thereof, as the case may be, after such Asset Disposition, including liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, in each case as determined by the board of directors of such Person, in its reasonable good faith judgment evidenced by a resolution of the board of directors filed with the applicable Trustee; provided, however, that any reduction in such reserve within twelve months following the consummation of such Asset Disposition will be, for all purposes of the Indenture and the Notes, treated as a new Asset Disposition at the time of such reduction with Net Available Proceeds equal to the amount of such reduction; provided further, however, that, in the event that any consideration for a transaction (which would otherwise constitute Net Available Proceeds) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, at such time as such portion of the consideration is released to such Person or its Restricted Subsidiary from escrow, such portion shall be treated for all purposes of the Indenture and the Notes as a new Asset Disposition at the time of such release from escrow with Net Available Proceeds equal to the amount of such portion of consideration released from escrow.

        "Non-Telecommunications Subsidiary" means any Issuer Restricted Subsidiary not engaged in any material respect in the Telecommunications/IS Business.

        "Note Guarantee" means an unconditional Guarantee of the due and punctual payment of the principal of and premium, if any, and interest on the Floating Rate Notes or the 2013 Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and all other monetary obligations of the Issuer under the applicable Indenture and the Floating Rate Notes or the 2013 Notes, as the case may be, and the due and punctual performance of all covenants, agreements, obligations and liabilities of the Issuer under or pursuant to the applicable Indenture and the Floating Rate Notes or the 2013 Notes, including the Parent Guarantee.

        "Offer to Purchase" means a written offer (the "Offer") sent by the Issuer by first class mail, postage prepaid, to each holder of Floating Rate Notes or 2013 Notes at its address appearing in the applicable Note Register on the date of the Offer offering to purchase up to the principal amount of Notes of such series specified in such Offer at the purchase price specified in such Offer (as determined pursuant to the applicable Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of Notes of such series within five Business Days after the Expiration Date. The Issuer shall notify the applicable Trustee at least 15 Business Days (or such shorter period as is acceptable to such Trustee) prior to the mailing of the Offer of the obligation to make an Offer to Purchase, and the Offer shall be mailed by the Issuer or, at the Issuer's request, by such Trustee in the name and at the expense of the Issuer. The Offer shall contain information concerning the business of Parent and its Subsidiaries which the Issuer in good faith believes will enable such holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the applicable Trustee pursuant to the applicable Indenture (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in Parent's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Issuer to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Issuer to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein). The Offer shall contain all instructions and materials necessary to enable such holders to tender Notes of such series pursuant to the Offer to Purchase. The Offer shall also state:

          a.     the Section of the Indenture pursuant to which the Offer to Purchase is being made;

          b.     the Expiration Date and the Purchase Date;

          c.     the aggregate principal amount of the outstanding Notes of such series offered to be purchased by the Issuer pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such has been determined pursuant to the section of the applicable Indenture requiring the Offer to Purchase) (the "Purchase Amount");

          d.     the purchase price to be paid by the Issuer for $1,000 aggregate principal amount of Notes of such series accepted for payment (as specified pursuant to the Indenture) (the "Purchase Price");

          e.     that the holder may tender all or any portion of the Notes of such series registered in the name of such holder and that any portion of a Note of such series tendered must be tendered in an integral multiple of $1,000 principal amount;

          f.      the place or places where Notes of such series are to be surrendered for tender pursuant to the Offer to Purchase;

          g.     that any Notes of such series not tendered or tendered but not purchased by the Issuer will continue to accrue interest;

          h.     that on the Purchase Date the Purchase Price will become due and payable upon each Note of such series being accepted for payment pursuant to the Offer to Purchase and that interest thereon, if any, shall cease to accrue on and after the Purchase Date;

          i.      that each holder electing to tender a Note of such series pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Note being, if the Issuer or the applicable Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and such Trustee duly executed by, the holder thereof or his attorney duly authorized in writing);

          j.      that holders will be entitled to withdraw all or any portion of Notes of such series tendered if the Issuer (or the Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Note of such series the holder tendered, the certificate number of the Note the holder tendered and a statement that such holder is withdrawing all or a portion of his tender;

          k.     that (i) if Notes of such series in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer shall purchase all such Notes and (ii) if Notes of such series in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer shall purchase Notes of such series having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased); and

          l.      that in the case of any holder whose Note of such series is purchased only in part, the Issuer shall execute, and the Trustee shall authenticate and deliver to the holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered.

        Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

        "Offering Proceeds Notes Guarantee" means an unconditional Guarantee of the due and punctual payment of the principal of and premium, if any, and interest on either Offering Proceeds Note, when and as due, whether on demand, at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and all other monetary obligations of Level 3 LLC under the applicable Offering Proceeds Note.

        "Offering Proceeds Notes Guarantor" means any Restricted Subsidiary that provides an Offering Proceeds Notes Guarantee pursuant to the covenant described under "—Certain Covenants—Limitation on Consolidated Debt" and "—Certain Covenants—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries" or any other provision of the Indenture.

        "Officers' Certificate" of any Person means a certificate signed by the Chairman of the board of directors of such Person, a Vice Chairman of the board of directors of such Person, the President or a Vice President, and by the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary of such Person and delivered to the applicable Trustee, which shall comply with the applicable Indenture.

        "Opinion of Counsel" means an opinion of counsel acceptable to the applicable Trustee (who may be counsel to Parent or the Issuer, including an employee of Parent or the Issuer).

        "OECD" shall mean the Organization for Economic Cooperation and Development.

        "Parent Guarantee" means the Note Guarantee of Parent.

        "Permitted Holders" means the members of Parent's Board of Directors on the Measurement Date and their respective estates, spouses, ancestors, and lineal descendants, the legal representatives of any of the foregoing and the trustees of any bona fide trusts of which the foregoing are the sole beneficiaries or the grantors, or any Person of which the foregoing "beneficially owns" (as defined in Rule 13d-3 under the Exchange Act) at least 66 2/3% of the total voting power of the Voting Stock of such Person.

        "Permitted Interest Rate or Currency Protection Agreement" of any Person means any Interest Rate or Currency Protection Agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Debt Incurred and not for purposes of speculation and which, in the case of an interest rate agreement, shall have a notional amount no greater than the principal amount at maturity due with respect to the Debt being hedged thereby.

        "Permitted Investments" means (a) Cash Equivalents; (b) investments in prepaid expenses; (c) negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (d) loans, advances or extensions of credit to employees and directors made in the ordinary course of business and consistent with past practice; (e) obligations under Permitted Interest Rate or Currency Protection Agreements; (f) bonds, notes, debentures and other securities received as a result of Asset Dispositions pursuant to and in compliance with "—Certain Covenants—Limitation on Asset Dispositions"; (g) Investments in any Person as a result of which such Person becomes a Restricted Subsidiary; (h) Investments made prior to the Measurement Date; (i) Investments made after the Measurement Date in Persons engaged in the Telecommunications/IS Business in an aggregate amount not to exceed Invested Capital; and (j) additional Investments in an aggregate amount not to exceed $200 million.

        "Permitted Liens" means (a) Liens for taxes, assessments, governmental charges, levies or claims which are not yet delinquent or which are being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with generally accepted accounting principles shall have been made therefor; (b) other Liens incidental to the conduct of Parent's and its Restricted Subsidiaries' businesses or the ownership of its Property not securing any Debt, and which do not in the aggregate materially detract from the value of Parent's and its Restricted Subsidiaries' Property when taken as a whole, or materially impair the use thereof in the operation of its business; (c) Liens, pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of statutory obligations; (d) Liens, pledges or deposits made to secure the performance of tenders, bids, leases, public or statutory obligations, sureties, stays, appeals, indemnities, performance or other similar bonds and other obligations of like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate materially impair the use of Property in the operation of the business of Parent and the Restricted Subsidiaries taken as a whole); (e) zoning restrictions, servitudes, easements, rights-of-way, restrictions and other similar charges or encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of Parent or its Restricted Subsidiaries; and (f) any interest or title of a lessor in the Property subject to any lease other than a Capital Lease.

        "Permitted Telecommunications Capital Asset Disposition" means the transfer, conveyance, sale, lease or other disposition of optical fiber and/or conduit and any related equipment used in a Segment (as defined) of Parent's communications network that (i) constitute capital assets in accordance with generally accepted accounting principles and (ii) after giving effect to such disposition, would result in Parent retaining at least either (A) 24 optical fibers per route mile on such Segment as deployed at the time of such disposition or (B) 12 optical fibers and one empty conduit per route mile on such Segment as deployed at such time. "Segment" means (x) with respect to Parent's intercity network, the through portion of such network between two local networks (i.e., Omaha to Denver) and (y) with respect to a local network of Parent (i.e., Dallas), the entire through portion of such network, excluding the spurs which branch off the through portion.

        "Person" means any individual, corporation, company, partnership, joint venture, limited liability company, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

        "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

        "Preferred Stock Dividends" means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than Parent or the Issuer or a Wholly Owned Restricted Subsidiary of Parent or the Issuer, respectively. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) applicable to the issuer of such Preferred Stock for the period during which such dividends were paid.

        "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to the Indenture, the value of any Property shall be its Fair Market Value.

        "Proportionate Interest" in any issuance of Capital Stock of a Restricted Subsidiary means a ratio (i) the numerator of which is the aggregate amount of all Capital Stock of such Restricted Subsidiary beneficially owned by Parent and the Restricted Subsidiaries and (ii) the denominator of which is the aggregate amount of Capital Stock of such Restricted Subsidiary beneficially owned by all Persons (excluding, in the case of this clause (ii), any Investment made in connection with such issuance).

        "Purchase Money Debt" means Debt (including Acquired Debt and Capital Lease Obligations, mortgage financings and purchase money obligations) incurred for the purpose of financing all or any part of the cost of construction, installation, acquisition, lease, development or improvement by Parent or any Restricted Subsidiary of any Telecommunications/IS Assets of Parent or any Restricted Subsidiary and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

        "Qualified Credit Facility" means one or more credit agreements, loan agreements, or similar facilities, secured or unsecured, providing for revolving credit loans, term loans and/or letters of credit, including any Qualified Receivable Facility, entered into from time to time by Parent and its Restricted Subsidiaries, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified, restated or replaced from time to time, including, without limitation, the Existing Credit Facility.

        "Qualified Receivable Facility" means Debt of Parent or any Subsidiary Incurred from time to time pursuant to either (x) credit facilities secured by Receivables or (y) Receivables purchase facilities, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

        "Rating Agencies" mean Moody's and S&P.

        "Rating Date" means the earlier of the date of public notice of the occurrence of a Change of Control or of the intention of Parent to effect a Change of Control.

        "Rating Decline" shall be deemed to have occurred if, no later than 90 days after the Rating Date (which period shall be extended so long as the rating of the Notes of a series is under publicly announced consideration for possible downgrade by any of the Rating Agencies), either of the Rating Agencies assigns or reaffirms a rating to the Notes of a series that is lower than the applicable Issue Date Rating (or the equivalent thereof). If, prior to the Rating Date, either of the ratings assigned to the Notes of a series by the Rating Agencies is lower than the applicable Issue Date Rating, then a Rating Decline will be deemed to have occurred with respect to the Notes of such series if such rating is not changed by the 90th day following the Rating Date. A downgrade within rating categories, as well as between rating categories, will be considered a Rating Decline. A "Rating Decline" also shall be deemed to have occurred if a Rating Decline (as defined in any indenture governing any of the Existing Notes) shall have occurred in respect of any of the Existing Notes.

        "Receivables" means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money and proceeds and products thereof in each case generated in the ordinary course of business.

        "Restricted Subsidiary" means (a) a Subsidiary of Parent or of a Restricted Subsidiary, including the Issuer, that has not been designated or classified as an Unrestricted Subsidiary pursuant to and in compliance with "—Certain Covenants—Limitation on Designations of Unrestricted Subsidiaries" and (b) an Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary pursuant to such covenant.

        "S&P" means Standard & Poor's Ratings Service or, if Standard & Poor's Ratings Service shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person; provided, however, that if Standard & Poor's Ratings Service ceases rating debt securities having a maturity at original issuance of at least one year and its ratings business with respect thereto shall not have been transferred to any successor Person, then "S&P" shall mean any other nationally recognized rating agency (other than Moody's) that rates debt securities having a maturity at original issuance of at least one year and that shall have been designated by the applicable Trustee by a written notice given to the Issuer.

        "Sale and Leaseback Transaction" of any Person means any direct or indirect arrangement pursuant to which any Property is sold or transferred by such Person or a Restricted Subsidiary of such person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

        "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" of Parent within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

        "Sister Restricted Subsidiary" means a Restricted Subsidiary that is not the Issuer or an Issuer Restricted Subsidiary.

        "Special Assets" means (a) the Capital Stock or assets of RCN Corporation and Commonwealth Telephone Enterprises, Inc. (and any intermediate holding companies or other entities formed solely for the purpose of owning such Capital Stock or assets) owned, directly or indirectly, by Parent or any Restricted Subsidiary on the Measurement Date, and (b) any Property, other than cash, Cash Equivalents and Telecommunications/IS Assets, received as consideration for the disposition after the Measurement Date of Special Assets (as contemplated by the first proviso under "—Certain Covenants—Limitation on Asset Dispositions").

        "Stated Maturity" when used with respect to a Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such Note at the option of the holder thereof upon the happening of any contingency beyond the control of the Issuer or such contingency has occurred).

        "Subordinated Debt", for purposes of the Floating Rate Notes or the 2013 Notes, means Debt of Parent (a) that is not secured by any Lien on or with respect to any Property now owned or acquired after the Measurement Date and (b) as to which the payment of principal of (and premium, if any) and interest and other payment obligations in respect of such Debt shall be subordinate to the prior payment in full in cash of the Parent Guarantee to at least the following extent: (i) no payments of principal of (or premium, if any) or interest on or otherwise due (including by acceleration or for additional amounts) in respect of, or repurchases, redemptions or other retirements of, such Debt

(collectively, "payments of such Debt") may be permitted for so long as any default (after giving effect to any applicable grace periods) in the payment of principal (or premium, if any) or interest on the Floating Rate Notes or the 2013 Notes exists, including as a result of acceleration; (ii) in the event that any other Default exists with respect to the Floating Rate Notes or the 2013 Notes, upon notice by holders of 25% or more in aggregate principal amount of the Notes of such series to the applicable Trustee, such Trustee shall have the right to give notice to Parent and the holders of such Debt (or trustees or agents therefor) of a payment blockage, and thereafter no payments of such Debt may be made for a period of 179 days from the date of such notice; provided, however, that not more than one such payment blockage notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to the Notes during such period; (iii) if payment of such Debt is accelerated when any Floating Rate Notes or 2013 Notes are outstanding, no payments of such Debt may be made until three Business Days after the applicable Trustee receives notice of such acceleration and, thereafter, such payments may only be made to the extent the terms of such Debt permit payment at that time; and (iv) such Debt may not (x) provide for payments of principal of such Debt at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by Parent (including any redemption, retirement or repurchase which is contingent upon events or circumstances but excluding any retirement required by virtue of acceleration of such Debt upon an event of default thereunder), in each case prior to the final Stated Maturity of the Floating Rate Notes or the 2013 Notes or (y) permit redemption or other retirement (including pursuant to an offer to purchase made by Parent) of such other Debt at the option of the holder thereof prior to the final Stated Maturity of the Floating Rate Notes or the 2013 Notes, other than, in the case of clause (x) or (y), any such payment, redemption or other retirement (including pursuant to an offer to purchase made by Parent) which is conditioned upon (A) a change of control of Parent pursuant to provisions substantially similar to those described under "—Certain Covenants—Change of Control Triggering Event" (and which shall provide that such Debt will not be repurchased pursuant to such provisions prior to the Issuer's repurchase of the Floating Rate Notes or the 2013 Notes required to be repurchased by the Issuer pursuant to the provisions described under "—Certain Covenants—Change of Control Triggering Event") or (B) a sale or other disposition of assets pursuant to provisions substantially similar to those described under "—Certain Covenants—Limitation on Asset Dispositions" (and which shall provide that such Debt will not be repurchased pursuant to such provisions prior to the Issuer's repurchase of the Floating Rate Notes or the 2013 Notes required to be repurchased by the Issuer pursuant to the provision described under "—Certain Covenants—Limitation on Asset Dispositions").

        "Subsidiary" of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

        "Telecommunications/IS Assets" means (a) any Property (other than cash, cash equivalents and securities) to be owned by Parent or any Restricted Subsidiary and used in the Telecommunications/IS Business; (b) for purposes of the covenants described under "—Certain Covenants—Limitation on Consolidated Debt," "—Certain Covenants—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries" and "—Certain Covenants—Limitation on Liens" only, Capital Stock of any Person; or (c) for all other purposes of the Indenture, Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Parent or another Restricted Subsidiary from any Person other than an Affiliate of Parent; provided, however, that, in the case of clause (b) or (c), such Person is primarily engaged in the Telecommunications/IS Business.

        "Telecommunications/IS Business" means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (ii) constructing, creating, developing or marketing communications networks, related network transmission equipment, software and other devices for use in a communications business, (iii) computer outsourcing, data center management, computer systems integration, reengineering of computer software for any purpose (including, without limitation, for the purposes of porting computer software from one operating environment or computer platform to another or to address issues commonly referred to as "Year 2000 issues") or (iv) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in (i), (ii) or (iii) above; provided, however, that the determination of what constitutes a Telecommunications/IS Business shall be made in good faith by the board of directors of Parent.

        "10 3/4% Notes" means the Issuer's 10 3/4% Senior Notes due 2011 issued pursuant to the Indenture dated as of October 1, 2003, among the Issuer, Parent and The Bank of New York, as trustee.

        "Unrestricted Subsidiary" means (a) 91 Holding Corp. (the subsidiary that holds indirectly Parent's interests in the SR91 tollroad), Level 3 Finance LLC, Level 3 Finance II LLC, Eldorado Funding LLC, SR 91 Holding LLC, SR91 Corp, SR LP, Express Lanes, Inc., California Private Transportation Company LP, CPTC LLC and 85 Tenth Avenue LLC; (b) any Subsidiary of an Unrestricted Subsidiary; and (c) any Subsidiary of Parent designated as such pursuant to and in compliance with "—Certain Covenants—Limitation on Designations of Unrestricted Subsidiaries" and not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto. For the sake of clarity, actions taken by an Unrestricted Subsidiary will not be deemed to have been taken, directly or indirectly, by Parent or any Restricted Subsidiary.

        "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only for so long as no senior class of securities has such voting power by reason of any contingency.

        "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Voting Stock or other ownership interests (other than directors' qualifying shares) of which shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

Events of Default

        The following will be Events of Default under each Indenture: (a) failure to pay principal of (or premium, if any, on) any Floating Rate Notes or 2013 Notes, as the case may be, when due; (b) failure to pay any interest on any Floating Rate Notes or 2013 Notes, as the case may be, of such series when due, continued for 30 days; (c) default in the payment of principal and interest on Floating Rate Notes or 2013 Notes, as the case may be, required to be purchased pursuant to an Offer to Purchase as described under "—Certain Covenants—Change of Control Triggering Event" when due and payable; (d) failure to perform or comply with the provisions described under "—Mergers, Consolidations and Certain Sales of Assets" and "—Certain Covenants—Limitation on Asset Dispositions;" (e) failure to perform any other covenant or agreement of Parent, the Issuer or any Restricted Subsidiary in the Floating Rate Notes or the 2013 Notes or in the applicable Indenture continued for 60 days after written notice to the Issuer by the applicable Trustee or holders of at least 25% in aggregate principal amount of the outstanding Floating Rate Notes or 2013 Notes; (f) default under the terms of any instrument evidencing or securing Debt of Parent or any Restricted Subsidiary having an outstanding principal amount of not less than $25 million or its foreign currency equivalent at the time individually or in the aggregate which default results in the acceleration of the payment of such indebtedness or constitutes the failure to pay such indebtedness when due (after expiration of any applicable grace period); (g) the rendering of a judgment or judgments against Parent or any Restricted Subsidiary in an aggregate amount in excess of $25 million or its foreign currency equivalent at the time and shall not be waived, satisfied or discharged for any period of 45 consecutive days during which a stay of enforcement shall not be in effect; (h) any Note Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee) or any Guarantor denies or disaffirms its obligations under its Note Guarantee; and (i) certain events of bankruptcy, insolvency or reorganization affecting Parent, the Issuer or any Significant Subsidiary. Subject to the provisions of each Indenture relating to the duties of the applicable Trustee in case an Event of Default shall occur and be continuing, the Trustee will not be under any obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of the applicable Notes, unless such holders shall have offered to the Trustee indemnity reasonably satisfactory to it. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the outstanding Floating Rate Notes or the 2013 Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Floating Rate Notes or the 2013 Notes, respectively.

        If any Event of Default with respect to any of the Floating Rate Notes or the 2013 Notes (other than an Event of Default described in clause (i) above with respect to Parent or the Issuer) shall occur and be continuing, either the applicable Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Floating Rate Notes or the 2013 Notes, as the case may be, may accelerate the maturity of all the Floating Rate Notes or the 2013 Notes; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding Floating Rate Notes or the 2013 Notes, as the case may be, may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the applicable Indenture. If an Event of Default specified in clause (i) above occurs with respect to Parent or the Issuer, all the outstanding Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the applicable Trustee or any holder. For information as to waiver of defaults, see "—Amendment, Supplement and Waiver."

        No holder of any Floating Rate Notes or 2013 Notes will have any right to institute any proceeding with respect to the applicable Indenture or for any remedy thereunder, unless such holder shall have previously given to the applicable Trustee written notice of a continuing Event of Default and unless also the holders of at least 25% in aggregate principal amount of the outstanding Floating Rate Notes or the 2013 Notes, as the case may be, shall have made written request and offered indemnity reasonably satisfactory to such Trustee to institute such proceeding as trustee, and such Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Floating Rate Notes or the 2013 Notes, as the case may be, a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a Note for enforcement of payment of the principal of and premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

        The Issuer shall deliver to the Trustees, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto. Parent and the Issuer also will be required to deliver to the applicable Trustee annually a statement as to the performance by Parent and the Issuer of certain of their obligations under the applicable Indenture and as to any default in such performance.

        Because the Floating Rate Notes and the 2013 Notes are governed by separate indentures, a default in respect of the Floating Rate Notes may not necessarily constitute an event of default with respect to the 2013 Notes and, correspondingly, a default in respect of the 2013 Notes may not necessarily constitute an event of default with respect to the Floating Rate Notes.

Amendment, Supplement and Waiver

        The Issuer, the Guarantors and the applicable Trustee may, at any time and from time to time, without notice to or consent of any holders of the Floating Rate Notes or the 2013 Notes, enter into one or more indentures supplemental to the Floating Rate Notes Indenture or the 2013 Notes Indenture (1) to evidence the succession of another Person to the Issuer, Parent or any other Guarantor and the assumption by such successor of the covenants of the Issuer, Parent or such other Guarantor, respectively, in the applicable Indenture, the applicable Notes and the applicable Note Guarantee; (2) to add to the covenants of Parent, the Issuer or any of their respective Subsidiaries, for the benefit of the holders, or to surrender any right or power conferred upon Parent, the Issuer or any other Guarantor by the applicable Indenture; (3) to add any additional Events of Defaults; (4) to provide for uncertificated Notes in addition to or in place of certificated Notes; (5) to evidence and provide for the acceptance of appointment under the applicable Indenture of a successor Trustee; (6) to secure the Notes; (7) to comply with the Trust Indenture Act or the Securities Act (including Regulation S promulgated thereunder); (8) to add additional Note Guarantees or to release any Guarantors from Note Guarantees as provided by the terms of the applicable Indenture; or (9) to cure any ambiguity in the applicable Indenture, to correct or supplement any provision in the applicable Indenture which may be inconsistent with any other provision therein or to add any other provision with respect to matters or questions arising under the applicable Indenture; provided such actions shall not adversely affect the interests of the holders in any material respect. The Issuer, a Guarantor and the applicable Trustee may, at any time and from time to time, without notice to or consent of any holders of Floating Rate Notes or 2013 Notes, enter into one or more indentures supplemental to the applicable Indenture, or amend one or more indentures supplemental to such Indenture, in each case as set forth in the fifth paragraph under the heading "—Note Guarantees."

        With the consent of the holders of not less than a majority in principal amount of the outstanding Floating Rate Notes or 2013 Notes, the Issuer, the Guarantors and the applicable Trustee may enter into one or more indentures supplemental to the applicable Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Indenture or modifying in any manner the rights of the holders of Floating Rate Notes or 2013 Notes, as applicable; provided, however, that no such supplemental indenture shall, without the consent of the holder of each outstanding Floating Rate Note or 2013 Note, as applicable, (1) change the Stated Maturity of the principal of, or any installment of interest on, any Floating Rate Note or 2013 Note, or reduce the principal amount thereof or the interest thereon that would be due and payable upon the Stated Maturity thereof, or change the place of payment where, or the coin or currency in which, any Floating Rate Note or 2013 Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof; (2) reduce the percentage in principal amount of the outstanding Floating Rate Notes or 2013 Notes, the consent of whose holders is necessary for any such supplemental Indenture or required for any waiver of compliance with certain provisions of the applicable Indenture or certain Defaults thereunder; (3) subordinate in right of payment, or otherwise subordinate, the Floating Rate Notes or the 2013 Notes or any Note Guarantee to any other Debt (other than as set forth in the fifth paragraph under the heading "—Note Guarantees"); (4) except as otherwise required by the applicable Indenture, release any security interest that may have been granted in favor of the holders of the Floating Rate Notes or the 2013 Notes; (5) reduce the premium payable upon the redemption of any Floating Rate Note or 2013 Note nor change the time at which any Floating Rate Note or 2013 Note may be redeemed, as described under "—Optional Redemption"; (6) reduce the premium payable upon a Change of Control Triggering Event or, at any time after a Change of Control Triggering Event has occurred, change the time at which the Offer to Purchase relating thereto must be made or at which the Floating Rate Notes or the 2013 Notes must be repurchased pursuant to such Offer to Purchase; (7) at any time after the Issuer is obligated to make an Offer to Purchase with the Net Available Proceeds from Asset Dispositions, change the time at which such Offer to Purchase must be made or at which the Floating Rate Notes or the 2013 Notes must be repurchased pursuant thereto; (8) make any change in any Note Guarantee that would adversely affect the holders of the Floating Rate Notes or the 2013 Notes (other than as set forth in the fifth paragraph under the heading "—Note Guarantees"); or (9) modify any provision of this paragraph (except to increase any percentage set forth herein); and provided further, however, that without the consent of at least two-thirds in principal amount of the outstanding Floating Rate Notes or 2013 Notes, no such supplemental indenture shall amend the covenant described under "—Certain Covenants—Limitations on Actions with respect to Existing Intercompany Obligations."

        The holders of not less than a majority in principal amount of the outstanding Floating Rate Notes or 2013 Notes may, on behalf of the holders of all the Floating Rate Notes or the 2013 Notes, as applicable, waive any past Default under the applicable Indenture and its consequences, except Default (1) in the payment of the principal of (or premium, if any) or interest on any Floating Rate Note or 2013 Note, (2) in respect of a covenant or provision hereof which under the first proviso to the prior paragraph cannot be modified or amended without the consent of the holder of each outstanding Floating Rate Note or 2013 Note affected, or (3) in respect of the covenant which under the second proviso to the prior paragraph cannot be modified or amended without the consent of at least two-thirds in principal amount of the outstanding Floating Rate Notes or 2013 Notes.

Satisfaction and Discharge of the Indentures, Defeasance

        The Issuer and the Guarantors may terminate their obligations under the applicable Indenture when (i) either (A) all outstanding Floating Rate Notes or 2013 Notes, as the case may be, have been delivered to the applicable Trustee for cancellation or (B) all such Floating Rate Notes or 2013 Notes, as the case may be, not theretofore delivered to the applicable Trustee for cancellation have become due and payable, will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to such Trustee for the giving of notice of redemption by such Trustee in the name and at the expense of the Issuer, and the Issuer has irrevocably deposited or caused to deposited with such Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Floating Rate Notes or the 2013 Notes, as the case may be, not theretofore delivered to such Trustee for cancellation, for principal of (or premium, if any, on), and interest on, such Notes; (ii) the Issuer has paid or caused to be paid all other sums payable by the Issuer under the applicable Indenture; and (iii) the Issuer has delivered an Officers' Certificate and an Opinion of Counsel relating to compliance with the conditions set forth in the applicable Indenture.

        The Issuer, at its election, shall (a) be deemed to have paid and discharged its debt on the Floating Rate Notes or the 2013 Notes, as the case may be, and the applicable Indenture shall cease to be of further effect as to all outstanding Floating Rate Notes or 2013 Notes, as the case may be (except as to (i) rights of registration of transfer, substitution and exchange of the applicable Notes and the Issuer's right of optional redemption, (ii) rights of holders to receive payment of principal of, premium, if any, and interest on such Notes (but not the Purchase Price referred to under "—Certain Covenants—Change of Control Triggering Event" or under "—Certain Covenants—Limitation on Asset Dispositions") and any rights of the holders with respect to such amount, (iii) the rights, obligations and immunities of the applicable Trustee under the applicable Indenture and (iv) certain other specified provisions in the applicable Indenture), or (b) cease to be under any obligation to comply with certain restrictive covenants, including those described under "—Certain Covenants," and terminate the operation of certain Events of Default, after the irrevocable deposit by the Issuer with the applicable Trustee, in trust for the benefit of the holders of Floating Rate Notes or 2013 Notes, as the case may be, at any time prior to the maturity of the Floating Rate Notes or the 2013 Notes, as the

case may be, of (A) money in an amount, (B) Government Securities which through the payment of interest and principal will provide, not later than one day before the due date of payment in respect of the Floating Rate Notes or the 2013 Notes, as the case may be, money in an amount, or (C) a combination thereof, sufficient to pay and discharge the principal of (premium, if any, on), and interest on, the Floating Rate Notes or the 2013 Notes, as the case may be, then outstanding on the dates on which any such payments are due in accordance with the terms of the applicable Indenture and of the Floating Rate Notes or the 2013 Notes, as the case may be. Such defeasance or covenant defeasance shall be deemed to occur only if certain conditions are satisfied, including among other things, delivery by the Issuer to the applicable Trustee of an Opinion of Counsel acceptable to such Trustee to the effect that (i) such deposit, defeasance and discharge will not be deemed, or result in, a taxable event for federal income tax purposes with respect to the applicable holders; and (ii) the Issuer's deposit will not result in the trust relating thereto or such Trustee being subject to regulation under the Investment Company Act of 1940.

Governing Law

        The Indentures, the Notes and the Note Guarantees are governed by the laws of the State of New York, without reference to principles of conflicts of law.

The Trustee

        The Bank of New York is the Trustee under the both the Floating Rate Notes Indenture and the 2013 Notes Indenture. The address of the Trustee is 101 Barclay Street, Floor 8 West, New York, New York 10286.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of the Issuer or the Guarantors, as such, shall have any liability for any obligations of the Issuer or the Guarantors, respectively, under the Notes or the Indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as director, officer, employee, incorporator or stockholder of such Person. By accepting a Note each holder waives and releases all such liability (but only such liability). The waiver and release are part of the consideration for issuance of the Notes. Nevertheless, such waiver may not be effective to waive liabilities under the federal securities laws and it has been the view of the Commission that such a waiver is against public policy.

Transfer and Exchange

        A holder may transfer or exchange Notes in accordance with the applicable Indenture. The Issuer, the Registrar and the applicable Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a holder to pay any taxes and fees required by law or permitted by the applicable Indenture.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion is a summary of the material U.S. federal income tax consequences relevant to the exchange offer and the purchase, ownership and disposition of new notes. This discussion does not purport to be a complete analysis of all potential tax effects. This discussion only applies to holders of notes that are held as capital assets who are exchanging original notes for new notes in the exchange offer.

        This discussion does not describe all of the tax consequences that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as:

  •
  certain financial institutions;

  •
  tax-exempt organizations;

  •
  insurance companies;

  •
  dealers in securities or foreign currencies;

  •
  persons holding notes as part of a hedge or other integrated transaction;

  •
  U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

  •
  partnerships or other entities classified as partnerships for U.S. federal income tax purposes; or

  •
  persons subject to the alternative minimum tax.

        If a partnership holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding notes, you should consult your tax advisor.

        This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. Holders of notes are urged to consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

        Neither the Issuer nor Parent has sought, nor will either of them seek, any rulings from the Internal Revenue Service (the "IRS") with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or that any such position would not be sustained.

        Holders of original notes are urged to consult their own tax advisors with regard to the application of the tax consequences discussed below to their particular situations as well as the application of any state, local, foreign or other tax laws, including gift and estate tax laws.

Exchange Offer

        The exchange of original notes for new notes pursuant to the exchange offer should not constitute a taxable event for U.S. federal income tax purposes. As a result:

  •
  a holder of original notes should not recognize taxable gain or loss as a result of the exchange of original notes for new notes pursuant to the exchange offer;

  •
  the holding period of the new notes should include the holding period of the original notes surrendered in exchange therefor; and

  •
  a holder's adjusted tax basis in the new notes should be the same as such holder's adjusted tax basis in the original notes surrendered in exchange therefor.

Tax Consequences of Holding New Notes: U.S. Holders

        As used herein, "U.S. Holder" means a beneficial owner of a note who or that is for U.S. federal income tax purposes:

  •
  an individual that is a citizen or resident of the United States;

  •
  a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or a political subdivision thereof;

  •
  an estate, the income of which is subject to U.S. federal income tax regardless of its source;

  •
  a trust, if a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons can control all substantial trust decisions, or, if the trust was in existence on August 20, 1996, and has elected to continue to be treated as a U.S. person; or

The term U.S. Holder also includes certain former citizens and residents of the United States.

Interest

        The notes were issued with original issue discount ("OID") in an amount equal to the difference between their stated redemption price at maturity (the sum of all payments to be made on the note other than "qualified stated interest") and their issue price. "Qualified stated interest" is stated interest unconditionally payable as a series of payments (other than in debt instruments of the issuer) at least annually during the entire term of the note and equal to the outstanding principal balance of the note multiplied by a single fixed rate of interest or, subject to certain conditions, based on one or more indices. The stated interest payments on both tranches of notes constitute qualified stated interest.

        A U.S. Holder will be required to include the stated interest payments on the notes in income in accordance with the holder's method of accounting for U.S. federal income tax purposes.

        U.S. Holders will be required to include OID on the notes in income for U.S. federal income tax purposes as it accrues on a constant yield to maturity basis, regardless of such holder's regular method of accounting for U.S. federal income tax purposes, before the receipt of cash payments attributable to this income. Under this method, U.S. Holders of notes will be required to include in income increasingly greater amounts of OID in successive accrual periods. The amount of OID includible in income by a U.S. Holder of a note for a taxable year will be the sum of the daily portions of OID with respect to such note for each day during the taxable year on which the U.S. Holder holds the note. The daily portion is determined by allocating to each day in an "accrual period" a pro rata portion of the OID allocable to the accrual period. The "accrual period" of a note may be of any length and may vary in length over the term of the note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first or last day of an accrual period. The OID allocable to any accrual period will equal the product of the "adjusted issue price" of the note as of the beginning of such accrual period and the note's yield to maturity (determined on the basis of a compounding at the close of each accrual period and properly adjusted for the length of the accrual period), less qualified stated interest allocable to the accrual period. The "adjusted issue price" of a note is equal to its issue price, increased by the accrued OID for each prior accrual period and reduced by any payments made on such note on or before the first day of the accrual period, other than payments of stated interest. A U.S. Holder will not recognize any additional income upon the receipt of any cash attributable to OID on the notes. Information returns must be provided stating the amount of OID accrued on notes held of record by persons other than corporations and other exempt holders.

        A U.S. Holder may make an election to include in gross income all interest that accrues on any note (including stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium) in accordance with a constant yield method based on the compounding of interest (a "constant yield election").

Market Discount

        If a U.S. Holder purchases a new note (or purchased an original note which is exchanged for a new note) for an amount that is less than its adjusted issue price, the amount of the difference will be treated as market discount for U.S. federal income tax purposes, unless this difference is less than a specified de minimis amount.

        A U.S. Holder will be required to treat any payment other than stated interest on, or any gain on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the market discount accrued on the note at the time of the payment or disposition unless this market discount has been previously included in income by the holder pursuant to an election by the holder to include market discount in income as it accrues, or pursuant to a constant yield election by the U.S. Holder as described under "Interest" above. If the note is disposed of in certain nontaxable transactions, accrued market discount will be includible as ordinary income to the U.S. Holder as if such holder had sold the note in a taxable transaction at its then fair market value. In addition, the holder may be required to defer, until the maturity of the note or its earlier disposition (including certain nontaxable transactions), the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry such note.

Acquisition Premium and Amortizable Bond Premium

        A U.S. Holder who purchases a new note (or purchased an original note which is exchanged for a new note) for an amount that is greater than the note's adjusted issue price but less than or equal to the sum of all amounts payable on the note after the purchase date other than payments of stated interest will be considered to have purchased the note at an acquisition premium. Under the acquisition premium rules, the amount of OID that the holder must include in its gross income with respect to the note for any taxable year will be reduced by the portion of acquisition premium properly allocable to that year.

        If a U.S. Holder purchases a new note (or purchased an original note which is exchanged for a new note) for an amount that is greater than the sum of all amounts payable on the note other than stated interest, the holder will be considered to have purchased the note with amortizable bond premium. In general, amortizable bond premium with respect to any note will be equal in amount to the excess of the purchase price over the sum of all amounts payable on the note other than stated interest and the holder may elect to amortize this premium, using a constant yield method, over the remaining term of the note. A U.S. Holder may generally use the amortizable bond premium allocable to an accrual period to offset stated interest required to be included in such holder's income with respect to the note in that accrual period. A U.S. Holder who elects to amortize bond premium must reduce his tax basis in the note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the holder and may be revoked only with the consent of the IRS.

        If a U.S. Holder makes a constant yield election (as described under "Interest" above) for a note with amortizable bond premium, such election will result in a deemed election to amortize bond premium for all of the holder's debt instruments with amortizable bond premium and may be revoked only with the permission of the IRS with respect to debt instruments acquired after revocation.

Sale or Other Taxable Disposition of the Notes

        A U.S. Holder will generally recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note equal to the difference between the amount realized upon the disposition and the U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will be the U.S. Holder's cost therefor, increased by any OID and market discount previously included in income by such holder and reduced (but not below zero) by any amortized bond premium and payments, other than stated interest payments, received with respect to the note. Such recognized gain or loss generally will be capital gain or loss, and if the U.S. Holder is an individual that has held the note for more than one year, such capital gain will generally be subject to taxed at long-term capital gain rates. For these purposes, the amount realized does not include any amount attributable to accrued interest or accrued market discount. Amounts attributable to accrued interest or accrued market discount are taxed as ordinary income as described under "Interest" and "Market Discount" above. A U.S. Holder's ability to deduct capital losses may be limited.

Contingent Payments

        In certain circumstances, the Issuer may be obligated to pay you amounts in excess of the stated interest and principal payable on the notes. The Issuer's obligation to make payments of additional interest upon a change of control or certain redemptions, may implicate the provisions of Treasury regulations relating to "contingent payment debt instruments." The Issuer intends to take the position that the notes should not be treated as contingent payment debt instruments because of these payments. Assuming such position is respected, a U.S. Holder would be required to include in income the amount of any such payments at the time such payments are received or accrued in accordance with such U.S. Holder's method of accounting for U.S. federal income tax purposes. If the IRS successfully challenged this position, and the notes were treated as contingent payment debt instruments because of such payments, U.S. Holders might, among other things, be required to accrue interest income at higher rates than the stated interest rates and OID on the notes and to treat any gain recognized on the sale or other disposition of a note as ordinary income rather than as capital gain. The regulations applicable to contingent payment debt instruments have not been the subject of authoritative interpretation and therefore the scope of the regulations is not certain. Purchasers of notes are urged to consult their tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes.

Information Reporting and Backup Withholding

        Information returns will be filed with the IRS in connection with payments on the notes and the proceeds from a sale or other disposition of the notes. A U.S. Holder will be subject to backup withholding tax on these payments if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder's U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is furnished to the IRS.

Tax Consequences of Holding New Notes: Non-U.S. Holders

        The following discussion is limited to the U.S. federal income tax consequences relevant to a Non-U.S. Holder. For these purposes, a "Non-U.S. Holder" is a beneficial owner of a note that is for U.S. federal income tax purposes:

  •
  an individual who is classified as a nonresident for U.S. federal income tax purposes;

  •
  a foreign corporation; or

  •
  a foreign estate or trust.

        "Non-U.S. Holder" does not include a Holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes. Such a Holder is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of a note.

Interest

        Subject to the discussion of backup withholding below, interest (including OID) paid to a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax, provided that:

  •
  such holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of the Issuer's stock entitled to vote;

  •
  such holder is not a controlled foreign corporation that is related to the Issuer directly or constructively through stock ownership;

  •
  such holder is not a bank receiving interest on a loan entered into in the ordinary course of its trade or business;

  •
  such interest is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States; and

  •
  the Issuer, or its paying agent, receives appropriate documentation (generally an IRS Form W-8BEN or W-8ECI) establishing that the Non-U.S. Holder is not a U.S. person.

        A Non-U.S. Holder that does not qualify for exemption from withholding under the preceding paragraph generally will be subject to withholding of U.S. federal income tax at a 30% rate (or lower applicable treaty rate) on payments of interest (including OID) on the notes.

        If interest (including OID) on the notes is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States, such interest will be subject to U.S. federal income tax on a net income basis at the rate applicable to U.S. persons generally (and, with respect to corporate holders, may also be subject to a 30% branch profits tax). If interest (including OID) is subject to U.S. federal income tax on a net income basis in accordance with these rules, such payments will not be subject to U.S. withholding tax so long as the Non-U.S. Holder provides the Issuer or its paying agent with the appropriate documentation (generally an IRS Form W-8ECI).

Sale or Other Taxable Disposition of the Notes

        Subject to the discussion of backup withholding below, any gain realized by a Non-U.S. Holder on the sale, exchange or redemption of a note generally will not be subject to U.S. federal income tax, unless:

  •
  such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States; or

  •
  the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. federal income tax law applicable to certain expatriates.

Information Reporting and Backup Withholding

        Information returns will be filed with the IRS in connection with payments on the notes. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition and the Non-U.S. Holder may be subject to backup withholding tax on payments on the notes or on the proceeds from a sale or other disposition of the notes. The certification procedures required to claim the exemption from withholding tax on interest and OID described above will satisfy the certification requirements necessary to avoid the backup withholding tax as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. Each of the Issuer and Parent has agreed that, starting on the expiration date and ending on the close of business on the day that is 180 days following the expiration date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until            , 2006, all dealers effecting transactions in the new notes may be required to deliver a prospectus.

        Neither the Issuer nor Parent will receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the expiration date, the Issuer and Parent will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Issuer and Parent have agreed to pay all expenses incident to the exchange offer (other than the expenses of counsel for the holders of the original notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the original notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        Certain legal matters with respect to the legality of the new notes and related guarantees offered hereby will be passed upon for the Issuer by Willkie Farr & Gallagher LLP, New York, New York.

EXPERTS

        The consolidated financial statements of Level 3 Communications, Inc. and subsidiaries as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2005 financial statements refers to a change in accounting for asset retirement obligations in 2003.

        The audited historical consolidated financial statements of WilTel Communications Group, Inc. and subsidiaries as of and for the year ended December 31, 2004, included in Level 3 Communications, Inc.'s Current Report on Form 8-K/A, filed on March 3, 2006, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        Level 3 Communications, Inc., the Issuer's parent company, files annual, quarterly and current reports, proxy statements and other information with the SEC. The Issuer and Parent have also filed a registration statement on Form S-4 to register the new notes being offered in this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information contained in the registration statement. For further information about Level 3 and the new notes offered in this prospectus, you should refer to the registration statement and its exhibits. Parent's SEC filings are also available at the SEC's Internet Web site at http://www.sec.gov. You may also read and copy any documents that Level 3 files with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Level 3's SEC filings can also be read at NASDAQ Operations, 1735 K Street, N.W. Washington, D.C. 20006.

INCORPORATION OF DOCUMENTS BY REFERENCE

        Information filed with the SEC by Parent is "incorporated by reference" in the prospectus. This means that important information can be disclosed to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that Parent later files with the SEC will automatically update and supersede this information. The documents listed below and any future filings made with the SEC by Parent under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the termination of this exchange offer are being incorporated herein by reference:

  •
  Annual Report on Form 10-K, for the fiscal year ended December 31, 2005;

  •
  Quarterly Report on Form 10-Q for fiscal quarter ended March 31, 2006; and

  •
  Current Report on Form 8-K, filed on January 17, 2006, January 30, 2006, March 3, 2006 (filed on Form 8-K/A), March 6, 2006, March 16, 2006, March 21, 2006,

  April 6, 2006, April 19, 2006, May 3, 2006, May 17, 2006, June 1, 2006, June 5, 2006, June 13, 2006, June 16, 2006, June 30, 2006, July 20, 2006, July 26, 2006 and August 3, 2006.

        You may request a copy of these filings at no cost by writing or telephoning Parent at:

    Investor Relations
    Level 3 Communications, Inc.
    1025 Eldorado Boulevard
    Broomfield, Colorado 80021
    Telephone: (720) 888-1000

        No separate financial statements of the Issuer have been included herein. It is not expected that the Issuer will file reports, proxy statements or other information under the Exchange Act with the SEC. You should rely only on the information incorporated by reference or provided in this prospectus. No one else has been authorized to provide you with different information. The Issuer is not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Level 3 Financing, Inc.

        Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final action of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

        In accordance with Section 145 of the DGCL, Article Seventh of the Amended and Restated Certificate of Incorporation (the "Issuer Certificate") of Level 3 Financing, Inc. (the "Issuer") and the Issuer's By-Laws (the "Issuer By-Laws") provide that the Issuer shall indemnify each person who is or was a director, officer or employee of the Issuer (including the heirs, executors, administrators or estate of such person) to the fullest extent permitted under subsections 145(a), (b), and (c) of the DGCL or any successor statute. The indemnification provided by the Issuer Certificate shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or otherwise, as to action in his or her official capacity, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person. The Issuer Certificate further provides that a director of the Issuer shall not be personally liable to the Issuer or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Issuer or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Issuer shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

        Officers and directors of Level 3 Communications, LLC are covered under the same liability insurance policies described under "—Level 3 Communications, Inc." below.

Level 3 Communications, Inc.

        Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final action of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

        In accordance with Section 145 of the DGCL, Article XI of the Restated Certificate of Incorporation (the "Certificate") of Level 3 Communications, Inc. ("Parent") and Parent's By-Laws (the "By-Laws") provide that Parent shall indemnify each person who is or was a director, officer or employee of Parent (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of Parent as director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under subsections 145(a), (b), and (c) of the DGCL or any successor statute. The indemnification provided by the Certificate and the By-Laws shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Expenses (including attorneys' fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Parent. The Certificate further provides that a director of Parent shall not be personally liable to Parent or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Parent or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of Parent shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

        The By-Laws provide that Parent may purchase and maintain insurance on behalf of its directors, officers, employees and agents against any liabilities asserted against such persons arising out of such capacities.

Item 21. Exhibits and Financial Statement Schedules.

  (a)
  Exhibits

Exhibit No.	Description
3.1	Certificate of Incorporation of Level 3 Financing, Inc. (filed as Exhibit 3.1.1 to Level 3 Financing, Inc.'s Form S-4/A filed on June 13, 2005).
3.2	Amended and Restated By-laws of Level 3 Financing, Inc. (filed as Exhibit 3.2 to Level 3 Financing, Inc.'s Form S-4/A filed on June 13, 2005).
3.3
Certificate of Amendment of Restated Certificate of Incorporation of Level 3 Communications, Inc. and Restated Certificate of Incorporation of Level 3 Communications, Inc. (filed as Exhibit 3.(I) to Level 3 Communications, Inc.'s Form 8-K filed on May 17, 2006).
3.4	Amended and Restated By laws of Level 3 Communications, Inc. (filed as Exhibit 3.(II) to Level 3 Communications, Inc.'s Current Report on Form 8-K filed on May 17, 2006).
4.1
Floating Rate Senior Notes Due 2011 Indenture, dated as of March 14, 2006, between Level 3 Communications, Inc., Level 3 Financing, Inc. and The Bank of New York as trustee (filed as Exhibit 4.1 to Level 3 Communications, Inc.'s Current Report on Form 8-K dated March 16, 2006).
4.2
12.25% Senior Notes Due 2013 Indenture, dated as of March 14, 2006, between Level 3 Communications, Inc., Level 3 Financing, Inc. and The Bank of New York as trustee (filed as Exhibit 4.2 to Level 3 Communications, Inc.'s Current Report on Form 8-K dated March 16, 2006).
4.3
Registration Agreement, dated March 14, 2006, between Level 3 Communications, Inc., Level 3 Financing, Inc. and the Initial Purchasers (filed as Exhibit 4.3 to Level 3 Communications, Inc.'s Current Report on Form 8-K filed on March 16, 2006).
4.4
Registration Agreement, dated March 14, 2006, between Level 3 Communications, Inc., Level 3 Financing, Inc. and the Initial Purchasers (filed as Exhibit 4.4 to Level 3 Communications, Inc.'s Current Report on Form 8-K filed March 16, 2006).
4.5
Registration Agreement, dated April 6, 2006, between Level 3 Communications, Inc., Level 3 Financing, Inc. and the Initial Purchasers (filed as Exhibit 4.1 to Level 3 Communications, Inc.'s Current Report on Form 8-K filed April 6, 2006).
5	Opinion of Willkie Farr & Gallagher LLP.
12	Statement Regarding Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 of Level 3 Communications, Inc.'s Form 10-Q filed on May 10, 2006).
23.1	Consent of KPMG LLP.
23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Willkie Farr & Gallagher LLP (included in their opinion filed as Exhibit 5).
24	Powers of Attorney.*
25.1	Form T-1 Statement of Eligibility of the Trustee under the Floating Rate Senior Notes Due 2011 Indenture.*
25.2	Form T-1 Statement of Eligibility of the Trustee under the 12.25% Senior Notes Due 2013 Indenture.*
99.1	Form of Letter of Transmittal.
99.2	Form of Notice of Guaranteed Delivery.
99.3	Form of Letter to Clients.
99.4	Form of Letter to Nominees.

*
Previously filed.

(b)
Financial Statement Schedules:

        All schedules have been omitted because they are not applicable or not required or the required information is included in the financial statements or notes thereto, which are incorporated herein by reference.

Item 22. Undertakings.

        Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrants pursuant to the provisions described under Item 20 above, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        Each undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by such registrant pursuant to Rule 424(b)(1) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Each undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        Each undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado, on the 4th day of August, 2006.

LEVEL 3 FINANCING, INC.
By:	/s/ JAMES Q. CROWE

	Name:	James Q. Crowe
	Title:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date
* James Q. Crowe	Chief Executive Officer and Director	August 4, 2006
* Sunit S. Patel	Group Vice President and Chief Financial Officer (Principal Financial Officer)	August 4, 2006
* Kevin J. O'Hara	President, Chief Operating Officer and Director	August 4, 2006
* Thomas C. Stortz	Executive Vice President, Chief Legal Officer, Secretary and Director	August 4, 2006
* Eric J. Mortensen	Sr. Vice President and Controller (Principal Accounting Officer)	August 4, 2006

        Neil J. Eckstein, by signing his name below, signs this document on behalf of each of the above named persons specified by an asterisk (*), pursuant to a power of attorney duly executed by such persons and filed with the Securities and Exchange Commission in the Registrant's Registration Statement on May 10, 2006.

*By:	/s/ NEIL J. ECKSTEIN Neil J. Eckstein Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado, on the 4th day of August, 2006.

LEVEL 3 COMMUNICATIONS, INC.
By:	/s/ JAMES Q. CROWE

	Name:	James Q. Crowe
	Title:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date
* Walter Scott, Jr.	Chairman of the Board	August 4, 2006
* James Q. Crowe	Chief Executive Officer and Director	August 4, 2006
* Sunit S. Patel	Group Vice President and Chief Financial Officer (Principal Financial Officer)	August 4, 2006
* Eric J. Mortensen	Sr. Vice President and Controller (Principal Accounting Officer)	August 4, 2006
* James O. Ellis, Jr.	Director	August 4, 2006
* Richard R. Jaros	Director	August 4, 2006
* Robert E. Julian	Director	August 4, 2006
* Arun Netravali	Director	August 4, 2006
* John T. Reed	Director	August 4, 2006
* Michael B. Yanney	Director	August 4, 2006

* Albert C. Yates	Director	August 4, 2006

        Neil J. Eckstein, by signing his name below, signs this document on behalf of each of the above named persons specified by an asterisk (*), pursuant to a power of attorney duly executed by such persons and filed with the Securities and Exchange Commission in the Registrant's Registration Statement on May 10, 2006.

*By:	/s/ NEIL J. ECKSTEIN Neil J. Eckstein Attorney-in-fact